Exhibit 10.3

Published CUSIP Numbers: [                    ]
[                    ]

FIVE YEAR CREDIT AGREEMENT
(SYNDICATED FACILITY AGREEMENT)
Dated as of November 17, 2023

among

TOYOTA MOTOR CREDIT CORPORATION,
TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.,
TOYOTA FINANCIAL SERVICES (UK) PLC,
TOYOTA CREDIT DE PUERTO RICO CORP.,
TOYOTA CREDIT CANADA INC.,
TOYOTA KREDITBANK GMBH,
and
TOYOTA FINANCE AUSTRALIA LIMITED (ABN 48 002 435 181)
as the Borrowers,

BNP PARIBAS,
as Administrative Agent, Swing Line Agent and Swing Line Lender
and
The Other Lenders Party Hereto

BNP PARIBAS SECURITIES CORP.,
BOFA SECURITIES, INC.,
CITIBANK, N.A.,
JPMORGAN CHASE BANK, N.A., and
MUFG BANK, LTD.,
as Joint Lead Arrangers and Joint Book Managers

CITIBANK, N.A.,
as Syndication Agent and Swing Line Lender

BANK OF AMERICA, N.A.,
as Syndication Agent and Swing Line Lender

JPMORGAN CHASE BANK, N.A.,
as Syndication Agent and Swing Line Lender

MUFG BANK, LTD.,
as Syndication Agent

TABLE OF CONTENTS

i

v

Schedules

Schedule 2.1	Commitments and Pro Rata Shares
Schedule 9.2	Administrative Agent’s Office, Certain Addresses for Notices

Exhibits

Exhibit A-1	Form of Committed Loan Notice
Exhibit A-2	Form of Swing Line Loan Notice
Exhibit B	Form of Note
Exhibit C	[Reserved]
Exhibit D	Form of Assignment and Assumption

FIVE YEAR CREDIT AGREEMENT

THIS FIVE YEAR CREDIT AGREEMENT (this “Agreement”) dated as of November 17, 2023 is made among TOYOTA MOTOR CREDIT CORPORATION, a California corporation (“TMCC”), TOYOTA MOTOR FINANCE (NETHERLANDS) B.V., a corporation organized under the laws of the Netherlands (“TMFNL”), TOYOTA FINANCIAL SERVICES (UK) PLC, a corporation organized under the laws of England (“TFSUK”), TOYOTA CREDIT DE PUERTO RICO CORP., a corporation organized under the laws of the Commonwealth of Puerto Rico (“TCPR”), TOYOTA CREDIT CANADA INC., a corporation incorporated under the laws of Canada (“TCCI”), TOYOTA KREDITBANK GMBH, a corporation organized under the laws of Germany (“TKG”), TOYOTA FINANCE AUSTRALIA LIMITED, ABN 48 002 435 181, a corporation incorporated under the laws of the Commonwealth of Australia (“TFA” and, together with TMCC, TMFNL, TFSUK, TCPR, TCCI and TKG, the “Borrowers”), each lender from time to time party hereto (collectively, the “Lenders” and, individually, a “Lender”), BNP PARIBAS, as Administrative Agent, Swing Line Agent and Swing Line Lender, BNP PARIBAS SECURITIES CORP. (“BNPP Securities”), BOFA SECURITIES, INC. (“BofA Securities”), CITIBANK, N.A. (“Citibank”), JPMORGAN CHASE BANK, N.A. (“JPMorgan”), and MUFG BANK, LTD. (“MUFG”), as Joint Lead Arrangers and Joint Book Managers, Citibank, BANK OF AMERICA, N.A. (“BofA”) and JPMorgan, as Swing Line Lenders, and Citibank, BofA, JPMorgan and MUFG, as Syndication Agents.

WHEREAS, the Borrowers have requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I

DEFINITIONS

Section 1.1 Definitions. The following terms, as used herein, have the following meanings:

“Administrative Agent” means BNP Paribas, in its capacity as Administrative Agent for the Lenders hereunder, and its successors in such capacity and, as the context requires, includes the Australian Sub-Agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.2 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.

“Administrative Questionnaire” means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrowers) duly completed by such Lender.

Toyota – Five Year Credit Agreement (2023)

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agent-Related Persons” means the Administrative Agent, together with its Affiliates (including, in the case of BNP Paribas in its capacity as the Administrative Agent and a Swing Line Agent, BNPP Securities as an Arranger, BNP Paribas London in its capacity as a Swing Line Agent, BNP Paribas, acting through its Singapore Branch in its capacity as Australian Sub- Agent and a Swing Line Agent), and the officers, directors, employees, agents and attorneys-in- fact of such Persons and Affiliates.

“Aggregate Commitments” means (i) the Commitments of all the Lenders, (ii) when used in relation to the Tranche A Borrowers, the Aggregate Tranche A Commitments, (iii) when used in relation to TCCI, the Aggregate Tranche B Commitments and (iv) when used in relation to the Tranche C Borrower, the Aggregate Tranche C Commitments.

“Aggregate Tranche A Commitments” means the Tranche A Commitments of all the Tranche A Lenders.

“Aggregate Tranche B Commitments” means the Tranche B Commitments of all the Tranche B Lenders; provided that in no event shall the Aggregate Tranche B Commitments exceed US$866,600,000.

“Aggregate Tranche C Commitments” means the Tranche C Commitments of all the Tranche C Lenders; provided that in no event shall the Aggregate Tranche C Commitments exceed US$666,600,000.

“Agreement” means this Credit Agreement.

“Alternative Currency” means each of Euro, Sterling and Canadian Dollars.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in US Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with US Dollars.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

Toyota – Five Year Credit Agreement (2023)

“Applicable Agent” means, with respect to all Tranche A Loans the Administrative Agent, with respect to all Tranche B Loans, the Administrative Agent and with respect to all Tranche C Loans, the Australian Sub-Agent.

“Applicable Margin” means, as of any day, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

Public Debt Rating S&P/Moody’s	Applicable Rate
Level 1 At least AA-/Aa3	0.675%
Level 2 Less than Level 1 but at least A+/A1	0.780%
Level 3 Less than Level 2 but at least A/A2	0.895%
Level 4 Less than Level 3	1.000%

“Applicable Percentage” means, as of any day, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

Public Debt Rating S&P/Moody’s	Applicable Percentage
Level 1 At least AA-/Aa3	0.050%
Level 2 Less than Level 1 but at least A+/A1	0.070%
Level 3 Less than Level 2 but at least A/A2	0.080%
Level 4 Less than Level 3	0.100%

“Applicable Rate” means (i) for Term Rate Loans, SONIA Loans, Swing Line Loans denominated in currencies other than Canadian Dollars, and Tranche C Loans, as of any day, a percentage per annum equal to the Applicable Margin in effect on such day and (ii) for Base Rate Loans, Canadian Prime Rate Loans and Swing Line Loans denominated in Canadian Dollars, a rate per annum that is 100 basis points lower than the rate determined in accordance with the immediately preceding clause (i) (but not less than 0.00% per annum).

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency or Australian Dollars, the local time in the place of settlement for such currency as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

Toyota – Five Year Credit Agreement (2023)

“Applicable Tranche Lenders” means (i) with respect to the Tranche A Commitments or the Tranche A Borrowers, the Tranche A Lenders, (ii) with respect to the Tranche B Commitments or TCCI, the Tranche B Lenders and (iii) with respect to the Tranche C Commitments or the Tranche C Borrower, the Tranche C Lenders.

“Arranger” means any of BNPP Securities, BofA Securities, Citibank, JPMorgan or MUFG, in its capacity as a joint lead arranger and a joint book manager.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D.

“Attorney Costs” means and includes, with respect to the Administrative Agent, all reasonable fees, expenses and disbursements of any law firm or other external counsel and, with respect to any Lender, without duplication, the reasonable allocated cost of internal legal services and all expenses and disbursements of internal counsel.

“Audited Financial Statements” means (i) for TMFNL, the audited statement of financial position of TMFNL as at, or for the fiscal year ended, March 31, 2023 (or such later date for which audited financial statements are delivered pursuant to this Agreement) and the related audited statement of comprehensive income, statement of changes in equity and statement of cash flows for such fiscal year, including the notes thereto, (ii) for TCCI, the audited consolidated statement of financial position of TCCI as at, or for the fiscal year ended March 31, 2023 (or such later date for which audited financial statements are delivered pursuant to this Agreement) and the related consolidated audited statement of income and comprehensive income, consolidated statement of changes in equity and consolidated statement of cash flows for such fiscal year, including the notes thereto, (iii) for TCPR, the audited balance sheet of TCPR for the fiscal year ended March 31, 2023 (or such later date for which audited financial statements are delivered pursuant to this Agreement) and the related consolidated statement of income or operations, shareholders’ equity and cash flows from such fiscal year, including the notes thereto, (iv) for TMCC, the audited consolidated balance sheet of TMCC and its Subsidiaries for the fiscal year ended March 31, 2023 (or such later date for which audited financial statements are delivered pursuant to this Agreement) and the related consolidated statement of income or operations, shareholders’ equity and cash flows for such fiscal year of TMCC and its Subsidiaries, including the notes thereto, (v) for TFSUK and its Subsidiaries, the audited statements of financial position of TFSUK and its Subsidiaries and of TFSUK, in each case, as at, or for the fiscal year ended, March 31, 2023 (or such later date for which audited financial statements are delivered pursuant to this Agreement), the audited consolidated income statement, the audited consolidated and company statements of comprehensive income, the audited consolidated and company statements of changes in equity and the audited consolidated and company statements of cash flows for such financial year of TFSUK and its Subsidiaries, including the notes thereto, (vi) for TKG, the audited balance sheet, management report and auditor’s approval (Jahresabschluss, Lagebericht und Bestätigungsvermerk) of TKG for the fiscal year ended March 31, 2023 (or such later date for which such audited balance sheet, management report and auditor’s approval are delivered pursuant to this Agreement) and the related statement of income or operations and shareholders’ equity for such fiscal year, including the notes thereto (presented in each case on a consolidated basis for TKG) and (vii) for TFA and its Subsidiaries, the audited annual financial statements of TFA for the fiscal year ended March 31, 2023 (or such later date for which audited financial

Toyota – Five Year Credit Agreement (2023)

statements are delivered pursuant to this Agreement) (including a statement of comprehensive income, a statement of financial position, a statement of changes in equity and a statement of cash flows for such fiscal year, and the notes thereto) (presented in each case on a consolidated basis for TFA).

“Australian Business Day” means a day of the year on which banks are not required or authorized by law to close in Sydney, Australia, Singapore or New York, New York.

“Australian Corporations Act” means the Corporations Act 2001 of Australia.

“Australian Dollars” and “A$” each means the lawful money of Australia.

“Australian Reference Bank” means BNP Paribas, Australia Branch, Citibank and MUFG; provided if any of such banks ceases to be a Tranche C Lender, such bank shall also cease to be an Australian Reference Bank, and a successor Australian Reference Bank shall be chosen by the Australian Sub-Agent from the Tranche C Lenders and identified as such by notice from the Australian Sub-Agent to the Tranche C Borrower and the Tranche C Lenders, provided that such designated Tranche C Lender (i) has been approved by the Tranche C Borrower to perform such role (such approval not to be unreasonably withheld) and (ii) has agreed to perform such role.

“Australian Sub-Agent” means BNP Paribas, acting through its Singapore Branch.

“Australian Sub-Agent’s Office” means the applicable Australian Sub-Agent’s address and, as appropriate, account as set forth on Schedule 9.2, or such other address or account as such Australian Sub-Agent may from time to time notify to the Tranche C Borrower and the Tranche C Lenders.

“Australian Swing Line Sublimit” means an amount equal to the least of (a) US$333,300,000, (b) the aggregate Swing Line Commitments of the Swing Line Lenders in respect of Australian Dollars and (c) the Aggregate Commitments. The Australian Swing Line Sublimit is part of, and not in addition to, the Swing Line Sublimit.

“Australian Tax Act” means the Income Tax Assessment Act 1936 of Australia and associated regulations and, where applicable, any replacement legislation including, but not limited to, the Income Tax Assessment Act 1997 of Australia.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

Toyota – Five Year Credit Agreement (2023)

“Bank Bill Rate” means, for an Interest Period for each advance comprising part of the same Borrowing, an interest rate per annum equal to:

(a)  the Australian Bank Bill Swap Reference Rate (Bid) administered by ASX Benchmarks Pty Limited (or any other person which takes up the administration of that rate) (rounded up to 4 decimal places) for the relevant period displayed on page BBSY of the Thomson Reuters Screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters at or about 10:30 a.m. (Sydney time) on the first day of such Interest Period for a period equal to, or most closely approximating, such Interest Period; or

(b)  if the rate described in clause (a) of this definition is not available, the Australian Bank Bill Swap Reference Rate administered by ASX Benchmarks Pty Limited (or any other person which takes over the administration of that rate) (rounded up to 4 decimal places) for the relevant period and displayed (before any correction, recalculation or republication by the administrator) on page BBSW of the Thomson Reuters Screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters; provided that, if such page or service ceases to be available, the Australian Sub-Agent may specify another page or service displaying the relevant rate after consultation with the Tranche C Borrower;

provided further, with respect to clauses (a) and (b) of this definition, if the Bank Bill Rate determined as provided above would be less than zero, such Bank Bill Rate shall instead be deemed for all purposes of this Agreement to be zero.

“Base Rate” means, (a) in respect of Tranche A, for any day, a fluctuating rate per annum equal to the highest of (i) the Federal Funds Rate plus ½ of 1%, (ii) Term SOFR for an assumed Interest Period of one month plus ½ of 1% and (iii) the rate of interest in effect for such day as publicly announced from time to time by BNP Paribas in the United States as its “prime rate”; provided that, if the Base Rate determined as provided above would be less than zero, the Base Rate shall instead be deemed for all purposes of this Agreement to be zero. The “prime rate” is a rate set by BNP Paribas based upon various factors including BNP Paribas’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate and (b) in respect of Tranche B, for any day, the fluctuating rate per annum equal to the highest of the rates determined in accordance with clause (a)(i), clause (a)(ii), and the rate of interest in effect for such day as publicly announced from time to time by BNP Paribas in Canada as its “prime rate” for US Dollars. Any change in such rate announced by BNP Paribas shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan denominated in US Dollars that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in US Dollars.

“Benchmark” has the meaning specified in Section 3.8.

“Benchmark Replacement” has the meaning specified in Section 3.8.

Toyota – Five Year Credit Agreement (2023)

“Benchmark Transition Event” has the meaning specified in Section 3.8.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” means any of TMCC, TMFNL, TFSUK, TCPR, TCCI, TKG or TFA, in its capacity as a borrower under the Tranche A Facility, the Tranche B Facility or the Tranche C Facility, as applicable.

“Borrower Materials” has the meaning specified in Section 6.1.

“Borrowers’ Representative” has the meaning specified in Section 9.2(e).

“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” means (i) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, any of the following: the state where the Administrative Agent’s Office is located, Texas, New York, Chicago and San Juan, Puerto Rico; (ii) if such day relates to any interest rate settings as to a Term Rate Loan or Swing Line Loan denominated in Euro, a TARGET Day; (iii) if such day relates to any interest rate settings as to a SONIA Loan or Swing Line Loan denominated in Sterling, a SONIA Business Day; (iv) if such day relates to any interest rate settings (x) based upon Term CORRA or the Canadian Prime Rate, or (y) as to a Swing Line Loan denominated in Canadian Dollars, a Canadian Business Day; and (v) if such day relates to any Tranche C Loan or Swing Line Loan made in Australian Dollars, an Australian Business Day.

“Canadian Business Day” means a day of the year on which banks are not required or authorized by law to close in Toronto, Ontario or in Montreal, Quebec, Canada or New York, New York.

“Canadian Dollars” and “CDN$” each means the lawful money of Canada.

“Canadian Prime Rate” means, on any day, a fluctuating rate of interest per annum equal to the average of the rates of interest per annum most recently announced by each Canadian Reference Bank as its reference rate of interest for loans made in Canadian Dollars to Canadian customers and designated as such Canadian Reference Bank’s “prime rate” (a Canadian Reference Bank’s “prime rate” being a rate set by such Canadian Reference Bank based upon various factors, including such Canadian Reference Bank’s costs and desired returns and general economic conditions, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate); provided that, if the Canadian Prime Rate determined as provided above would be less than zero, such Canadian Prime Rate shall instead be deemed for all purposes of this Agreement to be zero. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

Toyota – Five Year Credit Agreement (2023)

“Canadian Prime Rate Loan” means a Tranche B Loan denominated in Canadian Dollars that bears interest based on the Canadian Prime Rate.

“Canadian Reference Banks” means BNP Paribas, acting through its Canada Branch, Citibank, N.A., Canadian Branch and The Toronto Dominion Bank.

“Closing Date” means the first date all the conditions precedent in Section 4.1 are satisfied or waived in accordance with Section 4.1 (or, in the case of Section 4.1(b), waived by the Person entitled to receive the applicable payment).

“Code” means the Internal Revenue Code of 1986, as amended and any successor statute.

“Commitment” means, as to each Lender, its Tranche A Commitment, its Tranche B Commitment or its Tranche C Commitment, as applicable.

“Commitment Cap” means, as to each Lender, the amount set opposite its name on Schedule 2.1 as such Lender’s “Commitment Cap” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and Tranche and, in the case of Term Rate Loans or Tranche C Loans, having the same Interest Period, made by each of the appropriate Lenders pursuant to Section 2.1.

“Committed Loan” means a Committed Tranche A Loan, a Committed Tranche B Loan or a Committed Tranche C Loan, or any of the foregoing, as the context requires.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other or (c) a continuation of Term Rate Loans, pursuant to Section 2.2(a), which, if in writing, shall be substantially in the form of Exhibit A-1.

“Committed Tranche A Loan” means a loan made by a Tranche A Lender pursuant to Section 2.1(a).

“Committed Tranche B Loan” means a loan made by a Tranche B Lender pursuant to Section 2.1(b).

“Committed Tranche C Loan” means a loan made by a Tranche C Lender pursuant to Section 2.1(c).

“Conforming Changes” means, with respect to either the use or administration of Term SOFR, Term CORRA, Daily Simple SONIA, SONIA or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “SONIA Business Day,” the definition of “Canadian Business Day”, the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment,

Toyota – Five Year Credit Agreement (2023)

conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consenting Lenders” has the meaning specified in Section 2.13(b).

“Consolidated Subsidiary” means, with respect to any Person, at any date any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

“Control” has the meaning specified in the definition of “Affiliate.”

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Credit Party” has the meaning specified in Section 8.12.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day “SOFR Determination Date”) that is five U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) zero. If by 4:00 p.m. (Central time) on the second U.S. Government Securities Business Day immediately following any SOFR Determination Date, the SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Transition Event with respect to the Daily Simple SOFR has not occurred, then the SOFR for such SOFR Determination Date will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers.

“Daily Simple SONIA” means, for any day (a “SONIA Interest Day”), a rate per annum equal to the greater of (a) SONIA for the day that is five SONIA Business Days prior to (i) if such SONIA Interest Day is a SONIA Business Day, such SONIA Interest Day or (ii) if such SONIA Interest Day is not a SONIA Business Day, the SONIA Business Day immediately preceding such SONIA Interest Day and (b) zero.

Toyota – Five Year Credit Agreement (2023)

“Debtor Relief Law” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s ratable portion of the aggregate outstanding principal amount of the Loans of all Lenders (calculated as if all Defaulting Lenders had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans actually funded by such Defaulting Lender.

“Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Defaulted Loan and ending on the earlier of the following dates: (i) the date on which (a) the Default Excess with respect to such Defaulting Lender has been reduced to zero (whether by the funding of any Defaulted Loan by such Defaulting Lender or by the non-pro-rata application of any prepayment pursuant to Section 2.17) and (b) such Defaulting Lender shall have delivered to TMCC, the applicable Borrower and the Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments; and (ii) the date on which TMCC, the applicable Borrower, the Administrative Agent and the Required Lenders waive in writing all defaults relating to the failure of such Defaulting Lender to fund.

“Default Rate”, with respect to any Loan, means an interest rate equal to the interest rate (including the Applicable Rate) otherwise applicable to such Loan plus 2% per annum, to the fullest extent permitted by applicable Laws.

“Defaulted Loan” means any Loan that a Defaulting Lender has failed to make.

“Defaulting Lender” means, subject to Section 2.17(c), any Lender that (a) has failed to fund any portion of the Committed Loans (unless such Lender notifies the Administrative Agent and the applicable Borrower in writing that such position is based on such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied) or participations in Swing Line Loans required to be funded by it hereunder within two Business Days of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, and such failure is continuing, unless the subject of a good faith dispute, (c) has notified any Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally

Toyota – Five Year Credit Agreement (2023)

under other agreements in which it commits to extend credit, (d) has failed, within three Business Days after written request by the Administrative Agent or any Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Committed Loans and participations in Swing Line Loans required to be funded by it hereunder, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt of such certification in form and substance reasonably satisfactory to the Administrative Agent and such Borrower, or (e) is or becomes (or whose parent company is or becomes) (i) the subject of a bankruptcy, insolvency, receivership or conservatorship proceeding or (ii) the subject of a Bail- In Action; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any ownership interest in such Lender or parent company thereof or the exercise of control over a Lender or parent company thereof by a governmental authority or instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority) to reject, repudiate, disavow or disaffirm any contracts or arrangements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(c)) upon delivery of written notice of such determination to the Borrowers, each Swing Line Lender and each Lender.

“Designated Person” means a person or entity named as a “Specially Designated National and Blocked Person” on the most current list published by OFAC at its official website, or any replacement website or a person or entity similarly named on any Sanctions-related list officially published by the Australian Federal Government, the United Nations Security Council, the European Union, the Federal Republic of Germany or the United Kingdom, or in each case on any replacement official publication of such list.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in US Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency or Australian Dollars, the equivalent amount thereof in US Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of US Dollars with such currency.

“DTTP Filing” means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by TFSUK, which (i) where it relates to a UK Treaty Lender or US LLC Lender which becomes party hereto on the date hereof, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in Schedule 2.1, and is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or (ii) where it relates to a UK Treaty Lender or US LLC Lender that is an Eligible Assignee and becomes a party hereto after the date hereof, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant Assignment and Assumption, and is filed with HM Revenue & Customs within 30 days of the date of that Assignment and Assumption.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described

Toyota – Five Year Credit Agreement (2023)

in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” has the meaning specified in Section 9.7(i).

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means any and all Laws relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means any Borrower organized under the laws of the United States or any State thereof, the District of Columbia or Puerto Rico, any Subsidiary of such Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Borrower, or any such Subsidiary, are treated as a single employer under Section 414 of the Code.

“€STR” means the Euro Short Term Rate as administered by the European Central Bank (or any other Person which takes over the administration of that rate, the “€STR Administrator”) displayed on the €STR Administrator’s website, currently at http://www.ecb.europa.eu, or any successor source for €STR identified as such by the €STR Administrator from time to time on the Business Day preceding the date of determination; provided, that if €STR determined as provided above would be less than zero, €STR shall instead be deemed for all purposes of this Agreement to be zero. If on any day €STR has not been published on the €STR Administrator’s website, then €STR for such day will be €STR as published in respect of the first preceding Business Day for which €STR was published on the €STR Administrator’s website.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR” has the meaning specified in the definition of “Term Rate”.

Toyota – Five Year Credit Agreement (2023)

“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Event of Default” has the meaning set forth in Section 7.1.

“Exempt Lender” means a Tranche A Lender that is any of the following: (i) a Lender organized under the Laws of Puerto Rico, (ii) a Lender organized under the Laws of a jurisdiction other than Puerto Rico that is engaged in the conduct of a trade or business in Puerto Rico, or (iii) a Lender organized under the Laws of a jurisdiction other than Puerto Rico that is not engaged in the conduct of a trade or business in Puerto Rico and that is not a “related person” to TCPR, as such term is defined in Sections 1062.11(a)(4) and 1092.01(a)(3) of the Puerto Rico Code.

“Existing Credit Facilities” means (a) the 364 Day Credit Agreement dated as of November 18, 2022 among TMCC, TMFNL, TFSUK, TCPR, TCCI, TKG and TFA, the financial institutions from time to time party thereto as lenders and BNP Paribas, as administrative agent, and (b) the Three Year Credit Agreement dated as of November 18, 2022, among TMCC, TMFNL, TFSUK, TCPR, TCCI, TKG and TFA, the financial institutions from time to time party thereto as lenders and BNP Paribas, as administrative agent, and (c) the Five Year Credit Agreement dated as of November 18, 2022, among TMCC, TMFNL, TFSUK, TCPR, TCCI, TKG and TFA, the financial institutions from time to time party thereto as lenders and BNP Paribas, as administrative agent.

“Extension Date” has the meaning specified in Section 2.13(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements with respect thereto and any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the U.S. and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to BNP Paribas on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means the fee letters, if any, among TMCC, the Administrative Agent and any Arranger, entered into in connection with this Agreement.

“FEMA” has the meaning set forth in Section 5.11.

“Foreign Lender” has the meaning set forth in Section 9.15(a)(i).

Toyota – Five Year Credit Agreement (2023)

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“GAAP” means, (i) in the case of TMCC and TCPR, generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Statements and Interpretations of the Financial Accounting Standards Board, FASB Staff Positions, Accounting Research Bulletins and Accounting Principles Board Opinions of the American Institute of Certified Public Accountants or agencies with similar functions of comparable stature and authority within the U.S. accounting profession, which are applicable to the circumstances as of the date of determination, including the FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, (ii) in the case of TCCI, International Financial Reporting Standards as issued by the International Accounting Standards Board, (iii) in the case of TMFNL, International Financial Reporting Standards and interpretations issued by the International Financial Reporting Interpretations Committee, as adopted by the European Union and also in accordance with the statutory provisions of Part 9, Book 2 of the Dutch Civil Code, (iv) in the case of TFSUK, United Kingdom-adopted international accounting standards and the requirements of the United Kingdom Companies Act 2006, (v) in the case of TFA, the Australian Accounting Standards and Interpretations issued by the Australian Accounting Standards Board and the Australian Corporations Act 2001; and (vi) in the case of any other Borrower to which United States generally accepted accounting principles are not applicable, accounting principles generally accepted in the country in which such Borrower is organized, as adopted, recommended or declared by the applicable accounting board or similar entity regularly determining such matters in such country, consistently applied.

“Governmental Authority” means any nation or government, any state, provincial or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, central bank, intergovernmental or supranational body or other entity exercising executive, legislative, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Indemnified Liabilities” has the meaning set forth in Section 9.5.

“Indemnitees” has the meaning set forth in Section 9.5.

“Interest Payment Date” means, (a) as to any Term Rate Loan or Tranche C Loan, the last day of each Interest Period applicable to such Loan and the Revolving Maturity Date; provided, however, that if any Interest Period for a Term Rate Loan or Tranche C Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Committed Loan, any Canadian Prime Rate Loan or any Swing Line Loan, the last Business Day of each March, June, September and December, and, in each case, the Revolving Maturity Date applicable to the Lender of such Loan; and (c) as to any SONIA Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (provided that (i) if any such date would be a day other than a Business Day, such date shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such date shall be the next preceding Business Day, (ii) the Interest Payment Date with respect to any Borrowing that occurs on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in any applicable calendar month) shall be the last Business Day of any such succeeding applicable calendar month, and (iii) the date of a

Toyota – Five Year Credit Agreement (2023)

Borrowing of any SONIA Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Borrowing) and the Revolving Maturity Date applicable to the Lender of such Loan.

“Interest Period” means, (a) as to each Term Rate Loan denominated in US Dollars, the period commencing on the date such Loan is disbursed or converted to or continued as a Term Rate Loan and ending on the date one, three or six months thereafter, (b) as to each Term Rate Loan denominated in Canadian Dollars, the period commencing on the date such Loan is disbursed or converted to or continued as a Term Rate Loan and ending on the date one or three months thereafter, as selected by the applicable Borrower in its Committed Loan Notice, (c) as to each Term Rate Loan denominated in Euro, the period commencing on the date such Loan is disbursed or converted to or continued as a Term Rate Loan and ending on the date one, three or six months thereafter, as selected by the applicable Borrower in its Committed Loan Notice, (d) as to each Swing Line Loan denominated in Australian Dollars, the period commencing on the date such Loan is disbursed and ending on the date that is such number of days thereafter as the applicable Borrower may elect in accordance with Section 2.16 and (e) as to each Tranche C Loan, the period commencing on the date such Loan is disbursed or converted to or continued as a Tranche C Loan ending on the date one, two, three or six months thereafter, as selected by the Tranche C Borrower in its Committed Loan Notice; provided that:

(i)  any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)  any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)  no Interest Period for a Term Rate Loan or Tranche C Loan shall extend beyond the Revolving Maturity Date applicable to the Lender of such Loans.

“IRS” means the United States Internal Revenue Service.

“Laws” means, collectively, all federal, state and local statutes, executive orders, treaties, rules, guidelines, regulations, ordinances, codes and administrative authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders of any Governmental Authority.

“Lender” has the meaning specified in the introductory paragraph hereto and any other Person that shall have become a party hereto pursuant to an assignment made in accordance with Section 9.7, other than any Person that ceases to be a party hereto in accordance with the terms hereof pursuant to such assignment, and, as the context requires, includes each Swing Line Lender.

“Lending Office” means, as to any Lender, the office, offices, branch, branches, Affiliate or Affiliates of such Lender described as such in such Lender’s Administrative Questionnaire, or

Toyota – Five Year Credit Agreement (2023)

such other office, offices, branch, branches, Affiliate or Affiliates as such Lender may from time to time notify the applicable Borrower and the Administrative Agent; provided that, for the avoidance of doubt, any action taken by an Affiliate of such Lender shall be taken on behalf of the Lender and not on such Affiliate’s own behalf.

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, each Note, and each Fee Letter.

“Material Adverse Effect” means with respect to any Borrower, a material adverse change in the business, financial position or results of operations of such Borrower and its Consolidated Subsidiaries, considered as a whole.

“Moody’s” means Moody’s Investors Service, Inc., and any successors thereto.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“Note” or “Notes” means a promissory note or promissory notes made by a Borrower in favor of a Lender evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit B.

“Obligations” means, with respect to any Borrower, all advances to, and debts, liabilities, obligations, covenants and duties of, such Borrower arising under any Loan Document or otherwise with respect to any Loan made to such Borrower, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against such Borrower of any proceeding under any Debtor Relief Laws naming such Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Offshore Associate” means an associate (as defined in section 128F(9) of the Australian Tax Act):

(a)  which is a non-resident of Australia and does not become a Lender or receive a payment in carrying on a business in Australia at or through a permanent establishment of the associate in Australia; or

(b)  which is a resident of Australia and which becomes a Lender or receives a payment in carrying on a business in a country outside Australia at or through a permanent establishment of the associate in that country;

Toyota – Five Year Credit Agreement (2023)

and, in each case, which does not become a Lender in the capacity of a dealer, manager or underwriter in relation to the invitation, or a clearing house, custodian, funds manager or responsible entity of a registered scheme or does not receive payment in the capacity of a clearing house, custodian, paying agent, funds manager or responsible entity of a registered scheme.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any jurisdiction other than the United States or Puerto Rico); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, or filing taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document, excluding, however such taxes imposed as a result of an assignment or participation (other than an assignment that occurs as a result of a Borrower’s request pursuant to Section 9.17).

“Outstanding Amount” means (i) with respect to Committed Loans on any date, the aggregate outstanding principal amount after giving effect to any borrowing and prepayments or repayments of Committed Loans occurring on such date; and (ii) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in US Dollars, the Federal Funds Rate, (b) with respect to any amount denominated in Canadian Dollars, Euro or Sterling, an overnight rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation and (c) with respect to any amount denominated in Australian Dollars, an overnight rate determined by the Administrative Agent, the applicable Swing Line Agent or the Australian Sub-Agent, as the case may be, in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning set forth in Section 9.7(d).

“Participating Member States” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

Toyota – Five Year Credit Agreement (2023)

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Platform” has the meaning specified in Section 6.1.

“Primary Currency” has the meaning specified in Section 9.21(a).

“Prime Bank” means a bank determined by ASX Benchmarks Pty Limited (or any other person which takes over the administration of the Bank Bill Rate) as being a Prime Bank or an acceptor or issuer of bills of exchange or negotiable certificates of deposit for the purposes of calculating the Bank Bill Rate. If the ASX Benchmarks Pty Limited or such other person ceases to make such determination, the Prime Banks shall be the Prime Banks last so appointed.

“Principal Officer” means any of the chief executive officer, president, chief financial officer, treasurer, vice president responsible for treasury and assistant treasurer.

“Pro Rata Share” means (a) with respect to the commitments of each Applicable Tranche Lender at any time, a fraction (expressed as a percentage, carried out to the eighth decimal place), the numerator of which is the amount of the Tranche A Commitment, Tranche B Commitment or Tranche C Commitment of such Applicable Tranche Lender at such time and the denominator of which is the amount of the Aggregate Tranche A Commitments, Aggregate Tranche B Commitments or Aggregate Tranche C Commitments, respectively, at such time; provided that if the commitment of each Lender to make Tranche A Loans, Tranche B Loans or Tranche C Loans, as applicable, has been terminated pursuant to Section 7.1, then the Pro Rata Share of each Applicable Tranche Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, and (b) with respect to the aggregate Commitments of all Lenders at any time, a fraction (expressed as a percentage, carried out to the eighth decimal place), the numerator of which is the amount of such Lender’s Commitment Cap and the denominator of which is the aggregate amount of all the Lenders’ Commitment Caps at such time.

“Public Debt Rating” means, as of any date, the rating that has been most recently announced by any of S&P or Moody’s, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by TMCC or, if any such rating agency shall have issued more than one such rating, the lowest such rating issued by such rating agency. For purposes of the foregoing, (a) if only one of S&P and Moody’s shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating; (b) if neither of S&P or Moody’s shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage will be set in accordance with Level 4 under the definitions

Toyota – Five Year Credit Agreement (2023)

of “Applicable Margin” and “Applicable Percentage”; (c) if both S&P and Moody’s have established ratings and those ratings shall fall within two different levels, the Applicable Margin and the Applicable Percentage shall be based upon the higher rating, unless the lower rating is more than one level below the higher rating, in which case the Applicable Margin and the Applicable Percentage shall be based upon the rating that is one level lower than the higher rating; (d) if any rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody’s shall change the basis or system on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P or Moody’s, as the case may be.

“Public Lender” has the meaning specified in Section 6.1.

“Puerto Rico” means the Commonwealth of Puerto Rico.

“Puerto Rico Code” means the Puerto Rico Internal Revenue Code of 2011, as amended and any successor statute.

“Register” has the meaning set forth in Section 9.7(c).

“Regulation U” means Regulation U of the FRB, as in effect from time to time.

“Regulatory Change” shall mean, with respect to any Lender, the introduction of or any change in or in the interpretation of any Law made after the date such Lender becomes a party to this Agreement. For the avoidance of doubt, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, are deemed to have been introduced or adopted after the date hereof, regardless of the date enacted, adopted, issued, promulgated or implemented.

“Request for Loans” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, and (b) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, (a) with respect to matters related solely to the Tranche A Borrowers, to TCCI or to the Tranche C Borrower, respectively, as of any date of determination, Applicable Tranche Lenders having more than 50% of the Aggregate Commitments to such Borrower (or, in the case of the Tranche A Borrowers, all of the Tranche A Borrowers) or, if the commitment of each Lender to make Tranche A Loans, Tranche B Loans or Tranche C Loans, as applicable, has been terminated pursuant to Section 7.1, Applicable Tranche Lenders holding in the aggregate more than 50% of the Total Outstandings applicable to Tranche A Borrowers, to TCCI or to the Tranche C Borrower, respectively (with the aggregate amount of each Lender’s risk participation and funded participation in Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings applicable to a Borrower held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and (b) in all other cases,

Toyota – Five Year Credit Agreement (2023)

Lenders having more than 50% of the aggregate amount of all the Lenders’ Commitment Caps at such time or, to the extent the Commitments have been terminated, more than 50% of the Total Outstandings of all Loans, provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Rescindable Amount” means any payment made by the Administrative Agent for the account of any Lender hereunder that the Administrative Agent determines (which determination shall be conclusive absent manifest error) (a) the applicable Borrower has not in fact made such payment; (b) the Administrative Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (c) was for any reason erroneously made for the account of such Lender.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means any of (a) the Principal Officers and (b) any other officer or representative of (i) the applicable Borrower, authorized by the board of directors (or equivalent governing body) of the applicable Borrower or (ii) to the extent a Borrowers’ Representative is permitted pursuant to this Agreement to act on behalf of a Borrower, the applicable Borrowers’ Representative, authorized by the board of directors (or equivalent governing body) of the applicable Borrowers’ Representative in respect of the applicable Borrower, in each case as set forth in this clause (b) in a written notice from such Borrower or such Borrowers’ Representative on behalf of such Borrower to the Administrative Agent. The Administrative Agent may conclusively rely on each such notice unless and until a subsequent writing shall be delivered by a Borrower or Borrowers’ Representative on behalf of a Borrower to the Administrative Agent that identifies the prior writing that is to be superseded and stating that it is to be so superseded. Any document delivered hereunder that is signed by a Responsible Officer of a Borrower or a Responsible Officer of a Borrowers’ Representative on behalf of a Borrower shall be conclusively presumed to have been authorized by all necessary corporate action on the part of such Borrower or such Borrowers’ Representative on behalf of such Borrower.

“Revaluation Date” means each of the following: (a) each date of a Borrowing of a Term Rate Loan denominated in an Alternative Currency, (b) each date of a continuation of a Term Rate Loan denominated in an Alternative Currency pursuant to Section 2.2, (c) each date of a Borrowing of a Tranche C Loan, (d) each date of a continuation of a Tranche C Loan pursuant to Section 2.2, and (e) such additional dates as the Administrative Agent shall determine or the Required Lenders shall request.

“Revolving Maturity Date” means the later of (a) November 17, 2028, and (b) if maturity is extended upon the request of the Borrowers pursuant to Section 2.13(b), such extended revolving maturity date as determined pursuant to such Section; provided, however, that the Revolving Maturity Date of any Lender that is a non-Consenting Lender to any requested extension pursuant to Section 2.13(b) shall be the Revolving Maturity Date in effect immediately prior to the applicable Extension Date (as such term is defined in Section 2.13(a)) for all purposes of this Agreement.

Toyota – Five Year Credit Agreement (2023)

“S&P” means S&P Global Ratings, a S&P Global Inc. business, and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in US Dollars, immediately available funds, (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency and (c) with respect to disbursements and payments in Australian Dollars, same day or other funds as may be determined by the Australian Sub-Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in Australian Dollars.

“Sanctions” means any economic or financial sanctions administered, enacted, imposed or enforced by the U.S. government (including, without limitation, those administered by OFAC), the Australian Federal Government, the United Nations Security Council, the European Union, the Federal Republic of Germany, or the United Kingdom.

“Schedule I Banks” shall mean, at any time, the Lenders that are listed in Schedule I to the Bank Act (Canada) at such time.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Significant Subsidiary” means any Subsidiary which would meet the definition of “Significant Subsidiary” contained in Regulation S-X (or similar successor provision) of the Securities and Exchange Commission.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

Toyota – Five Year Credit Agreement (2023)

“SONIA Business Day” means, for any Loan denominated in Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London.

“SONIA Loan” means a Committed Loan under Tranche A or Tranche B that bears interest at a rate based on Daily Simple SONIA.

“Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Sub-Agents” means the Australian Sub-Agent and each Swing Line Agent.

“Subsidiary” means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, “Subsidiary” means a Subsidiary of a Borrower.

“Swing Line Agent” means each of (a) in the case of Swing Line Loans funded in US Dollars, BNP Paribas, (b) in the case of Swing Line Loans funded in Canadian Dollars, BNP Paribas, (c) in the case of Swing Line Loans funded in Euro or Sterling, BNP Paribas London and (d) in the case of Swing Line Loans funded in Australian Dollars, BNP Paribas, acting through its Singapore Branch.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.16.

“Swing Line Commitment” means, as to each Swing Line Lender and as to any currency, its obligation to make Swing Line Loans in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 as its “Swing Line Commitment” with respect to such currency, or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Swing Line Lenders” means each of the Lenders that has a Swing Line Commitment on Schedule 2.1 hereto, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.16(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.16(b), which, if in writing, shall be substantially in the form of Exhibit A-2.

Toyota – Five Year Credit Agreement (2023)

“Swing Line Rate” means, (a) in respect of Swing Line Loans made in US Dollars, the sum of (i) Daily Simple SOFR and (ii) the Applicable Rate (provided that, if Daily Simple SOFR or a Benchmark Replacement is not available for any reason, the Swing Line Rate in respect of Swing Line Loans made in US Dollars will be the sum of (i) the Base Rate and (ii) the Applicable Rate for Base Rate Loans), (b) in respect of Swing Line Loans made in Euro, the sum of (i) €STR and (ii) the Applicable Rate, (c) in respect of Swing Line Loans made in Sterling, the sum of (i) Daily Simple SONIA and (ii) the Applicable Rate, (d) in the case of Swing Line Loans made in Canadian Dollars, the sum of (i) the Canadian Prime Rate and (ii) the Applicable Rate and (e) in the case of Swing Line Loans made in Australian Dollars, for any Interest Period, the sum of (i) the rate per annum determined by the applicable Swing Line Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Australian Dollars for delivery on the first day of such Swing Line Loan in Same Day Funds in the approximate amount of the Swing Line Loan being made by such Swing Line Agent (or its affiliate) and with a term equivalent to such Interest Period would be offered by BNP Paribas, Australia Branch to major banks in Sydney at their request at approximately 11:00 a.m. (Sydney time) on the first day of such Swing Line Loan and (ii) the Applicable Rate; provided that, if the Swing Line Rate in respect of any Swing Line Loans determined as provided above would be less than zero, such Swing Line Rate shall instead be deemed for all purposes of this Agreement to be zero.

“Swing Line Sublimit” means an amount equal to the least of (a) US$1,250,000,000, (b) the aggregate Swing Line Commitments of the Swing Line Lenders and (c) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“TARGET Day” means any day on which the real time gross settlement system operated by the Eurosystem (or any successor system) is open for the settlement of payments in Euro.

“Taxes” means, with respect to any payment by a Borrower under this Agreement or any other Loan Document, any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings (including backup withholding), or similar charges, and all liabilities with respect thereto (including any interest, additions to tax (within the meaning of the Code) or penalties applicable thereto) (other than Other Taxes), excluding, (i) in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its net income (however denominated), capital, franchise and similar taxes (including branch profits taxes and backup withholding of such taxes) imposed on it, by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or where the Administrative Agent’s Office or a Lender’s Lending Office is located or any other jurisdiction arising solely as a result of such recipient engaging in a trade or business in such jurisdiction for tax purposes or otherwise having a present or former connection with such jurisdiction (other than connections arising from such recipient having executed, delivered, become party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (ii) any (1) United States, the Netherlands or Puerto Rico withholding tax imposed on payments by the Tranche A Borrowers under this Agreement or any other Loan Document or (2) Canadian withholding tax imposed on payments by TCCI under this Agreement or any other Loan Document, in the case of (1) or (2) pursuant to a law in effect on the date such Lender becomes a party to this Agreement

Toyota – Five Year Credit Agreement (2023)

(or designates a new Lending Office) except to the extent that, pursuant to Section 3.1, amounts with respect to such Taxes were payable to such Lender’s assignor immediately before such Lender became a party hereto (or to such Lender immediately before it changed its Lending Office) and (iii) withholding Taxes imposed under FATCA.

“Term CORRA” means, for any calculation with respect to a Term Rate Loan denominated in Canadian Dollars, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Toronto Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 4:00 p.m. (Central time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Transition Event with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Toronto Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Toronto Business Day is not more than three (3) Toronto Business Days prior to such Periodic Term CORRA Determination Day; provided, further, that if Term CORRA determined as provided above would be less than zero, then Term CORRA shall instead be deemed for all purposes of this Agreement to be zero.

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term Rate” means for any Interest Period (a) with respect to any Term Rate Loan denominated in US Dollars, a rate per annum equal to Term SOFR with a term equivalent to such Interest Period; (b) with respect to any Term Rate Loan denominated in Canadian Dollars, a rate per annum equal to Term CORRA with a term equivalent to such Interest Period; and (c) with respect to any Term Rate Loan denominated in Euro, a rate per annum equal to the Euro interbank offered rate administered by the European Money Markets Institute (or the successor thereto if the European Money Markets Institute is no longer the administrator of such rate) (“EURIBOR”), as published by Reuters (or other commercially available source providing quotations of EURIBOR as designated by the Administrative Agent from time to time if EURIBOR quotations are not published by Reuters) at or about 11:00 a.m., Central European time, two Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that, if the Term Rate determined as provided above would be less than zero, such Term Rate shall instead be deemed for all purposes of this Agreement to be zero.

“Term Rate Loan” means a Committed Loan under Tranche A or Tranche B that bears interest at a rate based on a Term Rate. Term Rate Loans may be denominated in US Dollars, Euro or Canadian Dollars; provided that, for the avoidance of doubt, Term Rate Loans denominated in Canadian Dollars shall only be available under Tranche B. All Committed Loans denominated in Euro must be Term Rate Loans.

“Term SOFR” means,

Toyota – Five Year Credit Agreement (2023)

(a)  for any calculation with respect to a Term Rate Loan denominated in US Dollars, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 4:00 p.m. (Central time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Transition Event with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)  for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 4:00 p.m. (Central time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Transition Event with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such ABR SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) would be less than zero, then Term SOFR shall instead be deemed for all purposes of this Agreement to be zero.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“TMC Consolidated Subsidiary” means, at any date, a Subsidiary or other entity the accounts of which would be consolidated with those of Toyota Motor Corporation in its consolidated financial statements if such statements were prepared as of such date.

“Toronto Business Day” means a day of the year on which banks are not required or authorized by law to close in Toronto, Ontario, Canada.

“Total Outstandings” means (i) the aggregate Outstanding Amount of all Loans, (ii) when used in relation to the Tranche A Borrowers, the Outstanding Amount of all Loans made to the Tranche A Borrowers, (iii) when used in relation to TCCI, the Outstanding Amount of all Loans

Toyota – Five Year Credit Agreement (2023)

made to TCCI and (iv) when used in relation to the Tranche C Borrower, the Outstanding Amount of all Loans made to the Tranche C Borrower.

“Tranche” means any of the Tranche A Facility, the Tranche B Facility or the Tranche C Facility, as the context may require.

“Tranche A Availability Period” means, with respect to any Lender, the period from and including the Closing Date to the earliest of (a) the Revolving Maturity Date applicable to such Lender, (b) the date of termination of the Aggregate Tranche A Commitments pursuant to Section 2.5, and (c) the date of termination of the commitment of each Tranche A Lender to make Loans pursuant to Section 7.1. For the avoidance of doubt, clause (c) of this definition shall be triggered when the commitment of all Tranche A Lenders has been terminated pursuant to Section 7.1 as to all Tranche A Borrowers in their capacity as Tranche A Borrowers.

“Tranche A Borrowers” means TMCC, TFA, TMFNL, TFSUK, TCPR and TKG, each in its capacity as a Borrower under the Tranche A Facility.

“Tranche A Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Tranche A Borrowers pursuant to Section 2.1(a) and (b) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 as its “Tranche A Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement; provided that (a) the Tranche A Commitments available to TKG shall not exceed US$500,000,000 in the aggregate for all Lenders, (b) the Tranche A Commitments available to TFA shall not exceed US$333,300,000 in the aggregate for all Lenders and (c) the Tranche A Commitments available to TCPR shall not exceed US$333,300,000 in the aggregate for all Lenders.

“Tranche A Facility” or “Tranche A” means the aggregate of the Tranche A Commitments.

“Tranche A Lender” means each Lender that has a Tranche A Commitment on Schedule 2.1 or any Lender to which a portion of the Tranche A Commitment hereunder has been assigned pursuant to an Assignment and Assumption.

“Tranche A Loan” means an extension of credit by a Lender to a Tranche A Borrower under Article II in the form of a Committed Loan. Tranche A Loans shall be denominated in US Dollars or any Alternative Currency (other than Canadian Dollars).

“Tranche B Availability Period” means, with respect to any Lender, the period from and including the Closing Date to the earliest of (a) the Revolving Maturity Date applicable to such Lender, (b) the date of termination of the Aggregate Tranche B Commitments pursuant to Section 2.5, and (c) the date of termination of the commitment of each Tranche B Lender to make Loans pursuant to Section 7.1.

“Tranche B Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to TCCI pursuant to Section 2.1(b) and (b) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 as its “Tranche B Commitment” or in the

Toyota – Five Year Credit Agreement (2023)

Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Tranche B Facility” or “Tranche B” means the aggregate of the Tranche B Commitments.

“Tranche B Lender” means each Lender that has a Tranche B Commitment on Schedule 2.1 or any Lender to which a portion of the Tranche B Commitment hereunder has been assigned pursuant to an Assignment and Assumption.

“Tranche B Loan” means an extension of credit by a Lender to TCCI under Article II in the form of a Committed Loan. Tranche B Loans shall be denominated in US Dollars or any Alternative Currency.

“Tranche C Availability Period” means, with respect to any Lender, the period from and including the Closing Date to the earliest of (a) the Revolving Maturity Date applicable to such Lender, (b) the date of termination of the Aggregate Tranche C Commitments pursuant to Section 2.5, and (c) the date of termination of the commitment of each Tranche C Lender to make Loans pursuant to Section 7.1.

“Tranche C Borrower” means TFA in its capacity as the Borrower under the Tranche C Facility. For the avoidance of doubt, TFA is both a Tranche A Borrower and the Tranche C Borrower.

“Tranche C Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Tranche C Borrower pursuant to Section 2.1(c) and (b) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 as its “Tranche C Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Tranche C Facility” or “Tranche C” means the aggregate of the Tranche C Commitments.

“Tranche C Lender” means each Lender that has a Tranche C Commitment on Schedule 2.1 or any Lender to which a portion of the Tranche C Commitment hereunder has been assigned pursuant to an Assignment and Assumption.

“Tranche C Loan” means an extension of credit by a Lender to the Tranche C Borrower under Article II, in the form of a Committed Loan. Except as provided in Section 2.16(c), Tranche C Loans shall be denominated in Australian Dollars.

“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Canadian Prime Rate Loan, a Term Rate Loan, a SONIA Loan or a Tranche C Loan.

“UK CTA” means the United Kingdom Corporation Tax Act 2009.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended

Toyota – Five Year Credit Agreement (2023)

from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK ITA” means the United Kingdom Income Tax Act 2007.

“UK Qualifying Lender” means (a) a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance to TFSUK and is (i) a Lender: (1) which is a bank (as defined for the purpose of section 879 UK ITA) making an advance to TFSUK under this Agreement; or (2) in respect of an advance made under this Agreement to TFSUK by a person that was a bank (as defined for the purpose of section 879 UK ITA) at the time the advance was made, and which, with respect to (1) and (2) above, is within the charge to United Kingdom corporation tax as regards any payment of interest made in respect of that advance or (in the case of (1) above), which is a bank (as so designated) that would be within the charge to United Kingdom corporation tax as regards any payment of interest made in respect of that advance apart from section 18A of the UK CTA; or (ii) a Lender which is: (1) a company resident in the United Kingdom for United Kingdom tax purposes or (2) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment which brings into account interest payable in respect of that advance in computing its chargeable profits (within the meaning given by section 19 of the UK CTA); or (iii) a UK Treaty Lender or (b) a US LLC Lender.

“UK Qualifying Non-Bank Lender” means a Lender which gives a UK Tax Confirmation in the Assignment and Assumption which it executes on becoming a party to this Agreement.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UK Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance to TFSUK under this Agreement is either: (i) a company resident in the United Kingdom for United Kingdom tax purposes; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing its chargeable profits (within the meaning given by section 19 of the UK CTA).

“UK Treaty Lender” means a Lender which:

(i)  is treated as a resident of a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from Tax imposed by the United Kingdom on interest; and

(ii)  does not carry on business in the United Kingdom through a permanent establishment with which that Lender’s participation in respect of a Loan to TFSUK is effectively connected; and

(iii)  is fully entitled to the benefits of the relevant Treaty (or if not so entitled, would have been so entitled but for its failure to be so fully entitled being attributable to (x) the status of or any action or omission of TFSUK or any affiliate thereof or to any

Toyota – Five Year Credit Agreement (2023)

relationship between the Lender and TFSUK or any affiliate thereof or (y) any steps taken or to be taken pursuant to Section 9.15); provided that “UK Treaty Lender” shall mean any Lender in respect of a Loan to TFSUK, if such Lender becomes a Lender when an Event of Default under Section 7.1(a) or Section 7.1(f) applicable to TFSUK has occurred and is continuing.

“United States” and “U.S.” each means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

“Unused Tranche A Commitment” means, with respect to any Tranche A Lender at any time (a) such Lender’s Tranche A Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Tranche A Loans made by such Lender and outstanding at such time plus (ii) such Lender’s Pro Rata Share of the aggregate principal amount of all Swing Line Loans made to the Tranche A Borrowers pursuant to Section 2.16 and outstanding at such time plus (iii) in the case of a Tranche A Lender that is (or has an Affiliate that is) a Tranche B Lender, such Tranche B Lender’s Pro Rata Share of the Total Outstandings applicable to TCCI plus (iv) in the case of a Tranche A Lender that is (or has an Affiliate that is) a Tranche C Lender, such Tranche C Lender’s Pro Rata Share of the Total Outstandings applicable to the Tranche C Borrower.

“US Dollars” and “US$” each means the lawful money of the United States.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“US LLC Lender” means a Lender in respect of a Loan to TFSUK which is a U.S. limited liability company that is fiscally transparent under the laws of the United States; where the members of that Lender are the beneficial owners of the interest payable to that Lender and are resident in the U.S. for tax purposes; and where each member of that Lender would be a UK Treaty Lender were that member a Lender in respect of that Loan.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write- down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

Toyota – Five Year Credit Agreement (2023)

(a)   The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)   (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii)   Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii)   The term “including” is by way of example and not limitation.

(iv)   The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c)   In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(d)   Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.3 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements.

Section 1.4 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.5 Exchange Rates; Currency Equivalents. (a) The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Loan and Outstanding Amounts denominated in Alternative Currencies or Australian Dollars. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrowers hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than US Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

Toyota – Five Year Credit Agreement (2023)

(b)   Wherever in this Agreement in connection with a Committed Borrowing, conversion, continuation or prepayment of a Term Rate Loan, an amount, such as a required minimum or multiple amount, is expressed in US Dollars, but such Committed Borrowing or Term Rate Loan is denominated in an Alternative Currency or Australian Dollars, such amount shall be the relevant Alternative Currency Equivalent or Australian Dollar equivalent of such US Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.

Section 1.6 [Reserved].

Section 1.7 Change of Currency. (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the European Union interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Committed Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.

(b)   Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)   Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

Section 1.8 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

Section 1.9 Syndicated Facility Agreement. The parties agree that this Agreement is a ‘syndicated facility agreement’ for the purposes of section 128F of the Australian Tax Act.

Section 1.10 Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in US Dollars, Australian Dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.8 provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its

Toyota – Five Year Credit Agreement (2023)

discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Article II

THE CREDITS

Section 2.1 Committed Loans. (a) Subject to the terms and conditions set forth herein, each Tranche A Lender severally agrees to make loans in US Dollars or in one or more Alternative Currencies (other than Canadian Dollars) (each such loan, a “Committed Tranche A Loan”) to the Tranche A Borrowers from time to time, on any Business Day during the Tranche A Availability Period of such Tranche A Lender, in an amount not to exceed the amount of such Lender’s Unused Tranche A Commitment at such time. Within the limits of each Lender’s Unused Tranche A Commitment, and subject to the other terms and conditions hereof, the Tranche A Borrowers may borrow under this Section 2.1(a), prepay under Section 2.4, and reborrow under this Section 2.1(a). Committed Tranche A Loans may be Base Rate Loans, Term Rate Loans or SONIA Loans, as further provided herein.

(b)   Subject to the terms and conditions set forth herein, each Tranche B Lender severally agrees to make loans to TCCI in US Dollars or in one or more Alternative Currencies (each such loan, a “Committed Tranche B Loan”), on any Business Day during the Tranche B Availability Period of such Tranche B Lender, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Tranche B Commitment; provided, however, that after giving effect to any Committed Borrowing made by the Tranche B Lenders, (i) the Total Outstandings applicable to TCCI shall not exceed the Aggregate Tranche B Commitments, and (ii) the aggregate Outstanding Amount of the Committed Tranche B Loans of any Tranche B Lender plus such Lender’s ratable share of the Outstanding Amount of all Swing Line Loans made to TCCI shall not exceed such Lender’s Tranche B Commitment. Within the limits of each Lender’s Tranche B Commitment, and subject to the other terms and conditions hereof, TCCI may borrow under this Section 2.1(b), prepay under Section 2.4, and, reborrow under this Section 2.1(b). Committed Tranche B Loans may be Base Rate Loans, Term Rate Loans, SONIA Loans or Canadian Prime Rate Loans, as further provided herein.

(c)   Subject to the terms and conditions set forth herein, each Tranche C Lender severally agrees to make loans in Australian Dollars (each such loan, a “Committed Tranche C Loan”) to the Tranche C Borrower on any Business Day during the Tranche C Availability Period of such Tranche C Lender, in an aggregate amount not to exceed at any time the amount of such

Toyota – Five Year Credit Agreement (2023)

Lender’s Tranche C Commitment; provided, however, that after giving effect to any Committed Borrowing made by the Tranche C Lenders, (i) the Total Outstandings applicable to the Tranche C Borrower shall not exceed the Aggregate Tranche C Commitments, and (ii) the aggregate Outstanding Amount of the Committed Tranche C Loans of any Tranche C Lender plus such Lender’s ratable share of the Outstanding Amount of all Swing Line Loans made to the Tranche C Borrower plus, in the case of a Tranche C Lender that is, or has an Affiliate that is, a Swing Line Lender having a Swing Line Commitment in Australian Dollars and without duplication, such Lender’s (or Affiliate’s) Swing Line Loans made to the Tranche C Borrower shall not exceed such Lender’s Tranche C Commitment. Within the limits of each Lender’s Tranche C Commitment, and subject to the other terms and conditions hereof, the Tranche C Borrower may borrow under Tranche C pursuant to the terms set forth in this Section 2.1(c), prepay under Section 2.4, and, reborrow under this Section 2.1(c).

(d)   After giving effect to Committed Loans made pursuant to this Section 2.1, the aggregate Outstanding Amount of all Loans made by such Lender or its Affiliates shall not exceed such Lender’s Commitment Cap.

Section 2.2 Borrowings, Conversions and Continuations of Committed Loans.

(a)   Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Term Rate Loans or continuation of Tranche C Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent (or Australian Sub-Agent, in the case of Tranche C), which may be given by telephone. Each such notice must be received by the Applicable Agent not later than 12:00 noon (Central time) in the case of Tranche A Loans, 11:00 a.m. (Central time) in the case of Tranche B Loans, and 11:00 a.m. (Central time) in the case of Tranche C Loans, (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term Rate Loans denominated in US Dollars or of any conversion of Base Rate Loans to Term Rate Loans denominated in US Dollars, (ii) four Business Days prior to the requested date of any Borrowing or continuation of Term Rate Loans denominated in Alternative Currencies or SONIA Loans, (iii) four Business Days prior to the requested date of any Borrowing or continuation of Tranche C Loans, (iv) on the requested date of any Borrowing of, or conversion of Term Rate Loans denominated in US Dollars to Base Rate Committed Loans, and (v) on the requested date of any Borrowing of Canadian Prime Rate Loans. Each telephonic notice by a Borrower pursuant to this Section 2.2(a) must be confirmed promptly by delivery to the Applicable Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer or any other Person designated in writing by a Responsible Officer of such Borrower to the Applicable Agent. Each Borrowing of, conversion to or continuation of Loans shall be (x) for Loans other than Tranche B Loans denominated in Canadian Dollars and other than Tranche C Loans, in a principal amount of US$50,000,000 or a whole multiple of US$1,000,000 in excess thereof (or the Dollar Equivalent thereof); provided that, in the case of TMFNL, such amount shall not be less than the Dollar Equivalent of EUR100,000 or any other amount (or meeting any other criterion) as at any time ensures that it does not qualify as attracting funds from the “public” under or pursuant to the Netherlands Financial Supervision Act (wet op het financieel toezicht), (y) for Tranche B Loans denominated in Canadian Dollars, in a principal amount of CDN$5,000,000 or integral multiples of CDN$1,000,000 in excess thereof or (z) for Tranche C Loans, in a principal amount of A$5,000,000 or integral multiples of A$1,000,000 in excess thereof. Each Committed Loan

Toyota – Five Year Credit Agreement (2023)

Notice (whether telephonic or written) shall specify (i) whether the applicable Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Term Rate Loans or Tranche C Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the currency of the Committed Loans to be borrowed. If any Borrower (other than the Tranche C Borrower) fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Committed Loans so requested shall be made in US Dollars. If any Borrower (other than the Tranche C Borrower) fails to specify a Type of Committed Loan (other than for Loans denominated in Sterling) in a Committed Loan Notice or if such Borrower fails to give a timely notice requesting a conversion or continuation of a Term Rate Loan, then the applicable Committed Loans shall be made as, or converted to, (x) in the case of Committed Loans for Tranche B denominated in Canadian Dollars, Canadian Prime Rate Loans, (y) in the case of Committed Loans denominated in US Dollars, Base Rate Loans, and (z) in the case of Committed Loans denominated in Euro, Term Rate Loans in Euro with an Interest Period of one month. Any such automatic conversion shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term Rate Loans. If the applicable Borrower requests a Borrowing of, conversion to, or continuation of Term Rate Loans denominated in US Dollars, Canadian Dollars or Euro in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. If the Tranche C Borrower requests a Borrowing of, or continuation of Tranche C Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Other than as expressly provided in this Agreement, no Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.

(b)   Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each appropriate Lender of the contents thereof and the amount (and currency) of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each appropriate Lender of the details of any automatic conversion to Base Rate Loans or conversion or continuation of Committed Loans denominated in US Dollars, Canadian Dollars or Euro, in each case as described in the preceding subsection. In the case of a Committed Borrowing, each Tranche A Lender shall make the amount of its Committed Loan available to the Administrative Agent, each Tranche B Lender shall make the amount of its Committed Loan available to the Administrative Agent and each Tranche C Lender shall make the amount of its Committed Loan available to the Australian Sub-Agent, in Same Day Funds at the Administrative Agent’s Office for the applicable currency or the Australian Sub-Agent’s Office, as the case may be, not later than 1:00 p.m. on the Business Day specified, in the case of any Committed Loan denominated in US Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Loan in an Alternative Currency or Australian Dollars, in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.2, the Applicable Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent or the Australian Sub-Agent either by (i) crediting the account of such Borrower on the books of BNP Paribas with the amount of such funds or (ii)

Toyota – Five Year Credit Agreement (2023)

wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent or the Australian Sub-Agent by such Borrower.

(c)   Except as otherwise provided herein, a Term Rate Loan may be continued or converted only on the last day of an Interest Period for such Term Rate Loan. During the existence of an Event of Default under Section 7.1(a) or Section 7.1(f) as to any Borrower, no Loans of such Borrower may be requested as, converted to or continued as Term Rate Loans without the consent of the applicable Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Term Rate Loans of such Borrower denominated in Euro or Term Rate Loans denominated in Canadian Dollars be prepaid, or redenominated into US Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto. Except as otherwise provided herein, a Tranche C Loan may be continued only on the last day of an Interest Period for such Tranche C Loan.

(d)   The Administrative Agent shall promptly notify the applicable Borrower and the appropriate Lenders of the interest rate applicable to any Interest Period for Term Rate Loans upon determination of such interest rate. The determination of the Term Rate by the Administrative Agent shall be conclusive in the absence of manifest error. The Australian Sub- Agent shall promptly notify the Tranche C Borrower and the appropriate Lenders of the interest rate applicable to any Interest Period for Tranche C Loans upon determination of such interest rate. The determination of the Bank Bill Rate by the Australian Sub-Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the applicable Borrower and the appropriate Lenders of any change in BNP Paribas’s prime rate used in determining the Base Rate promptly following the public announcement of such change. At any time that Canadian Prime Rate Loans are outstanding, the Administrative Agent shall notify TCCI and the Tranche B Lenders of any change in the Canadian Prime Rate promptly following the public announcement of a change in a Canadian Reference Bank’s “prime rate” by any Canadian Reference Bank.

(e)   After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than fifteen (15) Interest Periods in effect with respect to Committed Loans.

(f)   Each Lender at its option may make any Loans by causing any domestic or foreign branch or Affiliate of such Lender to make such Loans; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loans in accordance with the terms of this Agreement and provided further that any exercise of such option shall not increase the Borrower’s obligations under Section 3.1 or Section 3.4.

(g)   In connection with the use or administration of Term SOFR, Term CORRA, Daily Simple SONIA or SONIA, the Administrative Agent will have the right, with the consent of TMCC to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement. The Administrative Agent will promptly notify the Borrowers and the Lenders of the effectiveness of any Conforming

Toyota – Five Year Credit Agreement (2023)

Changes in connection with the use or administration of Term SOFR, Term CORRA, Daily Simple SONIA or SONIA.

Section 2.3 [Reserved].

Section 2.4 Prepayments.

(a)   The Tranche A Borrowers may, upon notice to the Administrative Agent, TCCI may, upon notice to the Administrative Agent, and the Tranche C Borrower may, upon notice to the Australian Sub-Agent, at any time or from time to time voluntarily prepay Committed Loans made to it in whole or in part without premium or penalty (other than as provided in Section 3.5); provided that (i) such notice must be received by the Applicable Agent not later than (x) in the case of Tranche A Loans, 12:00 noon (Central time), (A) two Business Days prior to any date of prepayment of Term Rate Loans denominated in US Dollars, (B) three Business Days prior to any date of prepayment of Term Rate Loans denominated in Alternative Currencies, (C) two Business Days prior to any date of prepayment of SONIA Loans, and (D) on the date of prepayment of Base Rate Committed Loans bearing interest at the Base Rate pursuant to Section 3.2, (y) in the case of Tranche B Loans, 11:00 a.m. (Central time) (A) two Business Days prior to the date of any date of prepayment of Term Rate Loans and (B) on the date of prepayment of Canadian Prime Rate Loans or (z) in the case of Tranche C Loans, 11:00 a.m. (Central time) three Business Days prior to the date of any date of prepayment of Tranche C Loans; (ii) any partial prepayment of Loans other than Tranche B Loans denominated in Canadian Dollars and other than Tranche C Loans shall be in a principal amount of US$50,000,000 or a whole multiple of US$1,000,000 in excess thereof; (iii) any partial prepayment of Tranche B Loans denominated in Canadian Dollars shall be in a principal amount of CDN$5,000,000 or a whole multiple of CDN$500,000 in excess thereof; and (iv) any partial prepayment of Tranche C Loans shall be in a principal amount of A$5,000,000 or a whole multiple of A$500,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment, and the Type(s) of Loans to be prepaid. The Applicable Agent will promptly notify each appropriate Lender of its receipt of each such notice and the contents thereof, and of the amount of such Lender’s Pro Rata Share of such prepayment of such Committed Loans. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term Rate Loan or a Tranche C Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.5. Each such prepayment of Committed Loans shall be applied to the Committed Loans of the appropriate Lenders in accordance with their respective Pro Rata Shares.

(b)   (i) If for any reason the Total Outstandings applicable to the Tranche A Borrowers at any time exceed the Aggregate Tranche A Commitments then in effect, then the Tranche A Borrowers shall immediately prepay Loans in an aggregate amount equal to such excess, (ii) if for any reason the Total Outstandings applicable to TKG at any time exceed US$500,000,000, TKG shall immediately prepay Loans in an aggregate amount equal to such excess, (iii) if for any reason the Total Outstandings applicable to TCPR at any time exceed US$333,300,000, TCPR shall immediately prepay Loans in an aggregate amount equal to such excess, (iv) if for any reason the Total Outstandings applicable to TFA under Tranche A at any time exceed US$333,300,000, TFA shall immediately prepay Loans in an aggregate amount equal to such excess, (v) if for any reason the Total Outstandings applicable to TCCI at any time exceed the Aggregate Tranche B

Toyota – Five Year Credit Agreement (2023)

Commitments then in effect, TCCI shall immediately prepay Loans in an aggregate amount equal to such excess and (vi) if for any reason the Total Outstandings applicable to the Tranche C Borrower at any time exceed the Aggregate Tranche C Commitments then in effect, the Tranche C Borrower shall immediately prepay Loans in an aggregate amount equal to such excess.

(c)   Any Borrower may, upon notice to the applicable Swing Line Agent (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans made to it in whole or in part without premium or penalty; provided that (i) such notice must be received by the applicable Swing Line Agent and the Administrative Agent (x) not later than 10:00 a.m. (London time) in the case of any Swing Line Loans to be funded in Europe, 12:00 noon (Central time) in the case of any Swing Line Loans to be funded in the United States, or 11:00 a.m. (Central time) in the case of any Swing Line Loans to be funded in Canada, in each case, on the date of the prepayment or (y) not later than 8:00 p.m. (Sydney time) on the immediately preceding Business Day prior to the date of the prepayment, in the case of any Swing Line Loans to be funded in Australia, and (ii) any partial prepayment shall be in a minimum principal amount of US$1,000,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the applicable Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(d)   If the Administrative Agent notifies the Borrowers that the aggregate of a Lender’s Tranche A Loans, Tranche B Loans and Tranche C Loans plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans plus, without duplication, the Outstanding Amount of all Swing Line Loans made by such Lender in its capacity as a Swing Line Lender, exceeds such Lender’s Commitment Cap, then within two Business Days after receipt of such notice, the Borrowers shall prepay Loans in an aggregate amount sufficient to reduce the aggregate of such Lender’s Tranche A Loans, Tranche B Loans and Tranche C Loans plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans to an amount not to exceed 100% of such Lender’s Commitment Cap then in effect.

Section 2.5 Termination or Reduction of Commitments. (a) The Tranche A Borrowers may, upon notice to the Administrative Agent, terminate or from time to time permanently reduce the Aggregate Tranche A Commitments; TCCI may, upon notice to the Administrative Agent, terminate the Aggregate Tranche B Commitments, or from time to time permanently reduce the Aggregate Tranche B Commitments; and the Tranche C Borrower may, upon notice to the Australian Sub-Agent and the Administrative Agent, terminate the Aggregate Tranche C Commitments, or from time to time permanently reduce the Aggregate Tranche C Commitments; provided that (i) any such notice shall be received by the Applicable Agent not later than 12:00 noon (Central time), on the Business Day immediately prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of US$25,000,000 or any whole multiple of US$5,000,000 in excess thereof, (iii) such Borrower shall not terminate or reduce such Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings applicable to such Borrower would exceed the Aggregate Commitments applicable to such Borrower, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Swing Line Sublimit or the Australian Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Swing Line Sublimit or Australian Swing Line Sublimit, as applicable, shall be automatically reduced by the amount of such excess. The

Toyota – Five Year Credit Agreement (2023)

Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the applicable Commitment of each appropriate Lender according to its Pro Rata Share. All facility fees accrued for the account of the applicable Borrower until the effective date of any termination of the applicable Aggregate Commitments shall be paid on the effective date of such termination.

(b)   Termination of a Tranche A Borrower. Upon the payment in full of all Loans made to any Tranche A Borrower and performance in full of all other accrued obligations of such Tranche A Borrower under this Agreement, any Tranche A Borrower may, upon notice to the Administrative Agent, and so long as such Tranche A Borrower has not delivered a request for a Borrowing pursuant to Section 2.2(a) or Section 2.16(b) which remains outstanding, terminate the Tranche A Commitments with respect to itself. Upon receipt of such notice of termination by the Administrative Agent, (x) such Tranche A Borrower’s status as a “Tranche A Borrower” shall immediately terminate and such Tranche A Borrower shall cease to have the rights and obligations of a Tranche A Borrower hereunder (other than such rights and obligations that are expressly stated to survive the payment in full of amounts and obligations owing under this Agreement and the other Loan Documents and the termination of this Agreement and the other Loan Documents) and (y) the Lenders shall be under no further obligation to make any Loans hereunder to such Tranche A Borrower. The Administrative Agent will promptly notify the Lenders of any such notice of termination.

(c)   Non-Ratable Reduction. The Tranche A Borrowers, TCCI or the Tranche C Borrower shall have the right, at any time, upon at least three Business Days’ notice to a Defaulting Lender (with a copy to the Administrative Agent), to terminate in whole such Defaulting Lender’s Tranche A Commitments, Tranche B Commitments or Tranche C Commitments, respectively. Such termination shall be effective, (x) with respect to such Defaulting Lender’s unused Tranche A Commitments, Tranche B Commitments or Tranche C Commitments, as applicable, on the date set forth in such notice, provided, however, that such date shall be no earlier than three Business Days after receipt of such notice and (y) with respect to each Tranche A Loan, Tranche B Loan or Tranche C Loan outstanding to such Defaulting Lender, if such Loan is a Base Rate Loan, Canadian Prime Rate Loan or SONIA Loan, on the date set forth in such notice and, if such Loan is a Term Rate Loan or a Tranche C Loan, on the last day of the then current Interest Period relating to such Loan. Upon termination of a Lender’s Commitment under this Section 2.5(c), the Tranche A Borrowers, TCCI or the Tranche C Borrower, as applicable, will pay or cause to be paid all principal of, and interest accrued to the date of such payment on, Tranche A Loans, Tranche B Loans or Tranche C Loans, as applicable, owing to such Defaulting Lender and pay any accrued facility fee payable to such Defaulting Lender pursuant to the provisions of Section 2.8(a), and all other amounts payable to such Defaulting Lender hereunder (including, but not limited to, any increased costs or other amounts owing under Section 3.4 and any indemnification for Taxes under Section 3.1); and upon such payments, the obligations of such Defaulting Lender hereunder shall, by the provisions hereof, be released and discharged; provided, however, that (i) such Defaulting Lender’s rights under Sections 3.1, 3.4, 9.4 and 9.5, and its obligations under Section 8.7 shall survive such release and discharge as to matters occurring prior to such date; and (ii) no claim that the Tranche A Borrowers, TCCI or the Tranche C Borrower may have against such Defaulting Lender arising out of such Defaulting Lender’s default hereunder shall be released or impaired in any way. Subject to Section 2.14, the aggregate amount of the Commitments of the Lenders once

Toyota – Five Year Credit Agreement (2023)

reduced pursuant to this Section 2.5(c) may not be reinstated; provided further, however, that if pursuant to this Section 2.5(c), the Tranche A Borrowers, TCCI or the Tranche C Borrower, as applicable, pay or cause to be paid to a Defaulting Lender any principal of, or interest accrued on, the Tranche A Loans, Tranche B Loans or Tranche C Loans owing to such Defaulting Lender, then the Tranche A Borrowers, TCCI or the Tranche C Borrower, as applicable, shall pay or cause to be paid a ratable payment of principal and interest to all Tranche A Lenders, Tranche B Lenders or Tranche C Lenders, as applicable, who are not Defaulting Lenders.

Section 2.6 Repayment of Loans.

(a)   Each Borrower shall repay to the Applicable Agent for the account of each Lender on the Revolving Maturity Date applicable to such Lender the aggregate principal amount of Loans made to it by such Lender and outstanding on such date.

(b)   Each Borrower shall repay each Swing Line Loan made to it on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Revolving Maturity Date.

Section 2.7 Interest.

(a)   Subject to the provisions of subsection (b) below, (i) subject to Section 3.2(a), each Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Term Rate for such Interest Period plus the Applicable Rate; (ii) each SONIA Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to Daily Simple SONIA plus the Applicable Rate; (iii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iv) each Canadian Prime Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Prime Rate plus the Applicable Rate; (v) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Swing Line Rate; and (vi) subject to Section 3.2(c) and Section 3.3(b) and (c) each Tranche C Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Bank Bill Rate for such Interest Period plus the Applicable Rate.

(b)   If any amount payable by any Borrower under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable on demand.

(c)   Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.8 Fees.

Toyota – Five Year Credit Agreement (2023)

(a)   Facility Fee. TMCC, for the account of the Borrowers, shall pay or cause to be paid to the Administrative Agent for the account of each Applicable Tranche Lender in accordance with its Pro Rata Share, a facility fee in US Dollars equal to the Applicable Percentage times the actual daily amount of the Aggregate Commitments of such Applicable Tranche Lenders, regardless of usage (or, if the Aggregate Commitments of such Applicable Tranche Lenders have terminated, on the Outstanding Amount of all Loans and Swing Line Loans of such Applicable Tranche Lender made to the applicable Borrower(s)), which fee shall accrue at all times during the Tranche A Availability Period of such Lender, the Tranche B Availability Period of such Lender, or the Tranche C Availability Period of such Lender, as applicable (and thereafter so long as any Loans or Swing Line Loans of such Applicable Tranche Lenders made to any applicable Borrower remain outstanding, including at any time during which one or more of the conditions in Article IV is not met; provided that no such fee shall be paid on the unused Tranche A Commitments, unused Tranche B Commitments or unused Tranche C Commitments of any Applicable Tranche Lender that is a Defaulting Lender. Facility fees shall be calculated quarterly in arrears, and are due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Revolving Maturity Date of such Applicable Tranche Lender (and, if applicable, thereafter on demand). Notwithstanding the above, the facility fees payable to each Lender shall be calculated with respect to such Lender’s Commitment Cap, such that in no event shall the aggregate amount of the facility fees paid to any Lender pursuant to this Section 2.8(a) exceed the facility fees that would have been payable to such Lender if the aggregate amount of such Lender’s Commitments were equal to the amount of its Commitment Cap.

(b)   Other Fees. The Borrowers shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters, if any. Any such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

Section 2.9 Computation of Interest and Fees. All computations of interest for (a) Base Rate Loans when the Base Rate is determined by BNP Paribas’s United States “prime rate”, (b) Canadian Prime Rate Loans, (c) Term Rate Loans and Swing Line Loans made in Canadian Dollars, (d) SONIA Loans and Swing Line Loans made in Sterling and (e) Tranche C Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Committed Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day.

Section 2.10 Evidence of Debt. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to each Borrower and the interest and payments thereon. Any failure to so record or any

Toyota – Five Year Credit Agreement (2023)

error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower under the Loan Documents to pay any amount owing with respect to the Obligations of such Borrower. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, each Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

Section 2.11 Payments Generally.

(a)   All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or set-off. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency or Australian Dollars, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in US Dollars and in Same Day Funds not later than 2:00 p.m. (or in the case of the Tranche B Lenders, not later than 12:00 p.m.) on the dates specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Except as otherwise expressly provided herein, all payments by the Tranche C Borrower hereunder with respect to principal and interest on Tranche C Loans shall be made to the Australian Sub-Agent for the account of the respective Lenders to which such payment is owed, through the applicable Australian Sub-Agent’s Office in Australian Dollars and in Same Day Funds not later than the Applicable Time specified by the Australian Sub-Agent on the dates specified herein. Except as otherwise expressly provided herein, all payments by (i) the Tranche A Borrowers shall be made to the Administrative Agent, (ii) TCCI shall be made to the Administrative Agent and (iii) the Tranche C Borrower shall be made to the Australian Sub-Agent, for the account of the respective Lenders to which such payment is owed. Without limiting the generality of the foregoing, the Administrative Agent may require that (x) any payment by any Borrower due under this Agreement, other than any payment to be made in respect of the Tranche B Facility or the Tranche C Facility, be made in the United States, (y) any payments to be made by TCCI in respect of the Tranche B Facility be made in Canada and (z) any payment to be made by the Tranche C Borrower in respect of the Tranche C Facility be made through the applicable Australian Sub-Agent’s Office. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency or Australian Dollars, such Borrower shall make such payment in US Dollars in the Dollar Equivalent of such currency payment amount. The Applicable Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent or the Australian Sub-Agent (i) after 2:00 p.m., in the case of payments in US Dollars, or (ii) after the Applicable Time specified by the Administrative Agent

Toyota – Five Year Credit Agreement (2023)

or the Australian Sub-Agent in the case of payments in an Alternative Currency or Australian Dollars, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)   If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c)   Unless a Borrower or any Lender has notified the Applicable Agent prior to the time any payment is required to be made by it to the Administrative Agent or the Australian Sub-Agent hereunder, that such Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent or the Australian Sub-Agent may assume that such Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent or the Australian Sub-Agent in Same Day Funds, then:

(i)   if a Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Applicable Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent or the Australian Sub-Agent to such Lender to the date such amount is repaid to the Administrative Agent or the Australian Sub-Agent in Same Day Funds at the Overnight Rate from time to time in effect; and

(ii)   if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Applicable Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent or the Australian Sub-Agent to the applicable Borrower to the date such amount is recovered by the Administrative Agent or the Australian Sub-Agent (the “Compensation Period”) at a rate per annum equal to the Overnight Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent or the Australian Sub-Agent, then such amount shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s or the Australian Sub-Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the applicable Borrower, and such Borrower shall pay such amount to the Administrative Agent or the Australian Sub-Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent, the Australian Sub-Agent or any Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Applicable Agent to any Lender or any Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

Toyota – Five Year Credit Agreement (2023)

(d)   If any Lender makes available to the Applicable Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent or the Australian Sub-Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent or the Australian Sub-Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest, on the succeeding Business Day.

(e)   The obligations of the Lenders hereunder to make Committed Loans and to fund participations in Swing Line Loans are several and not joint. The failure of any Lender to make any Committed Loan or to fund participations in Swing Line Loans on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or to fund participations in Swing Line Loans.

(f)   Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g)   For the purposes of the Interest Act (Canada) and disclosure under such act, whenever any interest or fees to be paid by TCCI under this Agreement is to be calculated on the basis of a period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the number of days in the calendar year in which the same is to be ascertained and divided by the actual number of days in such period of time.

(h)   Notwithstanding any provision of this Agreement, in no event shall the aggregate “interest” (as defined in section 347 of the Criminal Code (Canada)) payable by TCCI under this Agreement exceed the effective annual rate of interest on the “credit advanced” (as defined in that section) under this Agreement lawfully permitted by that section and, if any payment, collection or demand pursuant to this Agreement in respect of “interest” (as defined in that section) payable by TCCI is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of TCCI, the Administrative Agent and the Lenders and the amount of such payment or collection shall be refunded to TCCI. For the purposes of this Agreement, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the relevant term and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent will be prima facie evidence of such rate.

Section 2.12 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Committed Loans made by it to a Borrower, or the participations in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Applicable Agent of such fact, and (b) purchase from the other Lenders (other than any Defaulting Lenders) such participations in the Committed Loans and subparticipations in Swing Line Loans and Swing Line Loans made by them to such Borrower as

Toyota – Five Year Credit Agreement (2023)

shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loans and Swing Line Loans pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 9.6 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. Each Borrower agrees that any Lender so purchasing a participation or subparticipation from another Lender may, to the fullest extent permitted by Law, exercise all of its rights of payment (including any right of set-off, but subject to Section 9.9) with respect to such participation or subparticipation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation or subparticipation. The Applicable Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations or subparticipation purchased under this Section 2.12 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation or subparticipation pursuant to this Section 2.12 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Section 2.13 Extension of Revolving Maturity Date.

(a)   Not earlier than 60 days prior to, nor later than 30 days prior to, any anniversary of the Closing Date (an “Extension Date”), the Borrowers may, upon notice to the Administrative Agent (which shall promptly notify the appropriate Lenders), request an extension of the Revolving Maturity Date then in effect for a period of up to one year. Within 20 days of delivery of such notice, each appropriate Lender shall notify the Administrative Agent whether or not it consents to such extension (which consent may be given or withheld in such Lender’s sole and absolute discretion). Any Lender not responding within the above time period shall be deemed not to have consented to such extension. The Administrative Agent shall notify the Borrowers and the appropriate Lenders of the Lenders’ responses not less than 24 days after receipt of notice of such extension request. If any Lender declines, or is deemed to have declined, to consent to such extension, the applicable Borrower may, at its own expense, cause any such Lender to be replaced as a Lender pursuant to Section 9.17.

(b)   The applicable Revolving Maturity Date shall be extended only if Lenders holding at least 51% of all outstanding Commitments (after giving effect to any replacements of Lenders permitted herein) (the “Consenting Lenders”) have consented thereto. If so extended, the Revolving Maturity Date, as to the Consenting Lenders, shall be extended for up to one year from the Revolving Maturity Date then in effect, effective as of the applicable Extension Date. The Administrative Agent and the Borrowers shall promptly confirm to the Lenders such extension. As a condition precedent to such extension, each Borrower shall deliver to the Administrative Agent a certificate of such Borrower dated as of the Extension Date signed by a Responsible Officer of such Borrower (i) certifying and attaching the resolutions adopted by such Borrower

Toyota – Five Year Credit Agreement (2023)

approving or consenting to such extension and (ii) certifying that, after giving effect to such extension, (A) the representations and warranties of such Borrower contained in Article V (except for the representations and warranties set forth in Section 5.4(b), 5.5(a) or 5.8(b) the accuracy of which it is expressly agreed shall not be a condition to the extension) are true and correct in all material respects on and as of the Extension Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.13, the representations and warranties contained in subsection (a) of Section 5.4 shall be deemed to refer to the most recent statements furnished pursuant to Section 6.1(a), (B) the representations and warranties contained in Section 5.1(c), Section 5.2(ii) and (iii) and Section 5.6 shall be true and correct in all respects and (C) no Default with respect to such Borrower exists. The Borrowers shall prepay any Committed Loans outstanding on each Revolving Maturity Date (and pay any additional amounts required pursuant to Section 3.5) to the extent necessary to keep outstanding Committed Loans ratable with any revised and new Pro Rata Shares of all the Lenders.

(c)   This Section 2.13 shall supersede any provisions in Section 2.12 or Section 9.1 to the contrary.

Section 2.14 Increase in Commitments.

(a)   Provided there exists no Default applicable to any Tranche A Borrower, upon notice by TMCC to the Administrative Agent (which shall promptly notify the appropriate Lenders), TMCC may from time to time, request an increase in the Aggregate Commitments applicable to all Tranche A Borrowers to an amount (for all such requests) not exceeding US$5,660,000,000. At the time of sending such notice, TMCC (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the appropriate Lenders). Each appropriate Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any appropriate Lender not responding within such time period shall be deemed to have declined to increase its Commitment. The Administrative Agent shall notify all of the Tranche A Borrowers and each appropriate Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, TMCC may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel; provided that the minimum commitment of each such Eligible Assignee is not less than US$10,000,000. The consent of the Lenders is not required to increase the amount of the Aggregate Tranche A Commitments pursuant to this Section 2.14(a), except that each appropriate Lender shall have the right to consent to an increase in the amount of its Commitment as set forth in this Section 2.14(a). If the Lenders and Eligible Assignees do not agree to increase the applicable Aggregate Tranche A Commitments by the amount requested by TMCC pursuant to this Section 2.14(a), TMCC may (i) withdraw its request for an increase in its entirety or (ii) accept, in whole or in part, the increases that have been offered.

(b)   If the applicable Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and TMCC shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall

Toyota – Five Year Credit Agreement (2023)

promptly notify TMCC and the appropriate Lenders of the final allocation of such increase and the Increase Effective Date. As a condition precedent to such increase, each Tranche A Borrower shall deliver to the Administrative Agent a certificate of such Tranche A Borrower dated as of the Increase Effective Date signed by a Responsible Officer of such Tranche A Borrower certifying that no Default applicable to such Tranche A Borrower exists. The Tranche A Borrowers shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.5) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Commitments under this Section.

(c)   This Section 2.14 shall supersede any provisions in Sections 2.12 or 9.1 to the contrary.

Section 2.15 [Reserved].

Section 2.16 Swing Line Loans.

(a)   The Swing Line. Subject to the terms and conditions set forth herein each applicable Swing Line Lender severally agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.16 to make loans (each such loan, a “Swing Line Loan”) (x) in US Dollars or any Alternative Currency (other than Canadian Dollars) to the Tranche A Borrowers, (y) in US Dollars or any Alternative Currency to TCCI and (z) in Australian Dollars to the Tranche C Borrower, from time to time on any Business Day during the Tranche A Availability Period, the Tranche B Availability Period or the Tranche C Availability Period, as applicable, in an aggregate amount not to exceed at any time outstanding (i) for each applicable Swing Line Lender, such Swing Line Lender’s applicable Swing Line Commitment, (ii) for all Swing Line Loans made to the Borrowers other than the Tranche C Borrower, the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the ratable share of the Outstanding Amount of Committed Loans of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitments or (iii) for all Swing Line Loans made to the Tranche C Borrower, the amount of the Australian Swing Line Sublimit; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings in respect of the Tranche A Borrowers, TCCI or the Tranche C Borrower, respectively, shall not exceed the applicable Aggregate Commitments, (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender under the Tranche A Commitments, Tranche B Commitments or Tranche C Commitments, as applicable, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans to the applicable Borrower(s) shall not exceed such Lender’s Commitment applicable to such Borrower(s) and (iii) the aggregate Outstanding Amount of Committed Loans of any Lender under the Tranche A Facility, the Tranche B Facility and the Tranche C Facility, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans, plus, in the case of a Swing Line Lender and without duplication, such Lender’s Swing Line Loans shall not exceed such Lender’s Commitment Cap and provided, further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Each Swing Line Borrowing shall consist of borrowings made from the several applicable Swing Line Lenders ratably to their respective applicable Swing Line Commitments. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.16, prepay under Section 2.4, and reborrow under this Section 2.16. Immediately upon the making of a Swing

Toyota – Five Year Credit Agreement (2023)

Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s ratable share times the amount of such Swing Line Loan.

(b)   Borrowing Procedures. Each Swing Line Borrowing shall be made upon the applicable Borrower’s irrevocable notice to the applicable Swing Line Agent and the Administrative Agent, which (x) in the case of Swing Line Loans requested by notice to the Administrative Agent, may be given by telephone and (y) in the case of Swing Line Loans requested by notice to a Swing Line Agent, may not be given by telephone, but may be given by electronic delivery, confirmed promptly by delivery to the applicable Swing Line Agent and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the applicable Borrower. Each such notice must be received by the applicable Swing Line Agent and the Administrative Agent (i) not later than 10:00 a.m. (London time) in the case of any Swing Line Loans to be funded in Europe, 12:00 noon (Central time) in the case of any Swing Line Loans to be funded in the United States, or 11:00 a.m. (Central time) in the case of any Swing Line Loans to be funded in Canada, in each case, on the requested borrowing date or (ii) not later than 8:00 p.m. (Sydney time) on the immediately preceding Business Day prior to the requested borrowing date, in the case of any Swing Line Loans to be funded in Australia, and shall specify (A) the amount and currency to be borrowed, which shall be a minimum of US$1,000,000, (or CDN$500,000 where the Swing Line Borrowing is requested by TCCI or A$500,000 where the Swing Line Borrowing is requested by the Tranche C Borrower) (provided that, in the case of TMFNL, such amount shall not be less than the Dollar Equivalent of EUR 100,000 or any other amount (or meeting any other criterion) as at any time ensures that it does not qualify as attracting funds from the “public” under or pursuant to the Netherlands Financial Supervision Act (wet op het financieel toezicht)), (B) the requested borrowing date, which shall be a Business Day and (C) if denominated in Australian Dollars, the Interest Period applicable to such Swing Line Borrowing. Each such telephonic notice must be confirmed promptly by delivery to the applicable Swing Line Agent and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the applicable Borrower. Promptly after receipt by the applicable Swing Line Agent of any telephonic Swing Line Loan Notice, such Swing Line Agent will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, such Swing Line Agent will notify the Administrative Agent (by telephone or in writing) of the contents thereof, and will notify each Swing Line Lender (by telephone or in writing) of the contents thereof. Unless the applicable Swing Line Agent has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. (London time, in the case of any Swing Line Loan to be funded in Europe, New York City time, in the case of any Swing Line Loan to be funded in North America or Sydney time, in the case of any Swing Line Loan to be funded in Australia) on the date of the proposed Swing Line Borrowing (I) directing each Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.16(a), or (II) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, each applicable Swing Line Lender will, not later than 3:00 p.m. (London time, in the case of any Swing Line Loan to be funded in Europe, Central time, in the case of any Swing Line Loan to be funded in the United States, Montreal time, in the case of any Swing Line Loan to be funded in Canada or Sydney time, in the case of any Swing Line Loan to be funded in Australia) on the borrowing date specified in such Swing Line Loan Notice,

Toyota – Five Year Credit Agreement (2023)

make the amount of its Swing Line Loan available to the applicable Borrower at its office by crediting the account of such Borrower on the books of the applicable Swing Line Agent in Same Day Funds or as otherwise directed by such Borrower.

(c)   Refinancing of Swing Line Loans.

(i)   The Swing Line Lenders at any time in their respective sole and absolute discretion may direct the applicable Swing Line Agent to request, on behalf of the applicable Borrower (and each Borrower hereby irrevocably authorizes each Swing Line Agent to so request on its behalf), that each Lender make a Base Rate Committed Loan or a Committed Tranche C Loan, as applicable, for the account of such Borrower in an amount equal to such Lender’s ratable share of (A) the amount of Swing Line Loans made to such Borrower and then outstanding, in the case of Swing Line Loans denominated in US Dollars, (B) the Dollar Equivalent of the amount of Swing Line Loans made to such Borrower and then outstanding, in the case of Swing Line Loans denominated in any Alternative Currency or (C) the amount of Swing Line Loans made to the Tranche C Borrower. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.2, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans or Committed Tranche C Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.2. The applicable Swing Line Agent shall furnish the applicable Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Applicable Agent. Each Lender shall make an amount equal to its ratable share of the amount specified in such Committed Loan Notice available to the Applicable Agent in Same Day Funds for the account of the applicable Swing Line Lenders at (x) the Administrative Agent’s Office for US Dollar-denominated payments or (y) the Australian Sub-Agent’s Office for Australian Dollar-denominated payments, in each case not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.16(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan or a Committed Tranche C Loan, as applicable, to the applicable Borrower in such amount. The Applicable Agent shall remit the funds so received to the Swing Line Lenders.

(ii)   If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.16(c)(i), the request for Base Rate Committed Loans submitted by the applicable Swing Line Agent as set forth herein shall be deemed to be a request by such Swing Line Agent that each Lender fund its risk participation in the relevant Swing Line Loan and each such Lender’s payment to the Administrative Agent for the account of the Swing Line Lenders pursuant to Section 2.16(c)(i) shall be deemed payment in respect of such participation.

(iii)   If any Lender fails to make available to the Applicable Agent for the account of the Swing Line Lenders any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.16(c) by the time specified in Section 2.16(c)(i), the Swing Line Lenders shall be entitled to recover from such Lender (acting through the Applicable Agent), on demand, such amount with interest thereon for the period from the

Toyota – Five Year Credit Agreement (2023)

date such payment is required to the date on which such payment is immediately available to the Swing Line Lenders at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the applicable Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of a Swing Line Lender submitted to any Lender (through the Applicable Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)   Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.16(c) shall be absolute, irrevocable and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any Swing Line Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.16(c) is subject to the conditions set forth in Section 4.2. No such funding of risk participations shall relieve or otherwise impair the obligation of any Borrower to repay Swing Line Loans made to it, together with interest as provided herein.

(d)   Repayment of Participations.

(i)   At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the applicable Swing Line Lender receives any payment on account of such Swing Line Loan, such Swing Line Lender will promptly distribute to such Lender its ratable share thereof in the same funds as those received by such Swing Line Lender.

(ii)   If any payment received by a Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by such Swing Line Lender under any of the circumstances described in Section 9.6 (including pursuant to any settlement entered into by such Swing Line Lender in its discretion), each Lender shall pay to such Swing Line Lender its ratable share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the applicable Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)   Interest for Account of Swing Line Lenders. The applicable Swing Line Agent shall be responsible for invoicing the applicable Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.16 to refinance such Lender’s ratable share of any Swing Line Loan, interest in respect of such ratable share shall be solely for the account of the respective Swing Line Lenders.

Toyota – Five Year Credit Agreement (2023)

(f)   Payments Directly to Swing Line Lender. Each Borrower shall make all payments of principal and interest in respect of the Swing Line Loans made directly to the applicable Swing Line Agent, for the account of the respective Swing Line Lenders.

Section 2.17 Defaulting Lenders.

(a)   Generally. Anything contained herein to the contrary notwithstanding, (i) to the extent permitted by applicable Law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, any prepayment of the Loans shall, if the Tranche A Borrowers, TCCI or the Tranche C Borrower, as applicable, so direct at the time of making such prepayment, be applied to the Loans of other Applicable Tranche Lenders as if such Defaulting Lender had no Tranche A Loans, Tranche B Loans or Tranche C Loans, as applicable, outstanding; (ii) such Defaulting Lender’s unused Aggregate Commitments shall be excluded for purposes of calculating the facility fee payable to Lenders pursuant to Section 2.8(a) in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any facility fee with respect to its unused Commitment(s) pursuant to Section 2.8(a) for any Default Period with respect to such Defaulting Lender; and (iii) the aggregate amount of the Tranche A Loans, Tranche B Loans and Tranche C Loans as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender. No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.17(a), performance by any Borrower or any Lender of its obligations hereunder shall not be excused or otherwise modified as a result of any failure by a Defaulting Lender to fund or the operation of this Section 2.17(a). The rights and remedies against a Defaulting Lender under this Section 2.17(a) are in addition to other rights and remedies that the Borrowers, the Administrative Agent or any other Lender may have against such Defaulting Lender with respect to any Defaulted Loan.

(b)   Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.9 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Swing Line Lender hereunder; third, as the Borrower that made such payment may request (so long as no Event of Default under Section 7.1(a) or Section 7.1(f) has occurred and is continuing with respect to such Borrower), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, if so determined by the Administrative Agent and the applicable Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fifth, to the payment of any amounts owing to the Lenders or the Swing Line Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Event of Default under Section 7.1(a) or Section 7.1(f) has occurred and is continuing with respect to such Borrower, to the payment of any amounts owing to the applicable Borrower as a result of any judgment of a court of competent jurisdiction

Toyota – Five Year Credit Agreement (2023)

obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable facility. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.17(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)   Defaulting Lender Cure. If the Borrowers, the Administrative Agent and each Swing Line Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Swing Line Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Tranche, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Article III

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.1 Taxes.

(a)   Subject to the other provisions of this Section 3.1 and Section 9.15, any and all payments by any Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes. If any Borrower shall be required by any Laws to deduct any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.1(a)), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, such Borrower shall furnish to the Administrative Agent (which shall forward the

Toyota – Five Year Credit Agreement (2023)

same to such Lender) the original or a certified copy of a receipt evidencing payment thereof or other evidence of such payment.

(b)   Each Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)   Each Borrower agrees to indemnify the Administrative Agent and each appropriate Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.1(c)) paid by the Administrative Agent and such Lender or required to be withheld or deducted from a payment to the Administrative Agent or such Lender and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this Section 3.1(c) shall be made within 15 days after the date the Lender or the Administrative Agent makes a demand therefor.

(d)   In the case of interest payments made by TKG, this Section 3.1 shall only apply to a Lender who is the legal and beneficial owner of amounts received pursuant to this Agreement and has provided evidence to TKG: (i) that such Lender is a person (a corporate body or an individual) which is, for taxation purposes, resident outside of the territory of (1) the Federal Republic of Germany and (2) a Non-Cooperative Jurisdiction (as defined below), (ii) if such Lender is a partnership, that all direct and indirect partners of that partnership are persons who are, for taxation purposes, resident outside of the territory of (1) the Federal Republic of Germany and (2) a Non-Cooperative Jurisdiction, and does not hold any amounts received pursuant to this Agreement through a permanent establishment or a permanent representative in Germany or (iii) that such Lender qualifies as a credit institution or financial institution within the meaning of the German Banking Act (Kreditwesengesetz). “Non-Cooperative Jurisdiction” means any non-cooperative state or territory (nicht kooperatives Steuerhoheitsgebiet) as set out in the regulation (as amended from time to time) referred to in Section 3 paragraph 1 of the German Tax Haven Act (Steueroasen-Abwehrgesetz).

(e)   TFSUK is not required to pay additional amounts to a Lender (other than a new Lender pursuant to a request by a Borrower under Section 9.17) pursuant to Section 3.1 in respect of any Tax that is required by the United Kingdom to be withheld from a payment of interest on a Loan made to TFSUK if at the time the payment falls due: (i) the relevant Lender is not a UK Qualifying Lender and that Tax would not have been required to be withheld had that Lender been a UK Qualifying Lender unless the reason that that Lender is not a UK Qualifying Lender is a change after the date on which it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or double taxation agreement or any published practice or published concession of any relevant Governmental Authority; (ii) the relevant Lender is a UK Qualifying Lender solely by virtue of (a)(ii) of the definition of UK Qualifying Lender and (1) an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the UK ITA which relates to the payment and that Lender has received from TFSUK a certified copy of that Direction; and (2) that Tax would not have been required to be withheld had that Direction not been made; (iii) the relevant Lender is a UK Qualifying Lender solely by virtue of (a)(ii) of the definition of UK Qualifying Lender and (1) the relevant Lender has not given

Toyota – Five Year Credit Agreement (2023)

a UK Tax Confirmation to TFSUK; and (2) that Tax would not have been required to be withheld had the Lender given a UK Tax Confirmation to TFSUK, on the basis that the UK Tax Confirmation would have enabled TFSUK to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the UK ITA; or (iv) the relevant Lender is a UK Treaty Lender or a US LLC Lender and TFSUK is able to demonstrate that that Tax is required to be withheld as a result of the failure of the relevant Lender to comply with its obligations under Section 9.15(a). Any Lender which is a Lender in respect of a Loan to TFSUK shall promptly notify the Administrative Agent and TFSUK if (i) it is not, or ceases to be, a UK Qualifying Lender, for whatever reason, or (ii) it is a UK Qualifying Non-Bank Lender and there is any change in the position from that set out in the UK Tax Confirmation it has given.

(f)   TFA is not required to pay additional amounts to a Tranche A Lender or a Tranche C Lender pursuant to this Section 3.1 in respect of any Tax that is required by the Commonwealth of Australia or any political sub-division thereof to be withheld or deducted from a payment of interest on a Loan made to TFA if at the time the payment falls due (i) the relevant Tranche A Lender or the relevant Tranche C Lender is an Offshore Associate of TFA, (ii) the payment could have been made to the relevant Tranche A Lender or the relevant Tranche C Lender without any withholding or deduction in respect of such Tax if, before TFA makes a relevant payment, the relevant Tranche A Lender or the relevant Tranche C Lender, or an entity acting on behalf of such Tranche A Lender or such Tranche C Lender, provided TFA with any of its name, address, tax file number, (if applicable) an Australian business number, registration number or similar details of any relevant tax exemption, or (iii) the withholding or deduction in respect of such Tax is in respect to any withholding or deduction on account of TFA receiving a direction under section 255 of the Australian Tax Act or section 260-5 of Schedule 1 to the Taxation Administration Act 1953 of Australia or any similar law.

(g)   If the Administrative Agent or a Lender shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of, or remission for, Taxes or Other Taxes as to which it has received additional amounts under this Section 3.1, such Administrative Agent or Lender shall promptly notify the applicable Borrower and Agent (as applicable) of the availability of such claim and, to the extent that the Lender or the Administrative Agent (as applicable) determines in good faith that making such claim will not have an adverse effect on its taxes or business operation, shall, within 60 days of receipt of a request by such Borrower, make such claim. If the Administrative Agent or Lender (acting in good faith) determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by such Borrower or with respect to which such Borrower has paid amounts pursuant to this Section 3.1, it shall pay over the amount of such refund to such Borrower, net of all out-of-pocket expenses of the Administrative Agent or such Lender (but amounts hereby recovered by the Borrower shall not exceed the indemnity payments made, or the amounts paid, as applicable, by such Borrower under this Section 3.1) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit); provided, however, that such Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Administrative Agent or such Lender (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrowers pursuant to this paragraph (g) the payment

Toyota – Five Year Credit Agreement (2023)

of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 3.1(g) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to any Borrower or any other Person.

(h)   The agreements in this Section 3.1 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of a Lender, the termination of the Aggregate Commitments and repayment, satisfaction or discharge of all other Obligations.

Section 3.2 Illegality.

(a)   If any Lender determines that any Regulatory Change has made it unlawful, or that any Governmental Authority has asserted that it is unlawful as a result of such Regulatory Change, for any Lender or its applicable Lending Office to make, maintain or fund any Loans (other than Base Rate Loans or Tranche C Loans), or to determine or charge interest rates based upon any Benchmark, then, on notice thereof by such Lender to the applicable Borrower through the Administrative Agent as to such illegality), any obligation of such Lender to make or continue Loans associated with such Benchmark or, in the case of Term Rate Loans in US Dollars, to convert Base Rate Committed Loans to Term Rate Loans or, in the case of Tranche B Loans in Canadian Dollars, to convert Canadian Prime Rate Loans to Term Rate Loans, shall be suspended until such Lender notifies the Administrative Agent and the applicable Borrower that the circumstances giving rise to such determination no longer exist (and such Lender shall give such notice promptly upon receiving knowledge that such circumstances no longer exist). If a Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Loans (other than Base Rate Loans or Tranche C Loans) to maturity and shall so specify in a notice pursuant to the preceding sentence, upon receipt of such notice, the applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), elect to either (i) promptly prepay all such Loans of such Lender or (ii) immediately convert all such Loans of such Lender to Base Rate Loans in US Dollars in the amount of the Dollar Equivalent. In the event such Loans are Term Loans, such prepayment or conversion will occur either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Rate Loans to such day, or promptly prepay or immediately convert, if such Lender may not lawfully continue to maintain such Term Rate Loans. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

(b)   [Reserved.]

(c)   Notwithstanding any other provision of this Agreement, if in respect of any Tranche C Loan made under this Agreement to the Tranche C Borrower, it becomes unlawful or impossible (as a result of any Regulatory Change) in any jurisdiction for a Tranche C Lender to perform any

Toyota – Five Year Credit Agreement (2023)

of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Tranche C Loan:

(i)   such Tranche C Lender shall forthwith notify the Australian Sub-Agent and the Tranche C Borrower;

(ii)   such Tranche C Lender’s obligations under this Agreement in respect to such Tranche C Loan are immediately suspended for the duration of such illegality or other effect;

(iii)   such Tranche C Lender may, by notice to the Australian Sub-Agent and the Tranche C Borrower, cancel such Tranche C Lender’s available Tranche C Commitment with immediate effect;

(iv)   without limiting Sections 3.2(c)(ii) and 3.2(c)(iii), such Tranche C Lender shall consult and negotiate in good faith with the Tranche C Borrower for a period not exceeding 30 days with a view to determining whether amendments can be made to this Agreement to enable all or a part of such Tranche C Loan to continue to be provided to the Tranche C Borrower; and

(v)   if no such amendments are agreeable to the Tranche C Borrower and such Tranche C Lender and the illegality or other effect is continuing:

(A)  such Lender or the Tranche C Borrower may notify the other party and the Australian Sub-Agent that such Loan is to be terminated and, to the extent it has not already been so cancelled in accordance with Section 3.2(c)(iii), such Lender’s available Tranche C Commitment will be cancelled as of the 90th day after the date such notice is delivered to the other party; and

(B)  the Tranche C Borrower shall repay such Loan, together with all accrued but unpaid interest and other unpaid amounts owing in respect of such Loan, in full on:

(1)   the later of the last day of the current Interest Period for such Loan and the 90th day after notice has been given in accordance with Section 3.2(c)(v)(A); or

(2)   if earlier, the last day of any applicable grace period permitted by law.

Section 3.3 Inability to Determine Rates. (a) (i) If, prior to the commencement of any Interest Period (or, in the case of any Benchmark that is not a Term Rate, on any Business Day), the Administrative Agent determines (which determination shall be conclusive absent manifest error) that for any reason (other than a Benchmark Transition Event) adequate and reasonable means do not exist for determining any Benchmark pursuant to the definition thereof, the Administrative Agent will promptly so notify any affected Borrower and each Lender. Upon receipt of such notice, (1) the applicable Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of any Loan at such Benchmark or, failing that, will

Toyota – Five Year Credit Agreement (2023)

be deemed to have converted such request into a request for a Base Rate Loan in US Dollars in the amount of the Dollar Equivalent, (2) any outstanding affected Term Rate Loans will be deemed to have been converted to a Base Rate Loan in US Dollars in the amount of the Dollar Equivalent at the end of the applicable Interest Period, (3) any outstanding affected Loans that are not Term Rate Loans will be deemed to have been converted immediately to a Base Rate Loan in US Dollars in the amount of the Dollar Equivalent, and (iv) in the case of any such notice regarding any Benchmark used as a component of Base Rate, such component will not be used in any determination of Base Rate Loans until such notice is revoked.

(ii)   If, prior to the commencement of any Interest Period, the applicable Required Lenders determine that as a result of a Regulatory Change, the Term Rate for any requested currency and Interest Period with respect to a proposed Term Rate Loan or conversion to or continuation thereof does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify any affected Borrower and each Lender. Thereafter, (A) the obligation of the appropriate Lenders to make or maintain Term Rate Loans in the affected currency or currencies and affected Interest Periods to such Borrower shall be suspended until the Administrative Agent (upon the instruction of the applicable Required Lenders) revokes such notice (which revocation shall be made promptly upon such instruction from the applicable Required Lenders) and (B) in the case of any such notice pursuant to clause (ii) of this Section 3.3(a) regarding Term SOFR for an Interest Period of one- month, the Term SOFR component shall not be utilized in determining the Base Rate until such notice is revoked. Upon receipt of such notice, the applicable Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein or the Dollar Equivalent thereof in the event of a Committed Borrowing denominated in an Alternative Currency.

(b)   If the Australian Sub-Agent determines that, in relation to a Tranche C Loan for any Interest Period,

(i)   at or about 1:00 p.m. (Sydney time) on the first day of the relevant Interest Period the applicable Bank Bill Rate is not available or the Australian Sub-Agent is unable to determine the Bank Bill Rate for the relevant currency and period, the rate of interest on that Tranche C Loan for that Interest Period shall be a rate per annum which is equal to the sum of

(A)   the Applicable Rate; and

(B)   the rate (rounded to the same number of decimal places as the two relevant Bank Bill Rates) for a period equal in length to the Interest Period of that Tranche C Loan which results from interpolating on a linear basis between:

(x) the applicable Bank Bill Rate for the longest period (for which the Bank Bill Rate is available) which is less than the Interest Period for that Tranche C Loan; and

Toyota – Five Year Credit Agreement (2023)

(y) the applicable Bank Bill Rate for the shortest period (for which the Bank Bill Rate is available) which exceeds the Interest Period of that Tranche C Loan,

except where the Interest Period is less than the shortest period published for the Bank Bill Rate, in which case it will be the shortest period published for the Bank Bill Rate; or

(ii)   Section 3.3(b)(i) applies but it is not possible to calculate the rate of interest for that Tranche C Loan for the relevant Interest Period under that section, the rate of interest on that Tranche C Loan for that Interest Period shall be a rate per annum which is equal to the sum of:

(A)   the Applicable Rate; and

(B)   the following rates:

(x) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Australian Sub-Agent at its request by the Australian Reference Banks as the mid discount rate (expressed as a yield percent to maturity) observed by the Australian Reference Banks for marketable parcels of Australian Dollar denominated bank accepted bills and negotiable certificates of deposit accepted or issued by Prime Banks, and which mature on the last day of the relevant period; or

(y) (if there is no observable market rate for marketable parcels of Prime Bank Australian Dollar securities referred to in Section 3.3(b)(ii)(B)(x) above), the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Australian Sub-Agent at its request by the Australian Reference Banks as the rate at which the Australian Reference Banks could borrow funds in Australian Dollars in the Australian interbank market for the relevant period were it to do so by asking for and then accepting interbank offers for deposits in reasonable market sizes and for that period; or

(iii)   Section 3.3(b)(ii) applies but it is not possible to calculate the rate of interest for that Tranche C Loan for the relevant Interest Period under that section, the rate of interest on that Tranche C Loan for that Interest Period shall be the rate per annum which is the sum of:

(A)   the Applicable Rate; and

(B)   the rate notified to the Australian Sub-Agent by the relevant Tranche C Lender as soon as practicable and in any event no later than the Business Day before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Tranche C Lender of

Toyota – Five Year Credit Agreement (2023)

funding its participation in that Tranche C Loan from whatever source or sources it may reasonably select.

(c)   in relation to a Tranche C Loan for which the interest rate per annum was to have been Bank Bill Rate, before 5:00 p.m. (Sydney time) on the Business Day after the first day of the relevant Interest Period, if the Australian Sub-Agent receives notifications from a Tranche C Lender or Tranche C Lenders whose participations in that Tranche C Loan exceed 50% of that Tranche C Loan, that as a result of market circumstances not limited to it the cost to it of funding its participation in the Tranche C Loan is or would be in excess of Bank Bill Rate (in which case an “Affected Tranche C Lender” will be each Tranche C Lender which gives such a notification), then it shall promptly notify the Tranche C Borrower and the Tranche C Lenders, and the rate of interest on each Affected Tranche C Lender’s participation in that Tranche C Loan for the Interest Period shall be the rate per annum which is the sum of:

(i)  the Applicable Rate; and

(ii)  the rate notified to the Australian Sub-Agent by that Affected Tranche C Lender as soon as practicable and in any event no later than the Business Day before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Affected Tranche C Lender of funding its participation in that Tranche C Loan from whatever source or sources it may reasonably select.

Each Affected Tranche C Lender shall determine the rate notified by it under Section 3.3(c)(ii) above in good faith. The rate so notified and any other notification under Section 3.3(b) will be conclusive and binding on the parties in the absence of manifest error.

Section 3.4 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Term Rate Loans.

(a)   (i) If in the case of Term Rate Loans, any Lender determines that as a result of the introduction of any regulation issued by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) after the date such Lender becomes a party to this Agreement, there shall be an increase in the cost to such Lender of agreeing to make or making, continuing, converting to, funding or maintaining Term Rate Loans or a reduction in the amount received or receivable by such Lender in connection with any Term Rate Loan, or

(ii)   if in the case of Term Rate Loans or Tranche C Loans, any Lender determines that as a result of a Regulatory Change, there shall be a material increase in the cost to such Lender of agreeing to make or making, continuing, converting to, funding or maintaining Term Rate Loans or Tranche C Loans or a reduction in the amount received or receivable by such Lender in connection with any Term Rate Loan or Tranche C Loan, then from time to time within 15 days of demand by such Lender setting forth the amount or amounts necessary to compensate such Lender, together with a reasonable basis therefor (with a copy of such demand to the Administrative Agent), subject to Section 3.4(c), the

Toyota – Five Year Credit Agreement (2023)

applicable Borrower shall pay to such Lender such additional amounts as are sufficient to compensate such Lender for such increased cost incurred or reduction suffered.

(b)   If any Lender determines that the introduction of any Law after the date such Lender becomes a party to this Agreement regarding capital adequacy or liquidity or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith or as a result of any Regulatory Change, has the effect of materially reducing the rate of return on the capital of, or imposing material additional costs associated with liquidity requirements imposed by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States financial regulatory authorities on, such Lender or any corporation controlling such Lender as a direct consequence of such Lender’s obligations hereunder, then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), subject to Section 3.4(c), the applicable Borrower shall pay within 15 days of demand by such Lender such additional amounts as are sufficient to compensate such Lender for such reduction suffered.

(c)   Promptly after receipt of knowledge of any Regulatory Change or other event that will entitle any Lender to compensation under this Section 3.4, such Lender shall give notice thereof to the applicable Borrower and the Administrative Agent certifying the basis for such request for compensation in accordance with Section 3.6(a) and shall (i) exercise reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to minimize any such increased cost and (ii) designate a different Lending Office if such designation will avoid, or reduce the amount of, compensation payable under this Section 3.4 and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. Notwithstanding anything in Sections 3.4(a) or 3.4(b) to the contrary, no Borrower shall be obligated to compensate any Lender for any amount arising or accruing before 90 days prior to the date on which such Lender gives notice to such Borrower and the Administrative Agent under this Section 3.4(c) (except that, if the Regulatory Change or other event giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof).

(d)   Notwithstanding anything to the contrary contained in this Agreement, (i) this Section 3.4 shall not apply to taxes, and (ii) all indemnification (including with respect to increased costs and reduction in amounts received) relating to or attributable to taxes shall be governed solely and exclusively by Section 3.1.

(e)   The agreements in this Section 3.4 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and repayment of all other Obligations.

(f)   Notwithstanding any other provision in this Section 3.4, no Lender shall demand compensation for any increased cost pursuant to this Section 3.4 if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements; provided that no Lender shall be required to disclose any confidential or proprietary information in respect of such demand.

Toyota – Five Year Credit Agreement (2023)

Section 3.5 Funding Losses. Within 15 days after delivery of the certificate described in Section 3.6(a) by any Lender (with a copy to the Administrative Agent) from time to time, each Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of each of the following (except to the extent incurred by any Lender as a result of any action taken pursuant to Section 3.2):

(a)   any continuation, conversion, payment or prepayment of any Term Rate Loan or Tranche C Loan made to such Borrower on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)   any failure by such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Term Rate Loan or Tranche C Loan on the date or in the amount notified by such Borrower;

(c)   any failure by any Borrower to make payment of any Loan denominated in an Alternative Currency or Australian Dollars on its scheduled due date or any payment thereof in a different currency; or

(d)   any assignment of a Term Rate Loan or Tranche C Loans on a day other than the last day of the Interest Period therefor as a result of a request by such Borrower pursuant to Section 9.17;

including any foreign exchange loss and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained but excluding loss of anticipated profits or margin for the period after which any such payment or failure to convert, borrow or prepay. The applicable Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

The agreements in this Section 3.5 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and repayment of all other Obligations.

Section 3.6 Matters Applicable to all Requests for Compensation.

(a)   A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive and binding upon all parties hereto in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

(b)   If (i) the obligation of any Lender to make any Loan associated with any Benchmark shall be suspended pursuant to Section 3.2 or (ii) any Lender has demanded compensation under Section 3.1 or Section 3.4 the applicable Borrower may give notice to such Lender through the Administrative Agent that, unless and until such Lender notifies such Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist, effective 5 Business Days after the date of such notice from such Borrower (A) all Loans associated with such Benchmark which would otherwise be made by such Lender shall be made instead as

Toyota – Five Year Credit Agreement (2023)

Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Loans associated with such Benchmark of the other Lenders), and (B) after each of such Lender’s Loans associated with such Benchmark has been repaid, all payments of principal which would otherwise be applied to such Loans shall be applied to repay such Lender’s Base Rate Loans instead.

(c)   If any Lender makes a claim for compensation or other payment under Section 3.1 or Section 3.4 or if any Lender determines that it is unlawful or impermissible for it to make, maintain or fund Loans associated with any Benchmark pursuant to Section 3.2, the applicable Borrower may replace such Lender in accordance with Section 9.17.

(d)   Prior to giving notice pursuant to Section 3.2 or to demanding compensation or other payment pursuant to Section 3.1 or Section 3.4, each Lender shall consult with the applicable Borrower and the Administrative Agent with reference to the circumstances giving rise thereto; provided that nothing in this Section 3.6(d) shall limit the right of any Lender to require full performance by such Borrower of its obligations under such Sections.

Section 3.7 Public Offer.

(a)   In relation to Tranche A and Tranche C, BNP Paribas undertakes, represents and warrants to TFA as follows:

(i)   on behalf of TFA it has made invitations to become a Tranche A Lender and invitations to become a Tranche C Lender under this Agreement, either:

(A)  in the form agreed with TFA to at least ten parties, each of whom, as at the date the relevant invitation is made, BNP Paribas’s relevant officers involved in the transaction on a day to day basis believe carries on the business of providing finance or investing or dealing in securities in the course of operating in financial markets, for the purposes of section 128F(3A)(a)(i) of the Australian Tax Act, and each of whom has been disclosed to TFA; or

(B)  in an electronic form that is used by financial markets for dealing in debentures (as defined in section 128F(9) of the Australian Tax Act) or debt interests (as defined in sections 974-15 and 974-20 of the Income Tax Assessment Act 1997);

(ii)   at least ten of the parties to whom BNP Paribas has made invitations referred to in paragraph (i)(A) are not, as at the date the invitations are made, to the knowledge of the relevant officers of BNP Paribas involved in the transaction, associates (as defined in section 128F(9) of the Australian Tax Act) of any of the others of those ten offerees; and

(iii)   it has not made offers or invitations referred to in paragraph (i)(A) to parties whom its relevant officers involved in the transaction on a day to day basis are aware are Offshore Associates of TFA.

Toyota – Five Year Credit Agreement (2023)

(b)   TFA confirms that none of the potential offerees whose names were disclosed to it by BNP Paribas before the date of this Agreement were known or suspected by it to be an Offshore Associate of TFA.

(c)   Each Tranche A Lender and each Tranche C Lender represents and warrants to TFA that at the time it received the invitation it was carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in financial markets.

(d)   BNP Paribas and each Lender will provide to TFA when reasonably requested by TFA any factual information in its possession or which it is reasonably able to provide to assist TFA to demonstrate that section 128F of the Australian Tax Act has been satisfied where to do so will not in BNP Paribas’s or such Lender’s reasonable opinion breach any law or regulation or any duty of confidence.

(e)   If, for any reason, the requirements of section 128F of the Australian Tax Act have not been satisfied in relation to interest payable on a Tranche A Loan or a Tranche C Loan (except to an Offshore Associate of TFA), then on request by the Administrative Agent or TFA, each party shall cooperate and take steps reasonably requested with a view to satisfying those requirements:

(i)   where a party breached Section 3.7(a) or Section 3.7(c), at the cost of that party; or

(ii)   in all other cases, at the cost of TFA.

Section 3.8 Reference Rate Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document:

(a)   Upon the occurrence of a Benchmark Transition Event as to any Benchmark, the applicable Benchmark Replacement will replace the applicable then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark at or after 4:00 p.m. (Central time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of the applicable then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, any Borrower may revoke any request made by such Borrower for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until such Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, such Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in US Dollars in the amount of the Dollar Equivalent. During the period referenced in the foregoing sentence,

Toyota – Five Year Credit Agreement (2023)

the component of Base Rate based upon such Benchmark (if any) will not be used in any determination of Base Rate Loans.

(b)   In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent, with the consent of TMCC, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c)   The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.8(d). Any determination, decision or election that may be made by the Administrative Agent, TMCC or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.8, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.8.

(d)   At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the applicable then-current Benchmark is a term rate (including Term SOFR, Term CORRA or EURIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for the applicable Benchmark (including applicable Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for the applicable Benchmark (including applicable Benchmark Replacement) settings.

(e)   As used in this Section 3.8:

“Available Tenor” means, as of any date of determination and with respect to the applicable then-current Benchmark, as applicable, (i) if the applicable then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (ii) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means for (i) for Term Rate Loans made in US Dollars, Term SOFR, (ii) for Swing Line Loans made in US Dollars, Daily Simple SOFR, (iii) for Term Rate Loans made in Euro, EURIBOR, (iv) for Swing Line Loans made in Euro, €STR, (v) for Term Rate Loans made in Canadian Dollars, Term CORRA, (vi) for Canadian Prime Rate Loans and Swing Line Loans made in Canadian Dollars, Canadian Prime Rate, and (vii) for SONIA Loans and Swing Line Loans made in Sterling, Daily Simple SONIA; provided that if a Benchmark Transition Event has occurred with respect to any initial Benchmark or any then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement for such initial or then-current Benchmark to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to

Toyota – Five Year Credit Agreement (2023)

Section 3.8(a). Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

(i)   for Term SOFR, the first alternative set forth below that can be determined by the Administrative Agent:

(1)   Daily Simple SOFR, and

(2)   the sum of (A) the alternate benchmark rate and (B) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and TMCC as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for US Dollar-denominated syndicated credit facilities at such time;

(ii)   for all other Benchmarks, the sum of (1) the alternate benchmark rate and (2) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and TMCC as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then- prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for the applicable currency-denominated syndicated credit facilities at such time;

provided that, if the applicable Benchmark Replacement as determined pursuant to clause (i) or (ii) above would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Relevant Governmental Body, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (i) such administrator (x) has ceased or (y) will cease on a specified date, to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (ii) all Available Tenors of such Benchmark (x) are or (y) will, no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored; provided that in the case of an announcement that has prospective effect (as designated in clauses (i)(y) and (ii)(y)), a “Benchmark Transition Event” shall be deemed to be postponed until such date as is agreed by the Administrative Agent and TMCC.

Toyota – Five Year Credit Agreement (2023)

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in US Dollars, the FRB and/or the Federal Reserve Bank of New York, the SOFR Administrator or Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the FRB and/or the Federal Reserve Bank of New York or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Canadian Dollars, the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada or, in each case, any successor thereto, and (v) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (1) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (x) such Benchmark Replacement or (y) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

Article IV

CONDITIONS

Section 4.1 Effectiveness. This Agreement shall become effective, and the commitments under each Existing Credit Facility shall be automatically terminated, on the date that each of the following conditions shall have been satisfied:

(a)   Receipt by the Administrative Agent of the following, each of which shall be originals or facsimiles unless otherwise specified, each properly executed by a Responsible Officer of the applicable Borrower, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

(i)   executed counterparts of this Agreement;

(ii)   a Note executed by each Borrower in favor of each Lender requesting a Note provided such request is received by the relevant Borrower not later than five Business Days prior to the Closing Date;

(iii)   such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents;

Toyota – Five Year Credit Agreement (2023)

(iv)   such documents and certifications as the Administrative Agent may reasonably require to evidence that each Borrower is duly organized or formed, and that such Borrower is validly existing, in good standing and qualified to engage in business, in its jurisdiction of organization;

(v)   a favorable opinion of Eversheds Sutherland (US) LLP, counsel to TMCC, addressed to the Administrative Agent and each Lender;

(vi)   a favorable opinion of Pietrantoni Méndez & Alvarez LLP, counsel to TCPR, addressed to the Administrative Agent and each Lender;

(vii)   a favorable opinion of Stikeman Elliott LLP, counsel to TCCI, addressed to the Administrative Agent and each Lender;

(viii)   favorable opinions of Freshfields Bruckhaus Deringer LLP, counsel to TMFNL and TFSUK and of Freshfields Bruckhaus Deringer Rechtsanwälte Steuerberater PartG mbB, counsel to TKG, in each case addressed to the Administrative Agent and each Lender;

(ix)   a favorable opinion of King & Wood Mallesons, counsel to TFA, addressed to the Administrative Agent and each Lender;

(x)   on the Closing Date, the following statements shall be true and the Administrative Agent shall have received for the account of each Lender a certificate of a Responsible Officer of each Borrower, stating that:

(A)  the representations and warranties contained in Article V hereof are correct on and as of the Closing Date; and

(B)  no event has occurred and is continuing that constitutes a Default; and

(xi)   such other assurances, certificates, documents or consents as the Administrative Agent, the Swing Line Lenders or the applicable Required Lenders reasonably may require.

(b)   Any fees required to be paid pursuant to the Fee Letters on or before the Closing Date shall have been paid.

(c)   The Borrowers shall have paid in full all indebtedness, interest, fees and other amounts outstanding under the Existing Credit Facilities and the Existing Credit Facilities shall have been terminated. Each of the Lenders that is a party to any of the Existing Credit Facilities hereby waives, upon execution of this Agreement, any applicable requirement of prior notice under such credit agreement relating to the termination of commitments thereunder.

(d)   Each Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Borrower.

Toyota – Five Year Credit Agreement (2023)

Without limiting the generality of the provisions of Section 8.3, for purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.2 Conditions to all Loans. The obligation of each Lender to honor any Request for Loans (other than a Committed Loan Notice requesting only a conversion of Committed Loans or a continuation of Term Rate Loans or Tranche C Loans) made by any Borrower is subject to the following conditions precedent:

(a)   The representations and warranties of such Borrower contained in Article V (except for the representations and warranties set forth in Section 5.4(b), 5.5(a) or 5.8(b), the accuracy of which it is expressly agreed shall not be a condition to making Loans) shall be true and correct in all material respects on and as of the date of such Loan, except (A) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (B) for purposes of this Section 4.2, the representations and warranties contained in Section 5.4(a) shall be deemed to refer to the most recent statements furnished from time to time pursuant to Section 6.1(a) and (C) the representations and warranties contained in Section 5.1(c), Section 5.2(ii) and (iii) and Section 5.6 shall be true and correct in all respects.

(b)   No Default with respect to such Borrower shall exist, or would result from such proposed Loan.

(c)   The Applicable Agent or appropriate Swing Line Agent, as applicable, shall have received a Request for Loans in accordance with the requirements hereof.

Each Request for Loans (other than a Committed Loan Notice requesting only a conversion of Committed Loans or a continuation of Term Rate Loans or Tranche C Loans) submitted by any Borrower shall be deemed to be a representation and warranty by such Borrower that the conditions specified in Sections 4.2(a) and (b) have been satisfied on and as of the date of the applicable Loans.

Article V

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Administrative Agent and the Lenders, as to itself only and not as to any other Borrower, that:

Section 5.1 Corporate Existence and Power. Such Borrower (a) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, (b) has all organizational powers to execute, deliver and perform its obligations under the Loan Documents to which it is a party and (c) is qualified to carry on its business as now conducted under the Laws of each jurisdiction where the conduct of its business requires such qualification; except in the case

Toyota – Five Year Credit Agreement (2023)

referred to in clause (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

Section 5.2 Corporate and Governmental Authorization: No Contravention. The execution, delivery and performance by such Borrower of this Agreement and each other Loan Document are within such Borrower’s organizational powers, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with, any Governmental Authority except such as have been obtained and do not contravene, or constitute a default under, (i) any provision of the Organization Documents of such Borrower, (ii) any provision of applicable Law or (iii) any provision of any agreement, judgment, injunction, order, decree or other instrument binding upon such Borrower or any of its Subsidiaries, and in each case referred to in clauses (ii) and (iii), where such contravention or default, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect with respect to such Borrower.

Section 5.3 Binding Effect. This Agreement constitutes a valid and binding agreement of such Borrower and each other Loan Document, when executed and delivered by such Borrower in accordance with this Agreement, will constitute a valid and binding obligation of such Borrower, in each case enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 5.4 Financial Statements.

(a)   The Audited Financial Statements applicable to such Borrower (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects (A) in the case of TMCC, the consolidated financial position of TMCC and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flow for such fiscal year, (B) in the case of TFSUK, the consolidated financial position of TFSUK and its Consolidated Subsidiaries as of such date and their consolidated results of operations for such fiscal year, (C) in the case of TKG, the consolidated financial position of TKG and its Consolidated Subsidiaries as of such date and their consolidated results of operations for such fiscal year, (D) in the case of TFA, the consolidated financial position of TFA and its Consolidated Subsidiaries as of such date and their consolidated results of operations for such fiscal year and (E) in the case of each other Borrower, the financial position of such Borrower as of such date and its results of operations and cash flow for such fiscal year.

(b)   Except as publicly disclosed or disclosed by a Borrower to the Lenders prior to the date hereof, since the date of the Audited Financial Statements, there has been no material adverse change in the business, financial position or results of operations of such Borrower and its Consolidated Subsidiaries, considered as a whole.

Section 5.5 Litigation. There is no action, suit or proceeding pending against, or to the knowledge of such Borrower threatened against or affecting, such Borrower or any of its Subsidiaries before any court, arbiter, or Governmental Authority (a) in which there is a reasonable

Toyota – Five Year Credit Agreement (2023)

likelihood of an adverse decision which would have a Material Adverse Effect with respect to such Borrower, or (b) which contests the validity of this Agreement or any Loan Document.

Section 5.6 Taxes. Such Borrower has paid or caused to be paid duly and within any appropriate time limits all material taxes, except (a) any tax that is being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

Section 5.7 Not an Investment Company. Such Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.8 Disclosure. (a) All written information heretofore furnished by such Borrower to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such written information hereafter furnished by such Borrower to the Administrative Agent or any Lender, taken as a whole, will be true and accurate in every material respect, on the date as of which such information is delivered or certified; provided that, with respect to projected financial information, such Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time of preparation (it being understood that projections are not to be viewed as facts and that actual results may differ significantly from such projections).

(b)   As of the Closing Date, the information included in any Beneficial Ownership Certification provided by such Borrower to any Lender in connection with this Agreement is true and accurate in every material respect.

Section 5.9 Representations as to Non-US Obligors. Each of TMFNL, TFSUK, TCCI, TKG and TFA (each, a “Non-US Obligor”) additionally represents and warrants to the Administrative Agent and the Lenders that:

(a)   Such Non-US Obligor is subject to Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Non-US Obligor, the “Applicable Non-US Obligor Documents”), and the execution, delivery and performance by such Non-US Obligor of the Applicable Non-US Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Non-US Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Non-US Obligor is organized and existing in respect of its obligations under the Applicable Non-US Obligor Documents.

(b)   The Applicable Non-US Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Non-US Obligor is organized and existing for the enforcement thereof against such Non-US Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Non-US Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Non-US Obligor Documents that the

Toyota – Five Year Credit Agreement (2023)

Applicable Non-US Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Non-US Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Non-US Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Non-US Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

(c)   There are no Other Taxes imposed by any Governmental Authority in or of the jurisdiction in which such Non-US Obligor is organized and existing on or by virtue of the execution or delivery of the Applicable Non-US Obligor Documents.

(d)   The execution, delivery and performance of the Applicable Non-US Obligor Documents executed by such Non-US Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Non-US Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

Section 5.10 Representations as to TCPR. TCPR additionally represents and warrants to the Administrative Agent and each Lender that it does not own directly or indirectly in accordance with the attribution rules of Section 1092.01(a)(3)(B) of the Puerto Rico Code fifty percent (50%) or more of the value of the stock of any Lender.

Section 5.11 Sanctions. Such Borrower is not currently the subject of any Sanctions, nor, to the knowledge of such Borrower, is any director, officer or employee of such Borrower currently the subject of any Sanctions applicable to such Borrower.

The representation and warranty given in this Section 5.11 shall not be made by nor apply to any Borrower that qualifies as a resident party domiciled in the Federal Republic of Germany (Inländer) within the meaning of Sect. 2 paragraph 15 German Foreign Trade Act (Außenwirtschaftsgesetz) in so far as it would result in a violation of or conflict with Sect. 7 German Foreign Trade Regulation (Außenwirtschaftsverordnung), any provision of Council Regulation (EC) 2271/96 or any other anti-boycott statute.

The representation and warranty given in this Section 5.11 shall not be made by nor apply to TCCI only in so far as it would result in a violation of or conflict with the Foreign Extraterritorial Measures Act (Canada) (together with all amendments, supplements and replacements thereof from time to time is herein referred to as “FEMA”), the Foreign Extraterritorial Measures (United States) Order 1992 made under the authority of FEMA, together with all amendments, supplements and replacements thereof from time to time, and any other orders issued under FEMA.

It is acknowledged and agreed that the representation and warranty given in this Section 5.11 is only sought and given to the extent that to do so would be permissible pursuant to any applicable anti-boycott statute such as (i) Regulation (EC) 2271/96 (including as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018) and/or

Toyota – Five Year Credit Agreement (2023)

(ii) any associated and applicable national law, instrument or regulation in the European Union or the United Kingdom related thereto and/or (iii) any similar law, instrument or regulation.

Section 5.12 Compliance Policies. Each Borrower has implemented and maintains in effect corporate policies reasonably designed to promote compliance by such Borrower, its Subsidiaries and their respective employees with Anti-Corruption Laws applicable to such Borrower and with applicable Sanctions applicable to such Borrower.

Section 5.13 Business Locations. No Borrower nor any Subsidiary of a Borrower has a physical place of business or is organized or resident in Cuba, Iran, North Korea, Syria, Crimea, the so-called Donetsk People’s Republic or the so-called Luhansk People’s Republic.

Article VI

COVENANTS

Each Borrower agrees that, so long as any Lender has any Commitment hereunder to such Borrower or any Loan or any Obligation of such Borrower hereunder shall remain unpaid or unsatisfied:

Section 6.1 Information. Such Borrower will deliver to the Administrative Agent and each of the Lenders:

(a)   as soon as available and in any event within 180 days after the end of each fiscal year of such Borrower, a consolidated balance sheet or statement of financial position of such Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income (or comprehensive income) and cash flows for such fiscal year (to the extent that such Borrower is required to prepare statements of cash flows in accordance with GAAP), setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of nationally recognized standing;

(b)   as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of such Borrower, a consolidated balance sheet of such Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of such Borrower’s fiscal year ended at the end of such quarter setting forth in the case of such statements of income and cash flow in comparative form the figures for the corresponding quarter and the corresponding portion of such Borrower’s fiscal year; provided, however, that no Borrower other than TMCC and TCPR shall be required to provide financial information under this subsection (b);

(c)   within ten days after any Principal Officer of such Borrower obtains knowledge of any Default in respect of such Borrower, if such Default is then continuing, a certificate of a Principal Officer of such Borrower setting forth the details thereof and the action which such Borrower is taking or proposes to take with respect thereto;

(d)   [reserved];

Toyota – Five Year Credit Agreement (2023)

(e)   from time to time such additional information regarding the financial position or business of such Borrower and its Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

Documents required to be delivered pursuant to Section 6.1(a) or (b) may be delivered electronically and, if delivered as described below, shall be deemed to have been delivered on the earlier of the date (i) on which such Borrower posts such documents, or provides a link thereto on such Borrower’s website on the Internet at the website address listed on Schedule 9.2; (ii) on which such documents are posted on the Securities and Exchange Commission’s website (www.sec.gov) or on the website for the London Stock Exchange (www.londonstockexchange.com); or (iii) on which such documents are posted on such Borrower’s behalf on any website to which each Lender and the Administrative Agent have access (whether a commercial, third-party website such as IntraLinks or DebtDomain or whether sponsored by the Administrative Agent); provided that (x) such Borrower shall deliver electronic copies of such documents to the Administrative Agent if any Lender requests such Borrower to deliver such copies, each time such request is made and (y) in the case of clause (i), such Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent, which shall notify the Lenders, of the posting of any such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by any Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Borrower hereby acknowledges that (a) the Administrative Agent, the Sub-Agents and the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Administrative Agent, the Sub-Agents, the Arrangers and each Borrower hereby agree that (v) no Borrower Materials shall be made available to Public Lenders unless such Borrower has clearly and conspicuously marked such Borrower Materials “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (w) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Sub-Agents, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.8); (x) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; (y) the Administrative Agent, the Sub-Agents and the Arrangers shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor” and (z) no personal identifiable information or personal data, including any Beneficial Ownership Certification, shall be made available, posted to or transmitted through any Platform.

Section 6.2 [Reserved].

Toyota – Five Year Credit Agreement (2023)

Section 6.3 Preservation and Maintenance of Corporate Existence . Such Borrower will preserve, renew and keep in full force and effect, and will cause each Significant Subsidiary to preserve, renew and keep in full force and effect, their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that neither such Borrower nor any of its Significant Subsidiaries shall be required to preserve any right, privilege or franchise to the extent the non-preservation of such right, privilege or franchise would not reasonably be expected to have a Material Adverse Effect with respect to such Borrower or such Significant Subsidiary; and provided further that nothing in this Section 6.3 shall prohibit (i) any merger or consolidation involving such Borrower which is permitted by Section 6.6, (ii) the merger of a Significant Subsidiary into such Borrower or the merger or consolidation of a Significant Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Significant Subsidiary and if, in each case, after giving effect thereto, no Default with respect to such Borrower shall have occurred and be continuing or (iii) the termination of the corporate existence of any Significant Subsidiary if such Borrower in good faith determines that such termination is in the best interest of such Borrower and is not materially disadvantageous to the Lenders.

Section 6.4 Compliance with Laws. Such Borrower will comply, and cause each Significant Subsidiary to comply, with all applicable Laws (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except (i) where failure to do so would not reasonably be expected to result in (x) a Material Adverse Effect with respect to such Borrower or Significant Subsidiary or (y) a material impairment of the rights and remedies of the Administrative Agent or any Lender under this Agreement or (ii) where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

Section 6.5 Negative Pledge. Such Borrower will not pledge or otherwise subject to any lien any property or assets of such Borrower to secure any indebtedness for borrowed money incurred, issued, assumed or guaranteed by such Borrower unless the Loans and the Obligations of such Borrower under this Agreement are secured by such pledge or lien equally and ratably with all other indebtedness secured thereby so long as such other indebtedness shall be so secured; provided, however, that such covenant will not apply to liens securing indebtedness which do not in the aggregate at any one time outstanding exceed 20% of Net Tangible Assets (as defined below) of such Borrower and its Consolidated Subsidiaries and also will not apply to:

(a)   the pledge of any assets of such Borrower to secure any financing by such Borrower of the exporting of goods to or between, or the marketing thereof in, jurisdictions other than the United States (as to TMCC only), Puerto Rico (as to TCPR only), Canada (as to TCCI only), the Netherlands (as to TMFNL only), Germany (as to TKG only), Australia (as to TFA only) and the United Kingdom (as to TFSUK only) in connection with which such Borrower reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as the basis for the issuance of bankers’ acceptances or in aid of other similar borrowing arrangements;

(b)   the pledge of receivables of such Borrower payable in currencies other than US Dollars to secure borrowings in jurisdictions other than the United States (as to TMCC only), Puerto Rico (as to TCPR only), Canada (as to TCCI only), the Netherlands (as to TMFNL only),

Toyota – Five Year Credit Agreement (2023)

Germany (as to TKG only), Australia (as to TFA only) and the United Kingdom (as to TFSUK only);

(c)   any deposit of assets of such Borrower in favor of any governmental bodies to secure progress, advance or other payments under a contract or statute;

(d)   any lien or charge on any property of such Borrower, tangible or intangible, real or personal, existing at the time of acquisition or construction of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase or construction price thereof or to secure any indebtedness incurred prior to, at the time of, or within one year after, the acquisition or completion of construction thereof for the purpose of financing all or any part of the purchase or construction price thereof;

(e)   bankers’ liens or rights of offset (including any pledges further to general terms and conditions of a Dutch bank);

(f)   any lien securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, obtaining of advances or credit or the securing of debt, if made and continuing in the ordinary course of business;

(g)   any lien to secure non-recourse obligations in connection with such Borrower’s engaging in leveraged or single-investor lease transactions;

(h)   any lien to secure payment obligations with respect to (x) rate swap transactions, swap options, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, credit protection transactions, credit swaps, credit default swaps, credit default options, total return swaps, credit spread transactions, repurchase transactions, reverse repurchase transactions, buy/sell-back transactions, securities lending transactions, weather index transactions, or forward purchases or sales of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions), or (y) transactions that are similar to those described above;

(i)   for the avoidance of doubt, any lien or security interest granted or arising in connection with a bona fide securitization transaction by which such Borrower sells vehicle loan receivables, vehicle installment contracts, vehicle leases (together with or without the underlying vehicles), and/or other accounts receivable or assets, the records relating thereto and the proceeds, rights and benefits accruing to it thereunder (the “Securitized Assets”) and underlying vehicles or assets if not included with the Securitized Assets to a trust or entity established for the purpose of, among other things, purchasing, holding or owning Securitized Assets;

(j)   any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in the foregoing clauses (a) to (i), inclusive, of this Section 6.5; provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension,

Toyota – Five Year Credit Agreement (2023)

renewal or replacement shall be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property); and

(k)   in the case of TFA, any security interest provided for by one of the following transactions if the transaction does not secure payment or performance of an obligation: (a) a transfer of an account or chattel paper; (b) a commercial consignment; or (c) a PPS lease, where “account”, “chattel paper”, “commercial consignment” and “PPS lease” have the same meanings given to them in the Personal Property Securities Act 2009 of Australia.

“Net Tangible Assets” means, with respect to any Borrower, the aggregate amount of assets (less applicable reserves and other properly deductible items) of such Borrower and its Consolidated Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of such Borrower and its Consolidated Subsidiaries, all as set forth on the most recent balance sheet or statement of financial position of such Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP.

Section 6.6 Consolidations; Mergers and Sales of Assets. (a) Such Borrower shall not consolidate with or merge into any other Person or convey, transfer or lease (whether in one transaction or in a series of transactions) all or substantially all of its properties and assets to any Person, unless:

(i)   the Person formed by such consolidation or into which such Borrower is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of such Borrower shall be a Person organized and existing under the Laws of the jurisdiction of organization of such Borrower, the United States of America, any State thereof, the District of Columbia or Puerto Rico or, in the case of TCCI, Canada or any province of Canada or, in the case of TFA, the Commonwealth of Australia or any political sub-division thereof (the “Successor Corporation”) and shall expressly assume, by an amendment or supplement to this Agreement, signed by such Borrower and such Successor Corporation and delivered to the Administrative Agent, such Borrower’s obligation with respect to the due and punctual payment of the principal of and interest on all the Loans made to such Borrower and the due and punctual payment of all other Obligations payable by such Borrower hereunder and the performance or observance of every covenant herein on the part of such Borrower to be performed or observed;

(ii)   immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of such Borrower as a result of such transaction as having been incurred by such Borrower at the time of such transaction, no Default with respect to such Borrower shall have happened and be continuing;

(iii)   if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of such Borrower would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by Section 6.5 hereof, such Borrower or the Successor Corporation, as the case may be, takes such steps as shall be necessary effectively to secure the Loans and the

Toyota – Five Year Credit Agreement (2023)

Obligations of such Borrower under this Agreement equally and ratably with (or prior to) all indebtedness secured thereby; and

(iv)   such Borrower has delivered to the Administrative Agent a certificate signed by a Responsible Officer, together with, in the case of consolidation or merger in which such Borrower is not the surviving Person, (A) a written opinion or opinions of counsel satisfactory to the Administrative Agent (who may be counsel to such Borrower) or a certificate of a Responsible Officer, as applicable, stating that such amendment or supplement to this Agreement complies with this Section 6.6 and that all conditions precedent herein provided for relating to such transaction have been complied with, and (B) any materials or information reasonably requested by any Lender through the Administrative Agent to comply with “know your customer” or similar identification procedures under applicable laws and regulations.

(b)   Upon any consolidation or merger or any conveyance, transfer or lease of all or substantially all of the properties and assets of such Borrower in accordance with Section 6.6(a), the Successor Corporation shall succeed to, and be substituted for, and may exercise every right and power of, such Borrower under this Agreement and the Loans with the same effect as if the Successor Corporation had been named as a Borrower therein and herein, and thereafter, such then existing Borrower, except in the case of a lease of such then existing Borrower’s properties and assets, shall be released from its liability as obligor on any of the Loans and under this Agreement.

Section 6.7 Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by such Borrower for its general corporate purposes and will not be used directly, or knowingly indirectly, (a) to support activity in or with a country or region officially and comprehensively sanctioned by the United States, the United Nations, the United Kingdom or the European Union, (b) to fund activities or business of any Designated Person subject to official Sanctions imposed by the United States, the United Nations, the United Kingdom or the European Union, except to the extent such activity or business would not be prohibited for a U.S., U.K. or European Union Person pursuant to Sanctions or (c) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, or, in any material respect, any other Person in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, or other applicable Anti-Corruption Law. None of such proceeds will be used, directly or indirectly for the purpose, whether immediate, incidental or ultimate of buying or carrying any “margin stock” within the meaning of Regulation U. After application of the proceeds of any Loan, not more than 25% of the assets of the Borrower of such Loan that are subject to a restriction on sale, pledge, or disposal under this Agreement will be represented by “margin stock,” as that term is defined in Regulation U of the FRB. During the Tranche A Availability Period, the Tranche B Availability Period, and the Tranche C Availability Period, as applicable, subject to the other terms and conditions of this Agreement, such Borrower may request and use the proceeds of Loans of one Type to repay outstanding Loans of another Type and to repay outstanding Swing Line Loans.

The covenant given in this Section 6.7 shall not be made by nor apply to any Borrower that qualifies as a resident party domiciled in the Federal Republic of Germany (Inländer) within the meaning of Sect. 2 paragraph 15 German Foreign Trade Act (Außenwirtschaftsgesetz) in so far as

Toyota – Five Year Credit Agreement (2023)

it would result in a violation of or conflict with Sect. 7 German Foreign Trade Regulation (Außenwirtschaftsverordnung), any provision of Council Regulation (EC) 2271/96 or any other anti-boycott statute.

The covenant given in this Section 6.7 shall not be made by nor apply to TCCI only in so far as it would result in a violation of or conflict with FEMA, the Foreign Extraterritorial Measures (United States) Order 1992 made under the authority of FEMA, together with all amendments, supplements and replacements thereof from time to time, and any other orders issued under FEMA.

It is acknowledged and agreed that the covenant given in this Section 6.7 is only sought and given to the extent that to do so would be permissible pursuant to any applicable anti-boycott statute such as (i) Regulation (EC) 2271/96 and/or (ii) any associated and applicable national law, instrument or regulation in the European Union or the United Kingdom related thereto and/or (iii) any similar law, instrument or regulation.

Article VII

DEFAULTS

Section 7.1 Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing with respect to a Borrower:

(a)   such Borrower shall fail to pay (i) any principal of any Loan made to it when due, (ii) any interest on any Loan of such Borrower or a facility fee under Section 2.8(a) owed by such Borrower within five Business Days after the same becomes due, or (iii) any other fees or other amounts payable by such Borrower hereunder for a period of 30 days after receipt of notice of such failure by such Borrower from the Administrative Agent;

(b)   such Borrower shall fail to observe or perform any covenant contained in Section 6.1(c), Section 6.5, Section 6.6 or Section 6.7;

(c)   such Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to such Borrower by the Administrative Agent at the request of any Lender;

(d)   any representation or warranty made by such Borrower in this Agreement or in any certificate or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

(e)   indebtedness for borrowed money of such Borrower and any of its Subsidiaries in an aggregate outstanding amount in excess of (i) in the case of TMCC, US$600,000,000 or its Dollar Equivalent, (ii) in the case of TFSUK, TMFNL, TCCI or TFA, US$150,000,000 or its Dollar Equivalent and (iii) in the case of each other Borrower, US$100,000,000 or its Dollar Equivalent, shall not be paid when due or shall be accelerated prior to its stated maturity date and, within ten days after written notice thereof is given to such Borrower(s) by the Administrative Agent, such indebtedness shall not be discharged or such acceleration shall not be rescinded or annulled;

Toyota – Five Year Credit Agreement (2023)

(f)   such Borrower or any Significant Subsidiary of such Borrower shall commence or consent to the commencement of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator (which, in the case of TFA, shall include any administrator, receiver and manager or controller as defined in the Australian Corporations Act) or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator (which, in the case of TFA, shall include any administrator, receiver and manager or controller as defined in the Australian Corporations Act) or similar officer is appointed without the application or consent of any such Borrower or such Significant Subsidiary of such Borrower and the appointment continues undischarged or unstayed for 90 days; or any proceeding under any Debtor Relief Law relating to any such Borrower or such Significant Subsidiary of such Borrower or to all or any material part of its respective property is instituted without the consent of such Borrower or such Significant Subsidiary of such Borrower and continues undismissed or unstayed for 90 days, or an order for relief is entered in any such proceeding; provided that, as to TKG, a mere notification of an imminent illiquidity pursuant to Section 46(b) sub-section 1, second half sentence of the German Banking Act (Kreditwesengesetz) to BaFin shall not be an Event of Default;

(g)   any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of US$600,000,000 which it shall have become liable to pay under Title IV of ERISA or as a result of one or more of the following: (i) termination of a Plan by any member of an ERISA Group, any plan administrator or any combination of the foregoing; (ii) the PBGC instituting proceedings under Title IV of ERISA to terminate, or to cause a trustee to be appointed to administer any Plan, or the PBGC being entitled to obtain a decree adjudicating that any Plan must be terminated; or (iii) a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which would cause one or more members of the ERISA Group to incur a current payment obligation in excess of $600,000,000; provided that no Default or Event of Default under this Section 7.1(g) shall be deemed to have occurred if any Borrower or member of the ERISA Group shall have made arrangements satisfactory to the PBGC and the Required Lenders to discharge or otherwise satisfy such liability (including by the posting of a bond or other security);

(h)   judgments or orders for the payment of money in excess of (i) in the case of TMCC, US$600,000,000 or its Dollar Equivalent, (ii) in the case of TFSUK, TMFNL, TCCI or TFA, US$150,000,000 or its Dollar Equivalent and (iii) in the case of each other Borrower, US$100,000,000 or its Dollar Equivalent, in the aggregate shall be rendered against such Borrower or any Significant Subsidiary of such Borrower and such judgments or orders shall continue unsatisfied and unstayed for a period of 60 days (for this purpose, a judgment shall effectively be stayed during a period when it is not yet due and payable), provided, however, that any such judgment or order shall not be an Event of Default under this Section 7.1(h) if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least “A” by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

(i)   such Borrower shall cease to be a TMC Consolidated Subsidiary; then, and in every such event, the Administrative Agent shall, at the request of, or may, with the consent of, the

Toyota – Five Year Credit Agreement (2023)

applicable Required Lenders and after notice to TMCC and the applicable Borrower (i) terminate the commitment of each Lender to make Loans to such Borrower, and they shall thereupon terminate, and (ii) declare the unpaid principal amount of all outstanding Loans made to such Borrower, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document by such Borrower to be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower; provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans to such Borrower shall automatically terminate, the unpaid principal amount of all outstanding Loans made to such Borrower and all interest and other amounts as aforesaid shall automatically become due and payable.

Section 7.2 Application of Funds. After the exercise of remedies provided for in Section 7.1 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations of any Borrower shall be applied by the Administrative Agent in the following order:

first, to payment of that portion of the Obligations of such Borrower constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

second, to payment of that portion of the Obligations of such Borrower constituting fees, indemnities and other amounts (other than principal and interest) payable to the appropriate Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

third, to payment of that portion of the Obligations of such Borrower constituting accrued and unpaid interest on the Loans, ratably among the appropriate Lenders in proportion to the respective amounts described in this clause Third payable to them;

fourth, to payment of that portion of the Obligations of such Borrower constituting unpaid principal of the Loans, ratably among the appropriate Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

fifth, the balance, if any, after all of the Obligations of such Borrower have been indefeasibly paid in full, to such Borrower or as otherwise required by Law.

Article VIII

THE ADMINISTRATIVE AGENT

Section 8.1 Appointment and Authorization of Administrative Agent. Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.

Toyota – Five Year Credit Agreement (2023)

Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

Section 8.3 Liability of Administrative Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein) or (b) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by any Borrower or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any Affiliate thereof.

Section 8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, facsimile or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the applicable Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected

Toyota – Five Year Credit Agreement (2023)

in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the applicable Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

Section 8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the applicable Required Lenders in accordance with Article VII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

Section 8.6 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender acknowledges that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to a Borrower hereunder. Each Lender also acknowledges that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any of its Affiliates which may come into the possession of any Agent-Related Person.

Section 8.7 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent- Related Person (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata, and hold harmless each Agent- Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no

Toyota – Five Year Credit Agreement (2023)

Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the applicable Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 8.7; provided, further, that such Indemnified Liability was incurred by or asserted against such Agent-Related Person acting as or for the Administrative Agent in connection with such capacity. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section 8.7 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and repayment of all other Obligations.

Section 8.8 Administrative Agent in its Individual Capacity. BNP Paribas and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each Borrower and its Affiliates as though BNP Paribas were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BNP Paribas or its Affiliates may receive information regarding a Borrower or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of a Borrower or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, BNP Paribas shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” include BNP Paribas in its individual capacity.

Section 8.9 Successor Administrative Agent and Sub-Agents.

(a)   The Administrative Agent and each Sub-Agent may resign as Administrative Agent or Sub-Agent, as applicable, upon 30 days’ notice to the applicable Lenders and the Borrowers. If the Person serving as Administrative Agent or a Sub-Agent is a Defaulting Lender pursuant to clause (e) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrowers and such Person, remove such Person as Administrative Agent or Sub-Agent. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. If (i) the Administrative Agent resigns or is removed under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, (ii) the Australian Sub-Agent resigns or is removed, the Required Lenders referred to in paragraph (a) in the definition of “Required

Toyota – Five Year Credit Agreement (2023)

Lenders” shall appoint from among the Tranche C Lenders a successor Australian sub-agent, and (iii) any Swing Line Agent resigns, the Required Lenders shall appoint from among the Swing Line Lenders a successor replacement Swing Line Agent, which shall be a bank with an office in the United Kingdom, United States, Canada or Australia, as applicable, or an Affiliate of any such bank with an office in the United Kingdom, United States, Canada or Australia, as applicable, which successor, in each case, shall consent to such appointment and shall be consented to by each Borrower in writing at all times other than during the existence of an Event of Default under Section 7.1(a) or Section 7.1(f) as to such Borrower (which consent of each Borrower shall not be unreasonably withheld). If no such successor is so appointed prior to the effective date of the resignation or removal of the Administrative Agent or applicable Sub- Agent, the Administrative Agent or Sub-Agent, as applicable, may appoint, after consulting with the Lenders and the Borrowers, a successor which meets the qualifications set forth above and consents to the appointment. Upon the acceptance of its appointment as successor administrative agent or sub-agent hereunder, the Person acting as such successor administrative agent or sub- agent shall succeed to all the rights, powers and duties of the retiring or removed Administrative Agent or Sub-Agent and the term “Administrative Agent” or “Sub-Agent”, as applicable, shall mean such successor administrative agent or sub-agent, and the retiring or removed Administrative Agent’s or Sub-Agent’s appointment, powers and duties as Administrative Agent or Sub-Agent shall be terminated. After any retiring or removed Administrative Agent’s or Sub- Agent’s resignation or removal hereunder as Administrative Agent or Sub-Agent, the provisions of this Article VIII and Sections 3.1, 3.4, 3.5, 9.4 and 9.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Sub-Agent under this Agreement. If no successor administrative agent or sub-agent, as applicable, has accepted appointment as Administrative Agent or Sub-Agent by the date which is 30 days following a retiring Administrative Agent’s or Sub-Agent’s notice of resignation, the retiring Administrative Agent’s or Sub-Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent or Sub-Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

(b)   Notwithstanding anything to the contrary contained herein, if at any time BNP Paribas assigns all of its Commitments and Committed Loans pursuant to Section 9.7(b), BNP Paribas and its Affiliates may, upon 30 days’ notice to the Borrowers, each resign as Swing Line Agent and Swing Line Lender. In the event of any such resignation as Swing Line Agent and Swing Line Lender, the Borrowers shall be entitled to appoint from among the Lenders successor Swing Line Agent(s) and successor Swing Line Lender hereunder; provided, however, that such successor Swing Line Agent(s) or successor Swing Line Lender consents to such appointment; and provided further, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of BNP Paribas and its Affiliates as such Swing Line Agent and Swing Line Lender. If BNP Paribas (and its Affiliates) resigns as a Swing Line Agent and Swing Line Lender, it shall retain all the rights of such Swing Line Agent and Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.16(c). Upon the appointment of successor Swing Line Agent(s) and Swing Line Lender, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Agent(s) and Swing Line Lender.

Toyota – Five Year Credit Agreement (2023)

Section 8.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to a Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on such Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)   to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing by such Borrower and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.8 and Section 9.4) allowed in such judicial proceeding; and

(b)   to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.8 and Section 9.4. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 8.11 Other Agents, Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 8.12 Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender (such Lender, the “Credit Party”), whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of

Toyota – Five Year Credit Agreement (2023)

payment to the Administrative Agent, at the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third-party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.

Article IX

MISCELLANEOUS

Section 9.1 Amendments, Etc. Except as otherwise set forth in the last sentence of this Section 9.1, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower therefrom, shall be effective unless in writing signed by the applicable Required Lenders and the applicable Borrower, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)   waive any condition set forth in Section 4.1(a) without the written consent of each Lender;

(b)   extend or increase the Commitment or Commitment Cap of any Lender (or reinstate any Commitment terminated pursuant to Section 7.1) without the written consent of such Lender;

(c)   postpone any date fixed by this Agreement or any other Loan Document for any scheduled payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby;

(d)   reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided, however, that only the consent of the applicable Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest at the Default Rate;

(e)   change Section 2.12 or Section 7.2 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each directly and adversely affected Lender;

(f)   amend the definition of “Alternative Currency” without the written consent of each directly and adversely affected Lender; or

(g)   change any provision of this Section 9.1 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent

Toyota – Five Year Credit Agreement (2023)

hereunder, without the written consent of each directly and adversely affected Lender; provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, directly and adversely affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (ii) no amendment, waiver or consent shall, unless in writing and signed by a Swing Line Lender in addition to the Lenders required above, directly and adversely affect the rights or duties of such Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the applicable Swing Line Agent in addition to the Lenders required above, directly and adversely affect the rights or duties of such Swing Line Agent under this Agreement; and (iv) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

In addition, notwithstanding anything in this Section 9.1 to the contrary, if the Administrative Agent and the Borrowers shall have jointly identified a manifest error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrowers shall be permitted to amend such provision and, in each case, the Administrative Agent shall promptly notify the Lenders of such amendment and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders to the Administrative Agent within ten Business Days following receipt of notice thereof.

Section 9.2 Notices and Other Communications; Facsimile Copies.

(a)   General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission and electronic mail), all such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)   if to a Borrower, the Administrative Agent or any Swing Line Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 9.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; provided that, certain of the Borrowers cannot receive and, therefore, none of the Borrowers approve delivery of electronic communications with attachments that have been compressed (including, without limitation “zipped files”); and

(ii)   if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrowers and the Administrative Agent.

Except as otherwise set forth herein, all such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mail, postage prepaid; (C)

Toyota – Five Year Credit Agreement (2023)

if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

(b)   Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted by facsimile and electronic mail (subject to the provisions of Section 9.2(c)). The Borrowers may require that any such documents and signatures be confirmed by a manually- signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or electronic mail document or signature.

(c)   Use of Electronic Mail. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, any Swing Line Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. For the avoidance of doubt, certain of the Borrowers cannot receive and, therefore, none of the Borrowers approve or have approved delivery of electronic communications with attachments that have been compressed (including, without limitation, “zipped files”).

(d)   Reliance by Administrative Agent, the Swing Line Agents and Lenders. The Administrative Agent, the Swing Line Agents and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of a Responsible Officer of a Borrower or any other Person designated in writing by a Responsible Officer of a Borrower to the Administrative Agent and the applicable Swing Line Agent even if (i) such notices were not otherwise made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Each Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Responsible Officer of such Borrower or any other Person designated in writing by a Responsible Officer of such Borrower to the Administrative Agent. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording; provided that all such recorded telephonic notices to and other communications with the Administrative Agent are subject to the Administrative Agent’s confidentiality obligations pursuant to Section 9.8.

(e)   Designation of Representative for Borrowers. Each of TMCC, TCPR, TCCI and TFA (each, an “Other Borrower”), by its execution of this Agreement, hereby irrevocably appoints each of TMCC and TMFNL, acting alone, and with full power of substitution, as its agent and representative hereunder (in such capacity, each a “Borrowers’ Representative”), and hereby

Toyota – Five Year Credit Agreement (2023)

authorizes, directs and empowers each of TMCC and TMFNL, acting alone, and with full power of substitution, to act for and in the name of such Other Borrower and as its agent and representative hereunder and under the other instruments and agreements referred to herein. TMCC and TMFNL hereby accept each such appointment. Each Other Borrower hereby irrevocably authorizes each of TMCC and TMFNL, acting alone and with full power of substitution, to take such action on such Other Borrower’s behalf and to exercise such powers hereunder, under the other Loan Documents, and under the other agreements and instruments referred to herein or therein as may be contemplated being taken or exercised by such Other Borrower by the terms hereof and thereof, together with such powers as may be incidental thereto, including, without limitation, to borrow hereunder and deliver Requests for Loans hereunder, to convert, continue, repay or prepay Loans made hereunder, to increase, reduce or terminate the Commitments, to pay interest, fees, costs and expenses incurred in connection with the Loans, this Agreement, the other Loan Documents, and the other agreements and instruments referred to herein or therein, to receive from or deliver to the Administrative Agent or any Sub-Agent any notices, statements, reports, certificates or other documents or instruments contemplated herein, in the other Loan Documents or in any other agreement or instrument referred to herein, to receive from or transmit to the Administrative Agent or any Sub-Agent any Loan proceeds or payments, and to execute any agreements, amendments, modifications, supplements or other documents or instruments in connection with this Agreement or the other Loan Documents on its behalf, and in each case such Other Borrower shall be bound as though the Other Borrower itself had duly taken such action. The Administrative Agent, each Sub- Agent and each Lender shall be entitled to rely on the appointment and authorization of each Borrowers’ Representative with respect to all matters related to this Agreement, the other Loan Documents and any other agreements or instruments referred to herein or therein whether or not any particular provision hereof or thereof specifies that such matters may or shall be undertaken by Borrowers’ Representative. In reliance hereon, the Administrative Agent, each Sub-Agent and each Lender may deal with either of the Borrowers’ Representatives alone with the same effect as if the Administrative Agent, such Sub-Agent or such Lender had dealt with each Other Borrower separately and individually. In the event of any conflict between any notices, communications or other acts of the Borrowers’ Representative and those of any Other Borrower, the notices, communications and acts of the Borrowers’ Representative shall prevail.

Section 9.3 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 9.4 Attorney Costs and Expenses. The Borrowers agree (a) to pay or reimburse the Administrative Agent for all reasonable and demonstrable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of a single counsel (and one local counsel in each

Toyota – Five Year Credit Agreement (2023)

jurisdiction where required or other additional counsel to the extent required due to a conflict of interest), and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all reasonable search and filing charges and fees and taxes related thereto, and other reasonable out-of-pocket expenses incurred by the Administrative Agent and the reasonable cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this Section 9.4 shall be payable within 15 Business Days after delivery to the Borrowers of a certificate setting forth in reasonable detail the basis for the amounts demanded. The agreements in this Section 9.4 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and repayment of all other Obligations. Notwithstanding anything to the contrary contained in this Agreement, (i) this Section 9.4 shall not govern any indemnification or other amounts relating to or attributable to taxes, and (ii) all indemnification and other amounts relating or attributable to taxes shall be governed solely and exclusively by Section 3.1.

Section 9.5 Indemnification by the Borrowers. (a) Whether or not the transactions contemplated hereby are consummated, the Borrowers shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever (collectively “Losses”) which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Commitment, Loan or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by any Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document if any Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from a claim not involving an act or omission of any Borrower and that is brought by an Indemnitee against another Indemnitee (other than against any Arranger or the Administrative Agent in their capacities as such); provided further, that the obligations of any Borrower under this Section 9.5 to indemnify any Indemnitee for any Loss with respect solely to such portion of any Loss relating to or calculated based on the loss of principal,

Toyota – Five Year Credit Agreement (2023)

interest or fees shall be limited solely to the amount of principal, interest or fees owed by such Borrower as otherwise provided in this Agreement, and such indemnity obligations as to such amounts shall not be joint and several to all Borrowers. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through a Platform in connection with this Agreement, except to the extent such damages resulted from the gross negligence or willful misconduct of such Indemnitee or in violation of clause (z) of the final paragraph of Section 6.1 (in each case, as determined by a court of competent jurisdiction in a final and nonappealable judgment), nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date).

(b)   An Indemnitee shall give prompt notice to the Borrowers of any claim asserted in writing, or the commencement of any action or proceeding, in respect of which indemnity may be sought hereunder. All amounts due under this Section 9.5 shall be payable within 15 Business Days after the Borrowers receive demand therefor setting forth in reasonable detail the basis for such demand.

(c)   In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Borrower, any Borrower’s equityholders or creditors or an Indemnitee or any other person or entity, whether or not an Indemnitee is otherwise a party thereto.

(d)   The agreements in this Section 9.5 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and repayment of all other Obligations.

(e)   Notwithstanding the foregoing, the Borrowers shall not, in connection with any single proceeding or series of related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm or internal legal department (in addition to any local counsel) for all Indemnitees, such firm or internal legal department to be selected by the Administrative Agent; provided that if an Indemnitee shall have reasonably concluded that (i) there may be legal defenses available to it which are different from or additional to those available to other Indemnitees and may conflict therewith or (ii) the representation of such Indemnitee and the other Indemnitees by the same counsel would otherwise be inappropriate under applicable principles of professional responsibility, such Indemnitee shall have the right to select and retain separate counsel to represent such Indemnitee in connection with such proceeding(s) at the expense of the Borrowers. Notwithstanding anything to the contrary contained in this Agreement, (i) this Section 9.5 shall not govern Losses or other amounts relating to or attributable to taxes, and (ii) all Losses and other amounts relating or attributable to taxes shall be governed solely and exclusively by Section 3.1.

Section 9.6 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises any right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in

Toyota – Five Year Credit Agreement (2023)

its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment.

Section 9.7 Successors and Assigns.

(a)   The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (other than as permitted by Section 6.6) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section 9.7, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section 9.7, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (g) of this Section 9.7 (and any other attempted assignment, transfer or participation by any party hereto or any Participant or prospective Participant shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 9.7 and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)   Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Committed Loans (including for purposes of this subsection (b), participations in Swing Line Loans) at the time owing to it); provided that any assignment shall be subject to the following additional conditions: (i) so long as no Event of Default under Section 7.1(a) or Section 7.1(f) has occurred and is continuing in respect of a Borrower, such Borrower consents to the assignment (such consent not to be unreasonably withheld or delayed, reasonable considerations to include the credit rating/quality of such Person, whether such Person is, or is affiliated with, a vehicle finance company affiliate of a vehicle manufacturer, or such Person would reasonably be expected to increase such Borrower’s payments under or resulting from Article III); (ii) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Committed Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in Section 9.7(i)) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Committed Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall be in an amount of US$10,000,000 or a whole multiple of US$1,000,000 in excess thereof (provided that, in the case of TMFNL, such amount shall not be less than the Dollar Equivalent of EUR 100,000 or any other amount (or meeting any other criterion) as at any time ensures that it does not qualify as attracting funds from the “public” under or pursuant to the Netherlands

Toyota – Five Year Credit Agreement (2023)

Financial Supervision Act (wet op het financieel toezicht)) unless the Administrative Agent otherwise consents (such consent not to be unreasonably withheld or delayed); (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Committed Loans or the Commitment assigned; (iv) any assignment of a Commitment must be approved by the Administrative Agent (which approval shall not be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Lender or an Affiliate of a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); (v) if the assigning Lender has a Commitment in more than one Tranche, such Lender shall make a pro rata assignment to its assignee of its Commitments under each such Tranche; (vi) subject to Section 9.17(b), the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of US$3,500, which fee may be waived by the Administrative Agent in its sole discretion; and (vii) in respect of a Tranche A Loan or a Tranche C Loan, there will remain at least two Tranche A Lenders and at least two Tranche C Lenders after the assignment. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 9.7(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits and subject to the obligations, as applicable, of Sections 3.1 (with respect to periods it was a Lender), 3.4, 3.5, 8.7, 9.4 and 9.5 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection but does comply with Section 9.7(d) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.7(d). If the Eligible Assignee is required to deliver documents pursuant to Section 9.15, it shall deliver those documents to the applicable Borrower and the Administrative Agent in accordance with Section 9.15.

(c)   The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of (and stated interest on) the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)   Any Lender may at any time, without the consent of, or notice to, any Borrower, the Administrative Agent or any Swing Line Lender, sell participations to any Person (other than a natural person, a Borrower or any of the Borrowers’ Affiliates or any Person that is, or is affiliated

Toyota – Five Year Credit Agreement (2023)

with, a vehicle finance company affiliate of a vehicle manufacturer) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) in the case of TMFNL, the amount of such participations sold shall not be less than the Dollar Equivalent of EUR 100,000 or any other amount (or meeting any other criterion) as at any time ensures that it does not qualify as attracting funds from the “public” under or pursuant to the Netherlands Financial Supervision Act (wet op het financieel toezicht) and (iv) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 9.1 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.1, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.9 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)   A Participant shall not be entitled to receive any greater payment under Sections 3.1, 3.4 or 3.5 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent. A Participant shall not be entitled to the benefits of Section 3.1 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of each Borrower, to comply with Section 9.15 as though it were a Lender.

(f)   Each Lender that sells a participation interest in all or a portion of such Lender’s rights and obligations under this Agreement shall record, acting solely for this purpose as non-

Toyota – Five Year Credit Agreement (2023)

fiduciary agent of the Borrowers, in book entries (as defined in Temporary Treasury Regulation §5f.103-1) maintained by such Lender the name and the amount of the participating interest of each Participant entitled to receive payments in respect of such participating interest.

(g)   Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)   Where a Lender (the “Designating Lender”) has designated in its Administrative Questionnaire an Affiliate of the Designating Lender as the entity which shall participate in or make Loans to a particular Borrower (i) the Commitment shall be held by the Designating Lender, (ii) such Affiliate shall be entitled to all rights and benefits (other than voting rights, which remain with the Designating Lender) under this Agreement relating to its participation in any Loan and (iii) the Designating Lender shall procure that such Affiliate complies with the corresponding duties in relation to such Loan.

(i)   As used herein, the following terms have the following meanings:

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and (ii) unless an Event of Default under Section 7.1(a) or Section 7.1(f) has occurred and is continuing with respect to such Borrower, the applicable Borrower (each such approval not to be unreasonably withheld or delayed, reasonable considerations to include the credit rating/quality of such Person, whether such Person is, or is affiliated with, a vehicle finance company affiliate of a vehicle manufacturer, or such Person would reasonably be expected to increase such Borrower’s payments under or resulting from Article III); provided that, notwithstanding the foregoing (x) no Person shall qualify as an Eligible Assignee without the approval of each Swing Line Lender (such approval not to be unreasonably withheld or delayed), (y) “Eligible Assignee” shall not include a Borrower or any of the Borrowers’ Affiliates and (z) “Eligible Assignee” shall not include any Person that is not a regulated lending institution in the United States, Canada, Japan, Australia, the United Kingdom or the European Union.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Section 9.8 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including

Toyota – Five Year Credit Agreement (2023)

accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made have been informed of the confidential nature of such Information and have agreed to keep such Information confidential); (b) to the extent requested by any regulatory authority or self-regulatory body, including in connection with a pledge or assignment in accordance with Section 9.7(g); (c) to the extent required by applicable Laws or by any subpoena or similar legal process provided that the Borrowers are given prompt notice of such subpoena or other process (unless the Administrative Agent or Lender is legally prohibited from giving such notice); provided that such Person shall not be held liable for the failure to provide such notice; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative or credit insurance transaction relating to obligations of a Borrower; (g) with the consent of the applicable Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than a Borrower, who did not acquire such information as a result of a breach of this Section; or (i) to the National Association of Insurance Commissioners or any other similar organization. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Loans. For the purposes of this Section, “Information” means all information received from a Borrower relating to such Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such Borrower; provided that, in the case of information received from a Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Other than with respect to the information referenced in clause (z) of the final paragraph of Section 6.1, any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.9 Set-off. Upon the occurrence and during the continuance of any Event of Default with respect to a Borrower, nothing in this Agreement shall preclude any Lender, at any time and from time to time, from exercising any right of set-off, counterclaim, or other rights it may have independent of and otherwise than under this Agreement or from applying amounts realized against any and all Obligations owing by such Borrower to such Lender hereunder or under any other Loan Document, now or hereafter existing; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (x) all amounts so set-off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent

Toyota – Five Year Credit Agreement (2023)

a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised the right of set-off. Each Lender agrees promptly to notify the applicable Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

Section 9.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower.

Section 9.11 Counterparts; Electronic Execution. (a) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of any Loan Document, Committed Loan Notice, Swing Line Loan Notice or Assignment and Assumption by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as of delivery of a manually executed counterpart thereof.

(b)   The words “execution,” “signed,” “signature” and words of like import in any Loan Document, Committed Loan Notice, Swing Line Loan Notice and Assignment and Assumption shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.12 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 9.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing and shall

Toyota – Five Year Credit Agreement (2023)

continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

Section 9.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.15 Tax Forms.

(a)   (i) Each Tranche A Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Lender”) shall deliver to TMCC (with a copy to the Administrative Agent), prior to becoming a party to this Agreement (or upon accepting an assignment of an interest herein) two duly signed completed copies of (x) IRS Form W-8BEN, W-8BEN-E or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on payments to be made to such Foreign Lender pursuant to this Agreement), (y) IRS Form W-8ECI or any successor thereto (relating to payments to be made to such Foreign Lender pursuant to this Agreement) or (z) such other evidence satisfactory to TMCC and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) or 871(h) of the Code. Thereafter and from time to time, and as reasonably requested by TMCC in writing, each such Foreign Lender shall, to the extent it may lawfully do so, (A) promptly submit to TMCC (with a copy to the Administrative Agent) such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States Laws and regulations to avoid, or such evidence as is satisfactory to TMCC of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by TMCC pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that TMCC make any deduction or withholding for or on account of United States taxes from amounts payable to such Foreign Lender. In addition, in relation to all payments to be made to a Tranche A Lender by TFSUK, such Lender shall cooperate, to the extent it is able to do so, with TFSUK in completing any procedural formalities necessary for TFSUK to obtain authorization to make such a payment without a deduction or withholding for or on account of UK Taxes including, to the extent reasonably practicable, making and filing an appropriate application for relief under a double taxation agreement; provided that, nothing in this Agreement shall require a UK Treaty Lender to register under the HMRC DT Treaty Passport scheme or apply the HMRC DT Treaty Passport scheme to any loan if it has so registered and if a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with Section 9.15(a)(ix) below, no Borrower shall make a DTTP Filing or file any other form relating to the HMRC DT Treaty

Toyota – Five Year Credit Agreement (2023)

Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Loan unless the Lender otherwise agrees.

(ii)   [Reserved].

(iii)   With respect to each Tranche A Lender, to the extent under applicable Law such Lender can provide TKG with a certificate, statement or form required by the German taxing authorities in order to be eligible for exemption from, or reduction of, withholding taxes under German tax law, such Lender shall execute and deliver such certificate, statement or form at the time it becomes a party to this Agreement and from time to time as reasonably requested by TKG.

(iv)   As of the date that each Lender becomes a Tranche A Lender under this Agreement, each such Lender represents and warrants to the Administrative Agent and TCPR that it is an Exempt Lender and agrees that, if Puerto Rico or United States taxing authorities at any time after the date of this Agreement require that such Lender deliver any certificate, statement or form as a condition to exemption from, or reduction of, withholding taxes under the Puerto Rico Code or the Code on any payments by TCPR to such Lender under this Agreement, such Lender shall deliver such certificate, statement or form to the Administrative Agent prior to becoming a party to this Agreement (or upon accepting an assignment of an interest herein). Thereafter and from time to time or as reasonably requested by TCPR in writing, each such Lender, to the extent it may lawfully do so, shall (A) promptly submit to TCPR (with a copy to the Administrative Agent) such duly completed and signed certificates, statements or forms as shall be adopted from time to time by the relevant Puerto Rico or United States taxing authorities and such other evidence as is satisfactory to TCPR of any available exemption from, or reduction of, Puerto Rico and United States withholding taxes in respect of all payments to be made to such Lender by TCPR pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that TCPR make any deduction or withholding on or account of Puerto Rico taxes from amounts payable to such Lender.

(v)   If a payment made to the Administrative Agent or a Tranche A Lender hereunder would be subject to U.S. federal withholding tax imposed by FATCA if the Administrative Agent or such Tranche A Lender were to fail to comply with the applicable requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Administrative Agent or such Tranche A Lender shall deliver to TMCC and the Administrative Agent, as applicable, at the time or times prescribed by law and at such time or times reasonably requested by TMCC or the Administrative Agent, such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by TMCC or the Administrative Agent as may be necessary for TMCC or the Administrative Agent to comply with its obligations under FATCA, to determine that the Administrative Agent or such Tranche A Lender has complied with its obligations under FATCA or to

Toyota – Five Year Credit Agreement (2023)

determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (v), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(vi)   Each Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to TMCC (with a copy to the Administrative Agent) on the date when such Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of TMCC or the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the certificates, statements or forms required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not, in the case of a Tranche A Lender, subject to Puerto Rico or United States withholding tax; and (B) any information such Lender chooses to transmit with such certificates, statements or forms, and any other certificate or statement of exemption required under the Code.

(vii)   No Borrower (other than TFSUK) shall be required to pay any additional amount to any Lender under Section 3.1 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits pursuant to this Section 9.15(a) or (B) if such Lender shall have failed to satisfy its obligations under this Section 9.15(a); provided that if such Lender shall have satisfied the requirement of this Section 9.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 9.15(a) shall relieve such Borrower of its obligation to pay any amounts pursuant to Section 3.1 in the event that, as a result of any change in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

(viii)   The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which a Borrower is not required to pay additional amounts under this Section 9.15(a).

(ix)   (A) A UK Treaty Lender or a US LLC Lender, which becomes party hereto on the date hereof that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 2.1; and (B) a UK Treaty Lender or a US LLC Lender, which becomes a party hereto after the date hereof that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the Assignment and Assumption which it executes, and, in

Toyota – Five Year Credit Agreement (2023)

each case, having done so, that Lender shall be under no obligation pursuant to Section 9.15(a)(i) above in relation to all payments to be made by TFSUK to such Lender.

(x)   If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Section 9.15(ix) above and (A) TFSUK has not made a DTTP Filing in respect of that Lender; or (B) TFSUK has made a DTTP Filing in respect of that Lender but (1) that DTTP Filing has been rejected by HM Revenue & Customs; or (2) HM Revenue & Customs has not given TFSUK authority to make payments to that Lender without a deduction or withholding for or on account of UK Taxes within 60 days of the date of the DTTP Filing, and in each case, TFSUK has notified that Lender in writing, that Lender and TFSUK shall cooperate in completing any additional procedural formalities necessary for TFSUK to obtain authorization to make that payment without a deduction or withholding for or on account of UK Taxes.

(xi)   TFSUK shall, promptly on making a DTTP Filing, deliver a copy of that DTTP Filing to the Administrative Agent for delivery to the relevant Lender.

(b)   Upon the request of TMCC or the Administrative Agent in writing, each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then TMCC or the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code and no party hereto shall have any obligation to pay any additional amount to any Lender under Section 3.1 in respect of such withholding.

(c)   If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and repayment of all other Obligations.

Section 9.16 Australian GST.

(a)   All consideration, relating to TFA’s participation hereunder, to be paid or provided under or in connection with this Agreement has been calculated without regard to GST. If all or part of any such consideration is the consideration for a taxable supply or chargeable with GST then, when the recipient of the taxable supply provides the consideration (or first part of it):

(i)   it must pay to the supplier an additional amount equal to that consideration (or part) multiplied by the appropriate rate of GST as provided for under the relevant GST Law; and

(ii)   the supplier will promptly provide to the recipient a tax invoice complying with the relevant law relating to GST.

Toyota – Five Year Credit Agreement (2023)

(b)   However, if an adjustment event (for the purposes of the relevant GST Law) arises in respect of any consideration provided by a recipient for a taxable supply which is chargeable with GST then the additional amount paid pursuant to Section 9.16(a) must be adjusted to reflect the adjustment event and the recipient or the supplier (as the case may be) must make any payments necessary to reflect the adjustment.

(c)   This Section 9.16 does not apply to the extent that the GST on the supply is payable by the recipient under Division 84 of the GST Act.

(d)   A term which has a defined meaning in the GST Law has the same meaning when used in this Section 9.16. For the purposes of this Section 9.16: (i) “GST” has the same meaning as given to the term “GST” under the GST Act; (ii) “GST Act” means the Australian A New Tax System (Goods and Services Tax) Act 1999 of Australia; and “GST Law” has the same meaning as given to the term “GST law” under the GST Act.

Section 9.17 Replacement of Lenders.

(a)   Under any circumstances set forth herein providing that a Borrower shall have the right to replace a Lender as a party to this Agreement and (i) if any Lender is a Defaulting Lender or (ii) any Lender fails to consent to an amendment, modification or waiver of this Agreement that pursuant to the terms hereof requires consent of all of the Lenders or all of the Lenders affected thereby (provided that, (x) such amendment, modification, waiver or currency request has been consented to by the Required Lenders and (y) all such non-consenting Lenders are replaced on the same terms) or (iii) any Lender provides written notice under Section 3.8(a) of its objection to any amendment providing a Benchmark Replacement, TMCC may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment (with the assignment fee to be paid by TMCC in such instance) pursuant to Section 9.7(b) to one or more other Lenders or Eligible Assignees procured by TMCC; provided, however, that if TMCC elects to exercise such rights with respect to any Lender pursuant to Section 3.6(c), it shall be obligated to replace all Lenders that have made similar requests for compensation pursuant to Section 3.1 or 3.4. The applicable Borrower shall (y) pay in full all principal, accrued interest, accrued fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to Section 3.5) and (z) release such Lender from its obligations under the Loan Documents.

(b)   Each party hereto agrees that (i) an assignment required pursuant to this Section 9.17 may be effected pursuant to an Assignment and Assumption executed by the applicable Borrower, the Administrative Agent and the assignee and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents as may be reasonably requested by the applicable Lender to evidence such assignment; provided, further that any such documents shall be without recourse to or warranty by the parties thereto. The Administrative Agent will promptly notify the Lender required to make an assignment of any such assignment effected in accordance with this Section 9.17.

Section 9.18 Governing Law.

Toyota – Five Year Credit Agreement (2023)

(a)   THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)   ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK IN THE CITY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF SUCH STATE SITTING IN THE COUNTY OF NEW YORK IN THE CITY OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

(c)   EACH BORROWER OTHER THAN TMCC HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS TMCC, IN THE CASE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE UNITED STATES OF AMERICA AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS THAT MAY BE SERVED IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY LOAN DOCUMENT, AND TMCC HEREBY IRREVOCABLY ACCEPTS SUCH DESIGNATION, APPOINTMENT AND EMPOWERMENT. SUCH SERVICE MAY BE MADE BY MAILING (BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID) OR DELIVERING A COPY OF SUCH PROCESS TO SUCH BORROWER IN CARE OF TMCC AT TMCC’S ADDRESS SPECIFIED IN SCHEDULE 9.2, AND EACH BORROWER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS TMCC TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING (BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID) OF COPIES OF SUCH PROCESS TO TMCC OR THE BORROWER OR SUCH LOAN PARTY AT ITS ADDRESS SPECIFIED IN SCHEDULE 9.2. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Toyota – Five Year Credit Agreement (2023)

Section 9.19 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Sub-Agents, the Arrangers and the Lenders are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Sub-Agents, the Arrangers and the Lenders, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Sub-Agents, the Arrangers and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any of its Affiliates, or any other Person and (B) none of the Administrative Agent, the Sub-Agents, the Arrangers or the Lenders has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Sub-Agents, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and neither the Administrative Agent, nor any Sub-Agent, nor any Arranger, nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, each of the Borrowers hereby waives and releases any claims that it may have against the Administrative Agent, the Sub-Agents, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.20 PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that, pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act, and each Borrower agrees to provide such information in its possession upon the reasonable request of a Lender or the Administrative Agent.

Section 9.21 Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in any currency (the “Primary Currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the applicable Primary Currency with such other currency at BNP Paribas’s principal office in London at 11:00 a.m. (London time) on the Business Day preceding that on which final judgment is given.

(b)   The obligation of any Borrower in respect of any sum due from it in the applicable Primary Currency to any Lender or the Administrative Agent hereunder shall, notwithstanding any

Toyota – Five Year Credit Agreement (2023)

judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Administrative Agent (as the case may be) in the applicable Primary Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Administrative Agent (as the case may be) in the applicable Primary Currency, such Lender or the Administrative Agent (as the case may be) agrees to remit to such Borrower such excess.

Section 9.22 Acknowledgement and Consent to Bail-In of Certain Financial Institutions. Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)   the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)   the effects of any Bail-in Action on any such liability, including, if applicable:

(i)   a reduction in full or in part or cancellation of any such liability;

(ii)   a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)   the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.23 Stay Provisions. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between or among the parties to this Agreement, each of the parties to this Agreement acknowledges and accepts that if a transaction relating to or under this Agreement qualifies as a Covered Agreement and relates to a Regulated Entity, and only to the extent that any relevant party is not an Excluded Counterparty:

(a)   the provisions regarding:

(i)   the suspension of any payment or delivery obligation in accordance with articles 33a and 69 BRRD as implemented by the applicable national law;

Toyota – Five Year Credit Agreement (2023)

(ii)   the restriction of enforcement of any security interest in accordance with article 70 BRRD as implemented by the applicable national law; and/or

(iii)   the suspension of any termination rights and other contractual rights under the transaction in accordance with article 71 BRRD as implemented by the applicable national law, may be applied to the transaction;

(b)   the provisions regarding the exclusion of certain contractual terms in early intervention and resolution in accordance with article 68 BRRD as implemented by the applicable national law will apply, and

(c)   each of the parties accepts and agrees to be bound by the effect of a temporary suspension of payment or delivery obligations, termination rights and other contractual rights or a temporary restriction of enforcement of any security interest, in each case resulting from the exercise of measures pursuant to articles 33a, 69, 70 and 71 BRRD as implemented by the applicable national law with respect to the transaction, and accepts and agrees that they are bound by the provisions regarding the exclusion of certain contractual terms in early intervention and resolution in accordance with article 68 BRRD as implemented by the applicable national law.

(d)   The following defined terms shall apply to this Section 9.23:

“BRRD” means Directive 2014/59/EU of the European Parliament and of the Council of the European Union, establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or replaced from time to time;

“Covered Agreement” means a financial contract within the meaning of article 2 (1) no. 100 BRRD as implemented by the applicable national law which is governed by a law other than the law of a member state of the European Union;

“Excluded Counterparty” means a “participant in a system”, an “operator of systems”, a “central counterparty”, or a “central bank” pursuant to article 71 (3) BRRD as implemented by the applicable national law; and

“Regulated Entity” means any entity that is subject to the requirements set forth under article 71a of BRRD as transposed by the relevant national law.

Section 9.24 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS

Toyota – Five Year Credit Agreement (2023)

SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[Signature pages follow]

Toyota – Five Year Credit Agreement (2023)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

TOYOTA MOTOR CREDIT CORPORATION

By:	/s/ James Schofield
Name:	James Schofield
Title:	Group Vice President – Finance, Treasury, Competitiveness, and Mergers & Acquisitions

[Signature Page to Toyota Five Year Credit Agreement]

TOYOTA MOTOR FINANCE
(NETHERLANDS) B.V.

By:	/s/ Akihiko Sekiguchi
Name:	Akihiko Sekiguchi
Title:	Chief Financial Officer

[Signature Page to Toyota Five Year Credit Agreement]

TOYOTA FINANCIAL SERVICES (UK) PLC

By:	/s/ R. Nelson
Name:	R. Nelson
Title:	General Manager

[Signature Page to Toyota Five Year Credit Agreement]

TOYOTA CREDIT DE PUERTO RICO CORP.

By:	/s/ James Schofield
Name:	James Schofield
Title:	Group Vice President – Finance, Treasury, Competitiveness, Mergers & Acquisitions
Toyota Motor Credit Corporation

[Signature Page to Toyota Five Year Credit Agreement]

TOYOTA CREDIT CANADA INC.

By:	/s/ Fernando Belfiglio
Name:	Fernando Belfiglio
Title:	Vice-President, Finance

[Signature Page to Toyota Five Year Credit Agreement]

TOYOTA KREDITBANK GMBH

By:	/s/ Christian Ruben
Name:	Christian Ruben
Title:	Managing Director

By:	/s/ George Juganar
Name:	George Juganar
Title:	Managing Director

[Signature Page to Toyota Five Year Credit Agreement]

TOYOTA FINANCE AUSTRALIA LIMITED

By:	/s/ Adam Hopkins
Name:	Adam Hopkins
Title:	Company Secretary

By:	/s/ Paul Scott
Name:	Paul Scott
Title:	Chief Financial Officer

[Signature Page to Toyota Five Year Credit Agreement]

BNP PARIBAS, as Administrative Agent, a Swing Line Agent, a Swing Line Lender and a Lender

By:	/s/ Christopher Sked
Name:	Christopher Sked
Title:	Managing Director

By:	/s/ Nicolas Doche
Name:	Nicolas Doche
Title:	Vice President

[Signature Page to Toyota Five Year Credit Agreement]

BNP PARIBAS,
acting through its Canada Branch, as a Lender

By:	/s/ Nicolas Brazeau
Name:	Nicolas Brazeau
Title:	Director

By:	/s/ Jean Rolin
Name:	Jean Rolin
Title:	Director

[Signature Page to Toyota Five Year Credit Agreement]

BNP PARIBAS, AUSTRALIA BRANCH,
as a Swing Line Lender

By:	/s/ Mark Hutchinson
Name:	Mark Hutchinson
Title:	Managing Director

By:	/s/ Jason Douglas
Name:	Jason Douglas
Title:	Managing Director

[Signature Page to Toyota Five Year Credit Agreement]

BNP PARIBAS LONDON,
as a Swing Line Agent

By:	/s/ Louise Watts
Name:	Louise Watts
Title:	Managing Director

By:	/s/ Ben South
Name:	Ben South
Title:	Director

[Signature Page to Toyota Five Year Credit Agreement]

BNP PARIBAS, ACTING THROUGH ITS
SINGAPORE BRANCH,
as Australian Sub-Agent and a Swing Line Agent

By:	/s/ Tan Siew Chin
Name:	Tan Siew Chin
Title:	Authorised Signatory

By:	/s/ Chen Weihui
Name:	Chen Weihui
Title:	Authorised Signatory

[Signature Page to Toyota Five Year Credit Agreement]

CITIBANK, N.A.,
as a Syndication Agent, Swing Line Lender and a Lender

By:	/s/ Susan Olsen
Name:	Susan Olsen
Title:	Vice President

[Signature Page to Toyota Five Year Credit Agreement]

CITIBANK, N.A., CANADIAN BRANCH,
as a Lender

By:	/s/ Niyousha Zarinpour
Name:	Niyousha Zarinpour
Title:	Authorised Signer

[Signature Page to Toyota Five Year Credit Agreement]

CITIBANK, N.A., SYDNEY BRANCH,
as a Swing Line Lender and a Lender

By:	/s/ Alex Allegos
Name:	Alex Allegos
Title:	Managing Director

By:	/s/ Roderick Hill
Name:	Roderick Hill
Title:	Managing Director

[Signature Page to Toyota Five Year Credit Agreement]

BANK OF AMERICA, N.A.,
as a Syndication Agent, Swing Line Lender and a Lender

By:	/s/ Myrna F Green
Name:	Myrna F Green
Title:	Assistant Vice President

[Signature Page to Toyota Five Year Credit Agreement]

BANK OF AMERICA, N.A., CANADA BRANCH,
as a Lender

By:	/s/ Medina Sales de Andrade
Name:	Medina Sales de Andrade
Title:	Vice President

[Signature Page to Toyota Five Year Credit Agreement]

MUFG BANK, LTD,
as a Syndication Agent and as a Lender

By:	/s/ Kohei Omori
Name:	Kohei Omori
Title:	Managing Director

[Signature Page to Toyota Five Year Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Trisha Lesch
Name:	Trisha Lesch
Title:	Executive Director

[Signature Page to Toyota Five Year Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:	/s/ Teruaki Onishi
Name:	Teruaki Onishi
Title:	Executive Director

[Signature Page to Toyota Five Year Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION
as a Lender

By:	/s/ Satoki Inagaki
Name:	Satoki Inagaki
Title:	Managing Director,
Corporate Banking Department 1

By:	/s/ Masaki Matsumoto
Name:	Masaki Matsumoto
Title:	Executive Director
Corporate Banking Department 1

[Signature Page to Toyota Five Year Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION, SYDNEY BRANCH
as a Lender

By:	/s/ Takenori Senoo
Name:	Takenori Senoo
Title:	Managing Director, Japanese and Korean Corporate Banking, Asia Pacific

By:	/s/ Shuji Yamasaki
Name:	Shuji Yamasaki
Title:	Executive Director, Japanese and Korean Corporate Banking, Asia Pacific

[Signature Page to Toyota Five Year Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION, CANADA BRANCH,
as a Lender

By:	/s/ Hirotaka Yamamoto
Name:	Hirotaka Yamamoto
Title:	Executive Director

[Signature Page to Toyota Five Year Credit Agreement]

MIZUHO BANK, LTD.,
as a Lender

By:	/s/ Takeharu Shimura
Name:	Takeharu Shimura
Title:	Managing Director

[Signature Page to Toyota Five Year Credit Agreement]

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Mark Tarnecki
Name:	Mark Tarnecki
Title:	Authorized Signatory

[Signature Page to Toyota Five Year Credit Agreement]

SOCIÉTÉ GENERALE, as a Lender

By:	/s/ Kimberly Metzger
Name:	Kimberly Metzger
Title:	Director

[Signature Page to Toyota Five Year Credit Agreement]

THE HONGKONG AND SHANGHAI
BANKING CORPORATION LIMITED,
as a Lender

By:	/s/ Stephen Norman David Brade
Name:	Stephen Norman David Brade
Title:	Managing Director, Head of Multinationals,
Asia Pacific

[Signature Page to Toyota Five Year Credit Agreement]

BARCLAYS BANK IRELAND PLC,
as a Lender

By:	/s/ Mark Pope
Name:	Mark Pope
Title:	Vice President

[Signature Page to Toyota Five Year Credit Agreement]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH,
as a Lender

By:	/s/ David Perlman
Name:	David Perlman
Title:	Authorized Signatory

[Signature Page to Toyota Five Year Credit Agreement]

THE TORONTO-DOMINION BANK,
as a Lender

By:	/s/ David Perlman
Name:	David Perlman
Title:	Authorized Signatory

[Signature Page to Toyota Five Year Credit Agreement]

THE TORONTO-DOMINION BANK,
as Lending Office for Loans to TFSUK, as a Lender

By:	/s/ Paul Needs
Name:	Paul Needs
Title:	Authorized Signatory

[Signature Page to Toyota Five Year Credit Agreement]

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED,
as a Lender

By:	/s/ Robert Grillo
Name:	Robert Grillo
Title:	Executive Director

[Signature Page to Toyota Five Year Credit Agreement]

BANCO SANTANDER, S.A., NEW YORK BRANCH,
as a Lender

By:	/s/ Andres Barbosa
Name:	Andres Barbosa
Title:	Managing Director

By:	/s/ Rita Walz-Cuccioli
Name:	Rita Walz-Cuccioli
Title:	Executive Director

[Signature Page to Toyota Five Year Credit Agreement]

COMMERZBANK AG, NEW YORK BRANCH,
as a Lender

By:	/s/ Michael Ravelo
Name:	Michael Ravelo
Title:	Managing Director

By:	/s/ Mathew Ward
Name:	Mathew Ward
Title:	Managing Director

[Signature Page to Toyota Five Year Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Jeffrey S. Johnson
Name:	Jeffrey S. Johnson
Title:	Senior Vice President

[Signature Page to Toyota Five Year Credit Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a Lender

By:	/s/ Jill Wong
Name:	Jill Wong
Title:	Director

By:	/s/ Gordon Yip
Name:	Gordon Yip
Title:	Director

[Signature Page to Toyota Five Year Credit Agreement]

MORGAN STANLEY BANK SENIOR
FUNDING INC.,
as a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Vice President

[Signature Page to Toyota Five Year Credit Agreement]

MORGAN STANLEY BANK, N.A.,
as a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

[Signature Page to Toyota Five Year Credit Agreement]

BANK OF MONTREAL,
as a Lender

By:	/s/ Chris Clark
Name:	Chris Clark
Title:	Managing Director

By:	/s/ Sean Gallaway
Name:	Sean Gallaway
Title:	Managing Director

[Signature Page to Toyota Five Year Credit Agreement]

BANK OF MONTREAL, LONDON BRANCH
as a Lender

By:	/s/ Richard Pittam
Name:	Richard Pittam
Title:	Managing Director

By:	/s/ Scott Matthews
Name:	Scott Matthews
Title:	CFO

[Signature Page to Toyota Five Year Credit Agreement]

CANADIAN IMPERIAL BANK OF
COMMERCE,
as a Lender

By:	/s/ Kevin Burnett
Name:	Kevin Burnett
Title:	Director

By:	/s/ Sushant Pathak
Name:	Sushant Pathak
Title:	Executive Director

[Signature Page to Toyota Five Year Credit Agreement]

CANADIAN IMPERIAL BANK OF
COMMERCE, NEW YORK BRANCH,
as a Lender

By:	/s/ Andrew Millane
Name:	Andrew Millane
Title:	Executive Director and Authorized Signatory

By:	/s/ Albert Comas
Name:	Albert Comas
Title:	Director and Authorized Signatory

[Signature Page to Toyota Five Year Credit Agreement]

CANADIAN IMPERIAL BANK OF COMMERCE, LONDON BRANCH,
as a Lender

By:	/s/ Alex Wilson
Name:	Alex Wilson
Title:	Managing Director & Head Corporate Banking Europe

By:	/s/ Mariana Dacheva
Name:	Mariana Dacheva
Title:	Executive Director, Corporate Banking

[Signature Page to Toyota Five Year Credit Agreement]

THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ Melissa Ruha
Name:	Melissa Ruha
Title:	Director

[Signature Page to Toyota Five Year Credit Agreement]

BANCO BILBAO VIZCAYA ARGENTARIA,
S.A. NEW YORK BRANCH,
as a Lender

By:	/s/ Brian Crowley
Name:	Brian Crowley
Title:	Managing Director

By:	/s/ Luis Ruigomez Sanchez
Name:	Luis Ruigomez Sanchez
Title:	Executive Director

[Signature Page to Toyota Five Year Credit Agreement]

THE BANK OF NEW YORK MELLON,
as a Lender

By:	/s/ John Park
Name:	John Park
Title:	Senior Associate

[Signature Page to Toyota Five Year Credit Agreement]

THE NORTHERN TRUST COMPANY,
as a Lender

By:	/s/ Will Hicks
Name:	Will Hicks
Title:	Vice President

[Signature Page to Toyota Five Year Credit Agreement]

BANCO BRADESCO S.A., NEW YORK BRANCH,
as a Lender

By:	/s/ Gabriela Da Silva Vieira
Name:	Gabriela Da Silva Vieira
Title:	Structured Finance Manager

By:	Fernanda Oliveira Demori
Name:	Fernanda Oliveira Demori
Title:	Structured Finance Manager

[Signature Page to Toyota Five Year Credit Agreement]

BANK OF CHINA, NEW YORK BRANCH,
as a Lender

By:	/s/ Raymond Qiao
Name:	Raymond Qiao
Title:	Executive Vice President

[Signature Page to Toyota Five Year Credit Agreement]

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Jody A. Shoup
Name:	Jody A. Shoup
Title:	Vice President

[Signature Page to Toyota Five Year Credit Agreement]

SUMITOMO MITSUI TRUST BANK, LIMITED, NEW YORK BRANCH,
as a Lender

By:	/s/ Keigo Yamaguci
Name:	Keigo Yamaguchi
Title:	Vice President

[Signature Page to Toyota Five Year Credit Agreement]

SCHEDULE 2.1

COMMITMENTS AND PRO RATA SHARES

Lender	Tranche A Commitment (US$)	Tranche B Commitment (US$)	Tranche C Commitment (US$)	Swing Line Commitment for US Dollars, Euro, Sterling and Canadian Dollars (US$)	Swing Line Commitment for Australian Dollars (US$)	Commitment Cap (US$)
BNP Paribas (Tranche B Commitment is held by BNP Paribas, acting through its Canada Branch), DTTP Number: 5/B/255139/DTTP	333,333,333.34	15,000,000.00	55,659,244.45	312,500,000.00	44,433,333.33	333,333,333.34
Citibank, N.A. (Tranche B Commitment is held by Citibank, N.A., Canadian Branch), DTTP Number: 13/C/62301/DTTP	333,333,333.34	15,000,000.00	55,659,244.45	312,500,000.00	44,433,333.33	333,333,333.34
Bank of America, N.A. (Tranche B Commitment is held by Bank of America, Canada Branch), DTTP Number: 13/B/7418/DTTP	333,333,333.34	15,000,000.00	55,659,244.45	312,500,000.00	33,333,333.33	333,333,333.34
MUFG Bank, Ltd., DTTP Number: 43/B/322072/DTTP	333,333,333.34	15,000,000.00	55,659,244.45	-	-	333,333,333.34
JPMorgan Chase Bank, N.A., DTTP Number: 13/M/268710/DTTP	333,333,333.33	15,000,000.00	55,659,244.45	312,500,000.00	44,433,333.34	333,333,333.33
Sumitomo Mitsui Banking Corporation (Tranche B Commitment is held by Sumitomo Mitsui Banking Corporation, Canada Branch	268,333,333.33	8,653,333.33	23,330,222.22	-	-	268,333,333.33

1

Lender	Tranche A Commitment (US$)	Tranche B Commitment (US$)	Tranche C Commitment (US$)	Swing Line Commitment for US Dollars, Euro, Sterling and Canadian Dollars (US$)	Swing Line Commitment for Australian Dollars (US$)	Commitment Cap (US$)
and Tranche C Commitment is held by Sumitomo Mitsui Banking Corporation, Sydney Branch), DTTP Number: 43/S/274647/DTTP
Mizuho Bank, Ltd., DTTP Number: 43/M/274822/DTTP	268,333,333.33	8,653,333.33	23,330,222.22	-	-	268,333,333.33
Royal Bank of Canada, DTTP Number: 3/R70780/DTTP	268,333,333.33	268,333,333.33	23,330,222.22	-	-	268,333,333.33
Societe Generale, DTTP Number: 5/S/70085/DTTP	268,333,333.33	8,653,333.33	23,330,222.22	-	-	268,333,333.33
The Hongkong and Shanghai Banking Corporation Limited, DTTP Number: 99/H/358123/DTTP	268,333,333.33	8,653,333.33	23,330,222.22	-	-	268,333,333.33
Barclays Bank Ireland PLC, DTTP Number: 12/B/306094/DTTP	235,000,000.00	-	23,330,222.22	-	-	235,000,000.00
The Toronto-Dominion Bank, DTTP Number: 3/T/80000/DTTP	235,000,000.00	235,000,000.00	23,330,222.22	-	-	235,000,000.00
Australia and New Zealand Banking Group Limited, DTTP Number: 2/A/204986/DTTP	166,666,666.67	-	166,666,666.67	-	166,666,666.67	166,666,666.67
Banco Santander, S.A., New York Branch, DTTP Number: 9/S/267974/DTTP	166,666,666.67	-	-	-	-	166,666,666.67

2

Lender	Tranche A Commitment (US$)	Tranche B Commitment (US$)	Tranche C Commitment (US$)	Swing Line Commitment for US Dollars, Euro, Sterling and Canadian Dollars (US$)	Swing Line Commitment for Australian Dollars (US$)	Commitment Cap (US$)
Commerzbank AG, New York Branch, DTTP Number: 7/C/25382/DTTP	166,666,666.67	-	-	-	-	166,666,666.67
U.S. Bank National Association, DTTP Number: 13/U/62184/DTTP	166,666,666.66	8,653,333.34	11,665,111.11	-	-	166,666,666.66
Credit Agricole Corporate and Investment Bank, DTTP Number: 005/C/0222082/DTTP	150,000,000	-	11,665,111.10	-	-	150,000,000
Morgan Stanley Senior Funding, Inc., DTTP Number: 13/M/227953/DTTP	89,200,000.00	-	-	-	-	89,200,000.00
Morgan Stanley Bank, N.A., DTTP Number: 13/M/307216/DTTP	60,800,000.00	-	-	-	-	60,800,000.00
Bank of Montreal, DTTP Number: 3/M/270436/DTTP	81,666,666.67	81,666,666.67	-	-	-	81,666,666.67
Canadian Imperial Bank of Commerce/ Canadian Imperial Bank of Commerce, London Branch (Tranche B Commitment is held by Canadian Imperial Bank of Commerce), DTTP Number: N/A	81,666,666.67	81,666,666.67	11,665,111.11	-	-	81,666,666.67
The Bank of Nova Scotia, DTTP Number: 3/T/366714	81,666,666.67	81,666,666.67	11,665,111.11	-	-	81,666,666.67

Banco Bilbao Vizcaya Argentaria, S.A. New York	81,666,666.66	-	-	-	-	81,666,666.66

3

Lender	Tranche A Commitment (US$)	Tranche B Commitment (US$)	Tranche C Commitment (US$)	Swing Line Commitment for US Dollars, Euro, Sterling and Canadian Dollars (US$)	Swing Line Commitment for Australian Dollars (US$)	Commitment Cap (US$)
Branch, DTTP Number: 9/B/75354
The Bank of New York Mellon, DTTP Number: 13/B/357401/DTTP	50,000,000.00	-	-	-	-	50,000,000.00
The Northern Trust Company, DTTP Number: 13/N/60122/DTTP	45,000,000.00	-	-	-	-	45,000,000.00
Banco Bradesco S.A., New York Branch, DTTP Number: N/A	33,333,333.33	-	-	-	-	33,333,333.33
Bank of China, New York Branch, DTTP Number: 23/B/368424/DTTP	33,333,333.33	-	-	-	-	33,333,333.33
Fifth Third Bank, National Association, DTTP Number: 13/F/24267/DTTP	33,333,333.33	-	11,665,111.11	-	-	33,333,333.33
Sumitomo Mitsui Trust Bank, Limited, New York Branch, DTTP Number: 43/S/70935/DTTP	33,333,333.33	-	-	-	-	33,333,333.33
TOTAL:	5,000,000,000.00	866,600,000.00	666,600,000.00	1,250,000,000.00	333,300,000.00	5,000,000,000.00

4

Lender	Pro Rata Share of Tranche A	Pro Rata Share of Tranche B	Pro Rata Share of Tranche C	Pro Rata Share of Commitment Cap
BNP Paribas (Tranche B Commitment is held by BNP Paribas, acting through its Canada Branch)	6.66666667%	1.73076923%	8.35000000%	6.66666667%
Citibank, N.A. (Tranche B Commitment is held by Citibank, N.A., Canadian Branch)	6.66666667%	1.73076923%	8.35000000%	6.66666667%
Bank of America, N.A. (Tranche B Commitment is held by Bank of America, Canada Branch)	6.66666667%	1.73076923%	8.35000000%	6.66666667%
MUFG Bank, Ltd.	6.66666667%	1.73076923%	8.35000000%	6.66666667%
JPMorgan Chase Bank, N.A.	6.66666667%	1.73076923%	8.35000000%	6.66666667%
Sumitomo Mitsui Banking Corporation (Tranche B Commitment is held by Sumitomo Mitsui Banking Corporation, Canada Branch and Tranche C Commitment is held by Sumitomo Mitsui Banking Corporation, Sydney Branch)	5.36666667%	1.00000000%	3.50000000%	5.36666667%
Mizuho Bank, Ltd.	5.36666667%	1.00000000%	3.50000000%	5.36666667%
Royal Bank of Canada	5.36666667%	30.96153846%	3.50000000%	5.36666667%
Societe Generale	5.36666667%	1.00000000%	3.50000000%	5.36666667%
The Hongkong and Shanghai Banking Corporation Limited	5.36666667%	1.00000000%	3.50000000%	5.36666667%
Barclays Bank Ireland PLC	4.70000000%	0.00000000%	3.50000000%	4.70000000%
The Toronto-Dominion Bank	4.70000000%	27.11538462%	3.50000000%	4.70000000%
Australia and New Zealand Banking Group Limited	3.33333333%	0.00000000%	25.00000000%	3.33333333%
Banco Santander, S.A., New York Branch	3.33333333%	0.00000000%	0.00000000%	3.33333333%
Commerzbank AG, New York Branch	3.33333333%	0.00000000%	0.00000000%	3.33333333%
U.S. Bank National Association	3.33333333%	1.00000000%	1.75000000%	3.33333333%
Credit Agricole Corporate and Investment Bank	3.00000000%	0.00000000%	1.75000000%	3.00000000%
Morgan Stanley Senior Funding, Inc.	1.50093333%	0.00000000%	0.00000000%	1.50093333%
Morgan Stanley Bank, N.A.	1.49906667%	0.00000000%	0.00000000%	1.49906667%
Bank of Montreal, Chicago Branch	1.63333333%	9.42307692%	0.00000000%	1.63333333%

5

Lender	Pro Rata Share of Tranche A	Pro Rata Share of Tranche B	Pro Rata Share of Tranche C	Pro Rata Share of Commitment Cap
Canadian Imperial Bank of Commerce/ Canadian Imperial Bank of Commerce, London Branch (Tranche B Commitment is held by Canadian Imperial Bank of Commerce)	1.63333333%	9.42307692%	1.75000000%	1.63333333%
The Bank of Nova Scotia	1.63333333%	9.42307692%	1.75000000%	1.63333333%
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch	1.63333333%	0.00000000%	0.00000000%	1.63333333%
The Bank of New York Mellon	1.00000000%	0.00000000%	0.00000000%	1.00000000%
The Northern Trust Company	0.90000000%	0.00000000%	0.00000000%	0.90000000%
Banco Bradesco S.A., New York Branch	0.66666667%	0.00000000%	0.00000000%	0.66666667%
Bank of China, New York Branch	0.66666667%	0.00000000%	0.00000000%	0.66666667%
Fifth Third Bank, National Association	0.66666667%	0.00000000%	1.75000000%	0.66666667%
Sumitomo Mitsui Trust Bank, Limited, New York Branch	0.66666667%	0.00000000%	0.00000000%	0.66666667%
TOTAL:	100.00000000%	100.00000000%	100.00000000%	100.00000000%

6

EXHIBIT A-1

FORM OF COMMITTED LOAN NOTICE

Date: ____________, ____

To:	BNP Paribas, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Five Year Credit Agreement, dated as of November 17, 2023 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Toyota Motor Credit Corporation, a California corporation, Toyota Motor Finance (Netherlands) B.V., a corporation organized under the laws of the Netherlands, Toyota Financial Services (UK) PLC, a corporation organized under the laws of England, Toyota Credit de Puerto Rico Corp., a corporation organized under the laws of Puerto Rico, Toyota Credit Canada Inc., a corporation organized under the laws of Canada, Toyota Kreditbank GmbH, a corporation organized under the laws of Germany, Toyota Finance Australia Limited, a corporation incorporated under the laws of the Commonwealth of Australia, the Lenders from time to time party thereto, BNP Paribas, as Administrative Agent, Swing Line Agent and Swing Line Lender, BNP Paribas Securities Corp., Citibank, N.A., BofA Securities, Inc., JPMorgan Chase Bank, N.A. and MUFG Bank, Ltd., as Joint Lead Arrangers and Joint Book Managers, Citibank, N.A., Bank of America, N.A. and JPMorgan Chase Bank, N.A. as Swing Line Lenders and Citibank, N.A., Bank of America, N.A., JPMorgan Chase Bank, N.A. and MUFG Bank, Ltd., as Syndication Agents.

The undersigned hereby requests (select one):

☐	A Borrowing of Committed Loans ☐ A conversion or continuation of Loans

1.	On _________________________________ (a Business Day).

2.	In the amount of [US$][CDN$][€][£][A$]__________.

3.	Comprised of _________________________ [Type of Committed Loan requested]

4.	For Term Rate Loans denominated in US$, CDN$ or € or Tranche C Loans: with an Interest Period of ____ months.

5.	Tranche [A][B][C].

[The Committed Borrowing requested herein complies with the proviso to the first sentence of Section 2.1[(b)][(c)]] of the Agreement.]

The undersigned hereby represents and warrants that the conditions set forth in Section 4.2(a) and (b) have been satisfied on and as of the date the Committed Loans are borrowed.

1

[TOYOTA MOTOR CREDIT CORPORATION]
[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.]
[TOYOTA FINANCIAL SERVICES (UK) PLC]
[TOYOTA KREDITBANK GMBH]

[as Borrowers’ Representative for]

[TOYOTA MOTOR CREDIT CORPORATION]
[TOYOTA CREDIT DE PUERTO RICO CORP.]
[TOYOTA CREDIT CANADA INC.]
[TOYOTA FINANCE AUSTRALIA LIMITED]

By:
Name:
Title:

2

EXHIBIT A-2

FORM OF SWING LINE LOAN NOTICE

Date: ____________, ____

To:	BNP Paribas, as Swing Line Agent BNP Paribas, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Five Year Credit Agreement, dated as of November 17, 2023 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Toyota Motor Credit Corporation, a California corporation, Toyota Motor Finance (Netherlands) B.V., a corporation organized under the laws of the Netherlands, Toyota Financial Services (UK) PLC, a corporation organized under the laws of England, Toyota Credit de Puerto Rico Corp., a corporation organized under the laws of Puerto Rico, Toyota Credit Canada Inc., a corporation organized under the laws of Canada, Toyota Kreditbank GmbH, a corporation organized under the laws of Germany, Toyota Finance Australia Limited, a corporation incorporated under the laws of the Commonwealth of Australia, the Lenders from time to time party thereto, BNP Paribas, as Administrative Agent, Swing Line Agent and Swing Line Lender, BNP Paribas Securities Corp., Citibank, N.A., BofA Securities, Inc., JPMorgan Chase Bank, N.A. and MUFG Bank, Ltd., as Joint Lead Arrangers and Joint Book Managers, Citibank, N.A., Bank of America, N.A. and JPMorgan Chase Bank, N.A. as Swing Line Lenders and Citibank, N.A., Bank of America, N.A., JPMorgan Chase Bank, N.A. and MUFG Bank, Ltd., as Syndication Agents.

The undersigned hereby requests a Swing Line Loan:

1.	On _________________________________ (a Business Day).

2.	In the amount of [US$][CDN$][€][£][A$]__________.

3.	[For an Interest Period of _______.][1]

4.	Tranche [A][B][C].

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.16(a) of the Agreement.

The undersigned hereby represents and warrants that the conditions set forth in Section 4.2(a) and (b) have been satisfied on and as of the date the Swing Line Loans are borrowed.

[Signature page follows]

1 For requests of Swing Line Loans denominated in A$.

1

[TOYOTA MOTOR CREDIT CORPORATION]
[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.]
[TOYOTA FINANCIAL SERVICES (UK) PLC]
[TOYOTA KREDITBANK GMBH]

[as Borrowers’ Representative for]

[TOYOTA MOTOR CREDIT CORPORATION]
[TOYOTA CREDIT DE PUERTO RICO CORP.]
[TOYOTA CREDIT CANADA INC.]
[TOYOTA FINANCE AUSTRALIA LIMITED]

By:
Name:
Title:

2

EXHIBIT B

FORM OF NOTE

__________, 20_

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay, without set-off or counterclaim, to _______________________ (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Five Year Credit Agreement, dated as of November 17, 2023 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Toyota Motor Credit Corporation, a California corporation, Toyota Motor Finance (Netherlands) B.V., a corporation organized under the laws of the Netherlands, Toyota Financial Services (UK) PLC, a corporation organized under the laws of England, Toyota Credit de Puerto Rico Corp., a corporation organized under the laws of Puerto Rico, Toyota Credit Canada Inc., a corporation organized under the laws of Canada, Toyota Kreditbank GmbH, a corporation organized under the laws of Germany, Toyota Finance Australia Limited, a corporation incorporated under the laws of the Commonwealth of Australia, the Lenders from time to time party thereto, BNP Paribas, as Administrative Agent, Swing Line Agent and Swing Line Lender, BNP Paribas Securities Corp., Citibank, N.A., BofA Securities, Inc., JPMorgan Chase Bank, N.A. and MUFG Bank, Ltd., as Joint Lead Arrangers and Joint Book Managers, Citibank, N.A., Bank of America, N.A. and JPMorgan Chase Bank, N.A. as Swing Line Lenders and Citibank, N.A., Bank of America, N.A., JPMorgan Chase Bank, N.A. and MUFG Bank, Ltd., as Syndication Agents.

The Borrower promises to pay interest on the unpaid principal amount of each Loan made by the Lender to the Borrower from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency of such Loan in immediately available funds at the Administrative Agent’s Office. If any amount payable by the Borrower hereunder is not paid when due (after giving effect to any applicable grace periods), such amount shall thereafter bear interest at the per annum rate set forth in the Agreement and such interest shall be due and payable on demand.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Any attempted assignment, transfer or participation of this Note in violation of Section 9.7 of the Agreement shall be null and void. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender to the Borrower shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans to the Borrower and payments with respect thereto.

[Signature page follows]

1

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[TOYOTA MOTOR CREDIT CORPORATION] [TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.]
[TOYOTA FINANCIAL SERVICES (UK) PLC] [TOYOTA KREDITBANK GMBH]
[TOYOTA CREDIT DE PUERTO RICO CORP.]
[TOYOTA CREDIT CANADA INC.]
[TOYOTA FINANCE AUSTRALIA LIMITED]

By:
Name:
Title:

2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

3

EXHIBIT C

[Reserved]

1

EXHIBIT D

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at Law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.  Assignor: _________________________________

2.  Assignee: ________________________________ [and is an Affiliate/Approved Fund of [identify Lender]2]

3.  Borrower(s): [Toyota Motor Credit Corporation] [Toyota Motor Finance (Netherlands) B.V.] [Toyota Financial Services (UK) PLC] [Toyota Credit de Puerto Rico Corp.] [Toyota Credit Canada Inc.] [Toyota Kreditbank GmbH] [Toyota Finance Australia Limited]

4.  Administrative Agent: BNP Paribas, as the administrative agent under the Credit Agreement.

2 Select as applicable.

1

5.  Credit Agreement: Five Year Credit Agreement, dated as of November 17, 2023 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Toyota Motor Credit Corporation, a California corporation, Toyota Motor Finance (Netherlands) B.V., a corporation organized under the laws of the Netherlands, Toyota Financial Services (UK) PLC, a corporation organized under the laws of England, Toyota Credit de Puerto Rico Corp., a corporation organized under the laws of Puerto Rico, Toyota Credit Canada Inc., a corporation organized under the laws of Canada, Toyota Kreditbank GmbH, a corporation organized under the laws of Germany, Toyota Finance Australia Limited, a corporation incorporated under the laws of the Commonwealth of Australia, the Lenders from time to time party thereto, BNP Paribas, as Administrative Agent, Swing Line Agent and Swing Line Lender, BNP Paribas Securities Corp., Citibank, N.A., BofA Securities, Inc., JPMorgan Chase Bank, N.A. and MUFG Bank, Ltd., as Joint Lead Arrangers and Joint Book Managers, Citibank, N.A., Bank of America, N.A. and JPMorgan Chase Bank, N.A. as Swing Line Lenders and Citibank, N.A., Bank of America, N.A., JPMorgan Chase Bank, N.A. and MUFG Bank, Ltd., as Syndication Agents.

6.  Assigned Interest:

Facility Assigned: Tranche [A][B][C]	Aggregate Amount of Tranche [A][B][C] Commitment/Loans For All Lenders*	Aggregate Amount of Tranche [A][B][C] Commitment/Loans Assigned*	Percentage Assigned of Tranche [A][B][C] Commitment/Loans[3]	Assignee’s Commitment Cap
Commitment/ Committed Loans being assigned	US$	US$	%	US$

[7. Trade Date: ______]4

[8. UK Tax Confirmation: The Assignee confirms that the person beneficially entitled to interest payable to that Lender in respect of a Loan to TFSUK is either: (i) a company resident in the United Kingdom for United Kingdom tax purposes; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent

3 Set forth, to at least 8 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

4 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

2

establishment which brings into account interest payable in respect of that Loan in computing its chargeable profits (within the meaning given by Section 19 of the UK CTA).]5

[9. HMRC DT Treaty Passport: The Assignee confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number: ______________) and is tax resident in ______________, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Administrative Agent notify TFSUK that it wishes the scheme to apply to the Credit Agreement and that TFSUK should make a DTTP Filing.]6

Effective Date: _______________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

5 Include in this Section 8 if the Borrower is TFSUK and the Assignee comes within (a)(ii) of the definition of UK Qualifying Lender in Section 1.1.

6 This confirmation must be included if the Borrower is TFSUK and the Assignee holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Credit Agreement.

3

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][7] Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
Administrative Agent

By:
Title:

[Consented to:][8]

By:
Title:

7 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

8 To be added only if the consent of the applicable Borrower and/or other parties is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

(Five Year Credit Agreement, dated as of November 17, 2023 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among TOYOTA MOTOR CREDIT CORPORATION, a California corporation, TOYOTA MOTOR FINANCE (NETHERLANDS) B.V., a corporation organized under the laws of the Netherlands, TOYOTA FINANCIAL SERVICES (UK) PLC, a corporation organized under the laws of England, TOYOTA CREDIT DE PUERTO RICO CORP., a corporation organized under the laws of Puerto Rico, TOYOTA CREDIT CANADA INC., a corporation organized under the laws of Canada, TOYOTA KREDITBANK GMBH, a corporation organized under the laws of Germany, TOYOTA FINANCE AUSTRALIA LIMITED, a corporation incorporated under the laws of the Commonwealth of Australia, the Lenders from time to time party thereto, BNP PARIBAS, as Administrative Agent, Swing Line Agent and Swing Line Lender, BNP PARIBAS SECURITIES CORP., CITIBANK, N.A., BOFA SECURITIES, INC., JPMORGAN CHASE BANK, N.A., and MUFG BANK, LTD., as Joint Lead Arrangers and Joint Book Managers, CITIBANK, N.A., BANK OF AMERICA, N.A., and JPMORGAN CHASE BANK, N.A., as Swing Line Lenders, and CITIBANK, N.A., BANK OF AMERICA, N.A., JPMORGAN CHASE BANK, N.A. and MUFG BANK, LTD., as Syndication Agents.)

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1.  Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim created by the Assignor and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower or any of its Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower or any of its Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached hereto is any withholding tax documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.  Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.  General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption; provided that, delivery by electronic mail to any Borrower remains subject to the provisions of Section 9.2(c) of the Credit Agreement. This Assignment and Assumption shall be governed by, and construed in accordance with, the Law of the State of New York.